                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  /x/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Choices Entertainment Corporation
------------------------------------------------------------------------------

               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /   No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
            Not Applicable
            -------------------------------------------------------------------


      (2)  Aggregate number of securities to which transaction applies:
            Not Applicable
            -------------------------------------------------------------------


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            Maximum purchase price of $2,430,000 cash - Rule 0-11(c)(2)
            -------------------------------------------------------------------


      (4)  Proposed maximum aggregate value of transaction:
            $2,430,000
            -------------------------------------------------------------------


      (5)  Total fee paid:
            $486
            -------------------------------------------------------------------


/x/   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
            -------------------------------------------------------------------


      (2)  Form, Schedule or Registration Statement No.:
            -------------------------------------------------------------------


      (3)  Filing Party:
            -------------------------------------------------------------------


      (4)  Date Filed:
            -------------------------------------------------------------------

                        CHOICES ENTERTAINMENT CORPORATION

                  836 W. Trenton Avenue, Morrisville, PA 19067

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 12, 1997

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Choices Entertainment Corporation (the "Company") will be held on Wednesday, March 12, 1997, at 8:30 a.m., local time, at the Company's offices, at 836 W. Trenton Avenue, Morrisville, Pennsylvania, for consideration of and action by the holders of the Company's Common and Series C Preferred Stock upon the following matters:

      1. A proposal to approve the sale, transfer and assignment of substantially all of the Company's assets and business to West Coast Entertainment Corporation, a Delaware corporation ("West Coast"), for cash, as more fully described in the accompanying Proxy Statement, pursuant to an asset purchase agreement between the Company and West Coast, dated December 16, 1996, as amended; and

      2. The transaction of such other business as may properly come before the Special Meeting and any adjournment thereof, and matters incident to the conduct of the Special Meeting.

      The Board of Directors has fixed the close of business on January 24, 1997, as the record date for the determination of holders of Common and Series C Preferred Stock of the Company entitled to notice of, and to vote at, the Special Meeting.

      STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE SPECIAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors



February 11, 1997                   Ronald W. Martignoni
                                    Chief Executive Officer

                        CHOICES ENTERTAINMENT CORPORATION

                  836 W. Trenton Avenue, Morrisville, PA 19067


                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 12, 1997


      This Proxy Statement is furnished and is first being mailed with the accompanying proxy on approximately February 11, 1997, to the stockholders of Choices Entertainment Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at a Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on Wednesday, March 12, 1997, at 8:30 a.m., local time, at the Company's offices, at 836 W. Trenton Avenue, Morrisville, Pennsylvania, and at any adjournment thereof, for the purposes specified in the accompanying Notice.

                                  INTRODUCTION

      This Proxy Statement relates to the proposed sale, transfer and assignment of substantially all of the Company's assets and business to West Coast Entertainment Corporation ("West Coast"), pursuant to an asset purchase agreement (the "Purchase Agreement") between the Company and West Coast, dated December 16, 1996, as amended (the "West Coast Transaction").

      Under the terms of the Purchase Agreement, the Company is to be paid a purchase price in cash of $2,430,000, subject to possible downward adjustment, based upon net operating cash flow for 1996, as defined in the Purchase Agreement. For a definition of net operating cash flow, see "PURCHASE AGREEMENT--Purchase Price Adjustment." The purchase price was determined through arm's-length negotiation between the Company and West Coast.

      The Purchase Agreement provides that $243,000 of the purchase price shall be held by West Coast as escrow agent in an interest-bearing escrow account for a period of two years, to be used to satisfy certain indemnity obligations of the Company, if any, to West Coast.

      Consummation of the West Coast Transaction is contingent upon a number of conditions, the satisfaction of which cannot be assured, including, among others, obtaining of all necessary consents, West Coast obtaining financing in an amount sufficient to enable it to consummate the West Coast Transaction and certain additional acquisitions, and approval of the West Coast Transaction by the Company's stockholders.

      The Company has also agreed to pay to West Coast a break-up fee of $100,000 if the Company's stockholders for any reason fail to approve the sale of the assets and business of the Company to West Coast, or the directors of the Company, whether or not in the exercise of their fiduciary or other legal duties, have failed to approve or recommend, or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation of, the Purchase Agreement.

      If an event occurs which entitles West Coast to receive the break-up fee, West Coast has been granted an option in the Purchase Agreement to purchase all of the Company's assets relating to the Company's retail video store located in Newtown, Pennsylvania (the "Newtown Store") for the purchase price of $250,000 payable in cash.

      In connection with entering into of the Purchase Agreement, West Coast also loaned the Company $150,000, evidenced by a 12% promissory note, which is required to be paid at the closing of the West Coast Transaction or, if applicable, at the closing of the sale of the assets of the Newtown Store or, in any event, on demand at any time from and after April 30, 1997. The note is secured by a security interest in all of the assets of the Newtown Store. The proceeds of the note were used to pay certain operating costs previously incurred.

      For a more complete description of the terms of the West Coast Transaction, see "THE WEST COAST TRANSACTION" and "PURCHASE AGREEMENT."

                                TABLE OF CONTENTS

                                                                          Page

      INTRODUCTION.........................................................  1

      THE SPECIAL MEETING..................................................  5
            Purpose of Special Meeting.....................................  5
            Voting and Revocation of Proxies...............................  5
            Solicitation of Proxies........................................  6
            Record Date; Shares Entitled to Vote...........................  6
            Quorum; Votes Required; Effect of Abstentions and Non-
            Votes..........................................................  6

      THE WEST COAST TRANSACTION...........................................  7
            Background and Reasons for the West Coast Transaction..........  7
            General Description of the West Coast Transaction..............  9
            The Conduct of the Company Following Consummation of the
              West Coast Transaction....................................... 11
            Risks Associated With Consummation of the West Coast
              Transaction.................................................. 13
            Status of Company Should the West Coast Transaction Not
            Be Approved.................................................... 17
            Closing........................................................ 18
            Accounting Treatment........................................... 18
            Income Tax Consequences of the West Coast Transaction.......... 19
            Regulatory Requirements........................................ 19
            Appraisal Rights............................................... 19
            Effect of the Approval of the West Coast Transaction on
              the Company's Stockholders................................... 19

      PURCHASE AGREEMENT................................................... 19
            The Sale Transaction........................................... 20
            Purchase Price Adjustment...................................... 20
            The Escrow Agreement........................................... 21
            Specified Liabilities Assumed by West Coast.................... 22
            Representations and Warranties................................. 22
            Certain Covenants.............................................. 23
            Exclusivity.................................................... 24
            Expenses, Break-Up Fee, Liquidated Damages..................... 25
            Option to Purchase Newtown Store............................... 26
            West Coast Loan................................................ 26
            Indemnification Provisions..................................... 27
            Post-Closing Agreements........................................ 28
            Conditions to the Transaction.................................. 29
            Financing Contingency of West Coast............................ 30
            Termination of the Purchase Agreement.......................... 30

      CERTAIN INFORMATION CONCERNING WEST COAST............................ 31

      PRO FORMA FINANCIAL INFORMATION...................................... 31

      INFORMATION CONCERNING THE COMPANY................................... 36
            Description of Business........................................ 36
            Description of Property........................................ 39
            Legal Proceedings.............................................. 39

      MARKET FOR COMMON EQUITY STOCK AND RELATED STOCKHOLDER
      MATTERS.............................................................. 42

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS.................................. 43
            Financial Condition, Liquidity and Capital Resources........... 44
            Capital Expenditures, Material Changes in Financial
            Condition and Material Changes in Results of
            Operations:.................................................... 46

      SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
      MANAGEMENT........................................................... 55

      OTHER MATTERS........................................................ 58

      STOCKHOLDER PROPOSALS................................................ 58

      INDEX TO FINANCIAL STATEMENTS........................................F-1

      EXHIBIT A - ASSET PURCHASE AGREEMENT (AS AMENDED)....................A-1

      EXHIBIT B - FORM OF ESCROW AGREEMENT.................................B-1

      EXHIBIT C - SECURED PROMISSORY NOTE..................................C-1

      EXHIBIT D - SECURITY AGREEMENT.......................................D-1

                               THE SPECIAL MEETING

Purpose of Special Meeting

      At the Special Meeting, holders of record as of the close of business on January 24, 1997 (the "Record Date") of the Company's Common and Series C Preferred Stock ("Preferred Stock") will, to the extent and as described more fully herein, consider and vote upon:

      1. A proposal to approve the sale, transfer and assignment of substantially all of the Company's assets and business to West Coast Entertainment Corporation, a Delaware corporation, for cash, as more fully described in the accompanying Proxy Statement, pursuant to an asset purchase agreement between the Company and West Coast, dated December 16, 1996, as amended; and

      2. The transaction of such other business as may properly come before the Special Meeting and any adjournment thereof, and matters incident to the conduct of the Special Meeting.

Voting and Revocation of Proxies

      Stockholders of record as of the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Special Meeting. Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Company or attendance at the Special Meeting and voting in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) for the proposal to approve the sale, transfer and assignment of substantially all of the Company's assets and business to West Coast; and (ii) in their discretion, on such other business as may properly come before the Special Meeting and any adjournment thereof, and matters incident to the conduct of the Special Meeting.

      The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Special Meeting:
(i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Special Meeting; (ii) approval of the minutes of a prior meeting of stockholders if such approval does not amount to ratification of the action taken at that meeting; and (iii) matters incident to the conduct of the Special Meeting. In connection with such matters, the persons named on the enclosed proxy card will vote in accordance with their best judgment.

Solicitation of Proxies

      As proxies for the Special Meeting are being solicited by and on behalf of the Company's Board of Directors, the costs of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Company may furnish stockholders in connection with the Special Meeting, will be borne by the Company. In addition to the use of the mails, certain directors, officers and employees of the Company may solicit proxies personally, by telephone or by telecopier. Such directors, officers and employees will not be specifically compensated for such services but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, the Company has engaged Shareholder Communications Corporation to assist in the solicitation of proxies for the Special Meeting for a fee of $6,500 plus reimbursement of out-of-pocket expenses, estimated to be $3,500. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and upon request therefor, the Company will reimburse them for their reasonable forwarding expenses.

Record Date; Shares Entitled to Vote

      The Board of Directors has fixed the close of business on January 24, 1997, as the Record Date for the determination of stockholders entitled to receive notice and to vote at the Special Meeting. Only stockholders of record as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. On that date, the outstanding voting securities of the Company consisted of 22,004,395 shares of Common Stock, and 37.4 shares of Preferred Stock. Each share of Common Stock is entitled to one vote on all matters presented to the Special Meeting. Each share of Preferred Stock is entitled to vote on all matters submitted to a vote of the Company's stockholders together with the Common Stock and not as a separate class, unless otherwise required by law, with each share of Preferred Stock entitled to 40,000 votes. In voting together with the Common Stock, the outstanding Preferred Stock has 1,496,000 votes. The combined number of votes attributable to the outstanding shares of the Company's Common Stock and Preferred Stock, at January 24, 1997, was 23,500,395.

Quorum; Votes Required; Effect of Abstentions and Non-Votes

      The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum. Broker non-votes (which occur when brokers holding shares as nominees for their customers do not have authority to vote on a matter absent specific instructions from the beneficial owners of the shares) and abstentions all count for the purpose of determining a quorum. The affirmative vote of the holders of at least a majority of the combined number of votes attributable to the outstanding shares of the Company's Common and Preferred Stock entitled to vote thereon is required for the adoption of the proposal to approve the sale, transfer and assignment of substantially all of the Company's assets and business to West Coast. Abstentions and broker non-votes will be included for purposes of determining whether the sale, transfer and assignment of substantially all of the Company's assets and business to West Coast has been approved and will have the effect of "no" votes.

                           THE WEST COAST TRANSACTION

      The following is a brief summary of certain aspects of the West Coast Transaction. This summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, and the form of escrow agreement (the "Escrow Agreement") to be delivered thereunder, copies of which are attached to this Proxy Statement as Exhibits A and B, respectively, and incorporated herein by reference. See the "PURCHASE AGREEMENT."

Background and Reasons for the West Coast Transaction

      The Company is and for years has been operating in a severely distressed financial condition. The Company's Board of Directors has concluded since approximately 1992 that the Company needed to acquire or establish additional stores if it were to achieve the economies of scale necessary for it to be profitable. However, because of its severely distressed financial condition, the Company did not have sufficient revenues from operations to enable it to expand. As a consequence, in 1992 the Company's Board of Directors adopted a plan to reduce costs, to negotiate favorable settlements with vendors and creditors, and to seek to expand through possible mergers or acquisitions. Thereafter, the Company explored a possible merger with one or more companies, none of which were successfully consummated. During this period it was generally known throughout the industry and disclosed in the Company's public reports that the Company was actively seeking to make acquisitions or effect a merger. Most recently, this included an acquisition program in connection with a possible merger (the "JD Merger") with JD Store Equipment, Inc. ("JD Store Equipment"), which was terminated by JD Store Equipment in September, 1995.

      The JD Merger was to involve the merger of a newly-formed subsidiary of the Company with and into JD Store Equipment, with JD Store Equipment to be the surviving corporation and, upon consummation of the JD Merger, a wholly-owned subsidiary of the Company. Upon the merger, the shareholders of JD Store Equipment were to have received convertible preferred stock of the Company, expected to be convertible into a total of 25,873,906 shares of the Company's Common Stock upon stockholder approval of an increase in the number of authorized shares of Common Stock of the Company, and approximately $1,111,000 in cash. The closing was contingent, among other things, on a concurrent acquisition of another company. In September, 1995, JD Store Equipment advised the Company that it was terminating the JD Merger agreement pursuant to the terms of that agreement because of its inability to obtain shareholder approval of the JD Merger, as contemplated under the JD Merger agreement. In connection with the termination of the JD Merger, no amounts were paid to or stock issued to JD Store Equipment by the Company. Throughout this period, the Company's financial condition continued to deteriorate.

      As a result of its inability successfully to conclude a merger, and following conclusion of its acquisition program in connection with the termination of the JD Merger in September, 1995, the Company also began to explore the possibility of selling its video stores. This has involved discussions with a number of video chains, including West Coast. Since termination of the JD Merger, the Company's financial condition and its ability to compete have continued to deteriorate, and as of September 30, 1996, the Company had a net working capital deficiency of approximately $1,595,000. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION."

      Other than its discussions with West Coast, since the summer of 1996, no other company has expressed any interest in acquiring the Company's assets or business. The Company believes this has been due in part to the litigation associated with the attempt of the Shareholder's Committee to gain control of the Company's Board of Directors. See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings."

      The Company's Board of Directors concluded, as a result of the Company's inability to raise capital or locate a merger candidate or purchaser of its assets, that the Company's only alternatives were to sell its assets as part of a transaction with West Coast or, if, as expected, the Company's financial condition continues to deteriorate, ultimately be forced to seek protection under the bankruptcy laws. Because the decision to file for bankruptcy is likely to be based upon the actions of third parties, primarily the landlords for the Company's stores and certain major creditors of the Company, it is not possible to predict at what point the Company would be forced to do so. However, because the Board of Directors expects that the Company's financial condition will continue to deteriorate, the Board of Directors does not believe that a transaction more favorable than the West Coast Transaction will be available to the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION;" "INFORMATION CONCERNING THE COMPANY--Legal Proceedings;" "THE WEST COAST TRANSACTION--Risk Associated with Consummation of the West Coast Transaction, Certain Unsatisfied Debts and Liabilities." In the event that the Company is forced to file for bankruptcy, the Company's ability to conduct its business would likely be severely hampered and it is unlikely that the stockholders would receive any value. For this reason, the Board of Directors believes that voluntarily seeking protection under the bankruptcy laws is not as favorable to the Company's stockholders as the West Coast Transaction.

      The Board of Directors of the Company believes that the West Coast Transaction is in the best interest of the Company and its stockholders.

General Description of the West Coast Transaction

      In September, 1996, Ronald W. Martignoni, Chief Executive Officer of the Company, contacted Richard Kelly, Chief Financial Officer of West Coast, concerning a possible sale of the Company's assets and business to West Coast. Pursuant to negotiations between Mr. Martignoni and Mr. Kelly, a non-binding letter of intent was signed on November 8, 1996, providing for the purchase by West Coast of the assets and business of the Company for an aggregate purchase price of $2.7 million, subject to possible downward adjustment, based upon net operating cash flow for 1996. The purchase price was to consist of $1.2 million in cash and $1.5 million in common stock of West Coast, of which stock 40% could not be resold for one year and the remaining 60% could not be resold for eighteen months. Any downward adjustment in the purchase price was to be applied against the cash portion of the purchase price. On November 17, 1996, the terms of the letter of intent were approved by the Company's Board of Directors which authorized Mr. Martignoni to proceed with negotiation of the terms of a definitive purchase agreement.

      During negotiations of a definitive purchase agreement, it was determined to restructure the transaction as an all cash deal, with a 10% reduction in the purchase price from $2.7 million to $2.43 million. On December 13, 1996, the Board of Directors approved the restructuring of the transaction as an all cash deal. On December 16, 1996, the Board of Directors approved the terms and conditions of the Purchase Agreement which then was signed on that date. On December 27, 1996, the Company's current Board of Directors ratified the West Coast Transaction. No appraisals of the Company's properties have been made and no fairness opinion has been received in connection with the West Coast Transaction.

      The Purchase Agreement provides that as consideration for the sale of substantially all of the Company's assets and business, West Coast shall pay the Company $2,430,000 in cash, subject to a downward adjustment if net operating cash flow for the year ended December 31, 1996, is less than $700,000, and assume the Company's future obligations arising after closing under its store leases and certain related minor service agreements. The purchase price was determined through arm's-length negotiation between the Company and West Coast.

      The Board of Directors does not intend to notify the stockholders or to re-solicit approval of the West Coast Transaction by the stockholders in the event of a downward adjustment in the purchase price. The Company does not expect that its audited financial statements for 1996 will be available prior to the date of the Special Meeting. However, the Company does not anticipate that a downward adjustment, if any, would exceed $150,000, although no assurance can be given that a downward adjustment would not exceed that amount.

      The Purchase Agreement also provides for $243,000 of the purchase price to be delivered into an interest-bearing escrow account as security for certain indemnity obligations of the Company and disbursed to the Company two years following the Closing Date, to the extent no claim is made by West Coast against such funds pursuant to an escrow agreement to be executed at closing.

      Consummation of the West Coast Transaction is contingent upon a number of conditions, the satisfaction of which cannot be assured, including, among others, obtaining of all necessary consents, West Coast obtaining financing in an amount sufficient to enable it to consummate the West Coast Transaction and certain additional acquisitions, and approval of the West Coast Transaction by the Company's stockholders.

      The Company has also agreed to pay to West Coast a break-up fee of $100,000 if the Company's stockholders for any reason fail to approve the sale of the assets and business of the Company to West Coast, or the directors of the Company, whether or not in the exercise of their fiduciary or other legal duties, have failed to approve or recommend, or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation of, the Purchase Agreement.

      If an event occurs which entitles West Coast to receive the break-up fee, West Coast has been granted an option in the Purchase Agreement to purchase all of the Company's assets relating to the Company's Newtown Store for the purchase price of $250,000 payable in cash.

      The Company is not entitled to receive any break-up fee or liquidated damages if West Coast is unable to obtain the financing necessary to consummate the West Coast Transaction.

      In connection with entering into of the Purchase Agreement, West Coast also loaned the Company $150,000, evidenced by a 12% promissory note, which is required to be paid at the closing of the West Coast Transaction or, if applicable, at the closing of the sale of the assets of the Newtown Store or, in any event, on demand at any time from and after April 30, 1997. The note is secured by a security interest in all of the assets of the Newtown Store. The proceeds of the note were used to pay certain operating costs previously incurred.

      For a more complete description of the terms of the West Coast Transaction, see "PURCHASE AGREEMENT." For a description of the status of the Company should the West Coast Transaction not be successfully consummated, see "THE WEST COAST TRANSACTION--Status of Company Should the West Coast Transaction Not Be Approved."

The Conduct of the Company Following Consummation of the West Coast
Transaction

      If the West Coast Transaction is approved by the stockholders and is successfully consummated, as to which no assurance can be given, the Company will use a portion of the proceeds from the sale to pay certain (but not all) existing debts of approximately $1.4 million, as of September 30, 1996 (which are presently estimated to be approximately $1.47 million, which amount includes the $150,000 12% promissory note issued to West Coast (see "PURCHASE AGREEMENT--West Coast Loan")). However, this amount does not include certain liabilities of the Company, which if paid, and certain claims against the Company which, if successfully asserted, could result in there being no cash proceeds with which to seek further business opportunities or to make any cash distribution to stockholders of the Company. For a more complete description of the liabilities and claims referred to above, see "THE WEST COAST TRANSACTION--Risks Associated With Consummation of the West Coast Transaction." Additionally, the Company will also be required to pay related transaction expenses and taxes associated with the West Coast Transaction, estimated to be $70,000, and should the Company's financial condition continue to deteriorate, further working capital requirements for the use of cash may arise. For a discussion of anticipated cash proceeds available to the Company following consummation of the West Coast Transaction, see "THE WEST COAST TRANSACTION--Accounting Treatment." Also see "PRO FORMA FINANCIAL INFORMATION;" "INFORMATION CONCERNING THE COMPANY--Legal Proceedings;" "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

THE FOLLOWING DISCUSSION ASSUMES THAT SUFFICIENT CASH PROCEEDS ARE AVAILABLE FROM THE WEST COAST TRANSACTION.

      Assuming that sufficient cash proceeds remain following the closing of the West Coast Transaction, as to which no assurance can be given, the Company's Board of Directors will consider various alternatives including (without limitation) seeking and considering other business opportunities that may be presented to the Company or making a partial distribution of the net cash proceeds to the Company's stockholders.

      Upon closing of the West Coast Transaction, the Company will invest available net cash proceeds (after payment of certain existing debts) in certificates of deposit, short-term obligations of the United States government, or other suitable short-term investments. At the present time the Company does not intend to become an investment company under the Investment Company Act of 1940 and, therefore, may be limited in the temporary investments that it can make with the net proceeds from the West Coast Transaction.

THE BOARD HAS MADE NO DETERMINATION WHETHER TO PURSUE ANY OR A COMBINATION OF THE FOREGOING POSSIBLE COURSES. THE COMPANY AND ITS BOARD OF DIRECTORS HAVE CONCENTRATED ON COMPLETING THE WEST COAST TRANSACTION, AND WILL CONSIDER FUTURE ALTERNATIVES FOLLOWING THE COMPLETION OF THE WEST COAST TRANSACTION (IF CONSUMMATED). TO THE EXTENT ANY MATTER MUST BE SUBMITTED TO STOCKHOLDERS FOR APPROVAL IN CONNECTION WITH ANY FUTURE ACTION, IT WILL BE SUBMITTED TO THE STOCKHOLDERS AT ANOTHER MEETING, AND NOT AT THIS SPECIAL MEETING.

      Following the completion of the West Coast Transaction, as to which no assurance can be given, the Company will be a public company with certain liquid assets. See "PRO FORMA FINANCIAL INFORMATION." The Board of Directors believes that the Company may be attractive to businesses that may be in need of a public stockholder base or additional capital, or both. Such a transaction would possibly give the stockholders of the Company an interest in a related or new line of business and the opportunity to grow with the business combination, however, there is no assurance that such a transaction will take place.

      The Company anticipates that the selection of a business opportunity will be a complex process and will involve a number of risks. The Company anticipates that business opportunities will be brought to its attention from various sources, including its officers and directors, its stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

      The Company's Board of Directors has the authority to effect certain business combinations without submitting the proposal to the stockholders for their consideration. In some instances, however, a proposed participation in a business opportunity will be required by law to be submitted to the stockholders for their consideration. In that event, a stockholder vote will be solicited in accordance with the applicable rules and regulations of the Securities and Exchange Commission and state law.

           THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE WEST COAST
             TRANSACTION AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                     APPROVAL OF THE WEST COAST TRANSACTION

Risks Associated With Consummation of the West Coast Transaction

      Stockholders of the Company should consider the following risk factors in determining whether to vote for approval of the West Coast Transaction.

      No Remaining Business Operations. Upon consummation of the West Coast Transaction, the Company will be left with no business operations. The Company's future will be totally dependent upon the Company's ability to locate and acquire another business opportunity. There is no assurance that the Company will be able to do so, or if successful, that any newly-acquired business will operate profitably.

      Possible Loss of All or Part of Escrowed Funds. The Company may lose part or all of the $243,000 portion of the purchase price to be escrowed at Closing if West Coast makes claims against the escrowed funds within two years after the Closing Date. See "PURCHASE AGREEMENT--The Escrow Agreement."

      Downward Adjustment of Purchase Price. The amount of cash to be received from West Coast will not be certain until after the completion of the Company's audited financial statements for the fiscal year ended December 31, 1996, which are not expected to be completed until on or shortly before March 31, 1997, following the holding of the Special Meeting. The actual amount of cash to be obtained in the West Coast Transaction is not certain because the purchase price is subject to possible downward adjustment depending upon the level of net operating cash flow for the fiscal year ended December 31, 1996. See "PURCHASE AGREEMENT--Purchase Price Adjustment." To the extent the Company receives less cash than the $2.43 million contemplated by the Purchase Agreement, it will have less money available, after the satisfaction of certain debt, with which to seek further business opportunities or to make a distribution to stockholders. For a discussion of the possible adjustment to the purchase price, see "THE WEST COAST TRANSACTION--General Description of the West Coast Transaction."

      Limitation on Net Operating Loss Carry-Forward. The Company expects that its net operating loss carry-forward at Closing will exceed the amount of, and be available to offset, the pre-tax gain on the West Coast Transaction. However, the Company's ability to utilize its net operating loss carry-forward could be limited by Section 382 of the Internal Revenue Code. See "THE WEST COAST TRANSACTION--Income Tax Consequences of the West Coast Transaction."

      Certain Unsatisfied Debts and Liabilities. The Company intends to use a substantial portion of the cash proceeds of the West Coast Transaction to reduce a portion of its total debt of approximately $1.4 million, as of September 30, 1996 (which is presently estimated to be approximately $1.47 million), exclusive of $680,000 (plus accrued interest) owing on its 5% promissory notes (see discussion below), and indebtedness of $353,000 for professional fees billed in connection with its now discontinued acquisition program (see discussion below). See also "PRO FORMA FINANCIAL INFORMATION" and "THE WEST COAST TRANSACTION--Accounting Treatment." Since September 30, 1996, the Company has incurred and continues to incur additional costs in the operation of its business, in defending litigation and in connection with the West Coast Transaction.

      5% Promissory Notes. The Company's 5% promissory notes in the principal amount of $680,000, provide, by their terms, that the sole remedy of the holders thereof upon default is to convert the principal and all accrued interest owing on such notes into shares of Preferred Stock (valued at $.25 per share of Common Stock). The 5% promissory notes are not presently in default in the payment of principal or interest. However, the Board of Directors does not presently intend to make any payment on such notes, leaving the holders thereof with the sole remedy of converting such notes into Preferred Stock. In such event, at maturity, in August, 1997, such notes (with accrued interest) will become convertible into approximately 71.4 shares of Preferred Stock, which, in turn, would be convertible into approximately 2,856,000 shares of Common Stock. The 5% promissory notes are not presently convertible.

      Professional Fees. The Company incurred substantial professional fees for legal and accounting services in connection with its now discontinued acquisition program. Approximately $353,000 remains billed but unpaid in that connection by a law firm, retained in connection with the Company's acquisition program. Previously, on December 6, 1994, JD Store Equipment agreed that, in the event the JD Merger was not consummated, JD Store Equipment would pay to the Company legal fees billed to the Company by the above law firm. That law firm resigned as counsel to the Company shortly after JD Store Equipment notified the Company that it was terminating the JD Merger. Subsequently, the Company has made a demand for payment upon JD Store Equipment for all fees and disbursements in the amount of $793,281 billed to it by the law firm, of which $439,482 has to date been paid by the Company. To avoid the uncertainties associated with litigation and with collecting any judgment that may be obtained, the Company is attempting to reach a settlement with JD Store Equipment, pursuant to which, among other things, JD Store Equipment will assume any obligation of the Company for the above professional fees which have been billed but not paid to such firm and will reimburse the Company for certain related fees paid by the Company to its auditors, and the Company will release JD Store Equipment from any obligation to pay the $793,281 of legal fees billed to the Company. As part of such settlement, the Company would be released by the law firm. There is no assurance that any such settlement will be concluded. In the event that such a settlement is not concluded, the Company may be required to utilize a substantial portion of the proceeds of the West Coast Transaction for settling any obligation it may have for these professional fees, and may not have sufficient funds to seek a new business opportunity or to make any distribution to stockholders. Furthermore, should litigation ensue concerning these professional fees, and should the Company make a claim against JD Store Equipment, the Company's ability to seek further business opportunities may be severely impacted even though the Company may ultimately prevail.

      Certain Litigation. The Company is involved in certain litigation which could reduce or eliminate available cash proceeds from the West Coast Transaction and could severely impact or foreclose the Company's ability to seek further business opportunities or to make a distribution to stockholders, even though the Company may ultimately prevail.

      Shareholder Litigation. The Company has recently been involved in certain legal proceedings brought by certain stockholders of the Company (the "Shareholder Committee") concerning control of the Company's Board of Directors. See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings." The claims involved in these proceedings resulted in the entering of an order by the Delaware Court of Chancery concerning the holding of an annual meeting and imposing restrictions on certain corporate activities pending the holding of the annual meeting. The annual meeting was held, in accordance with the order, on December 20, 1996, at which a new Board of Directors was elected consisting of: Joseph DeSaye, Ronald W. Martignoni and Fred E. Portner. Mr. Portner was nominated at the annual meeting upon the withdrawal, without prior notice, on the day of the meeting, of Ralph V. Esposito, one of the Company's nominees. The new Board has unanimously ratified the West Coast Transaction. Following the holding of the annual meeting on December 20, 1996, certain stockholders, including certain members of the Shareholder Committee, dissatisfied with the results of the election, have continued discussions with the Company concerning the composition of the Board. One member of the Shareholder Committee, Carl Shaifer, has threatened to commence a new proxy fight and file certain lawsuits, regarding certain prior investments, if either Mr. Martignoni or Mr. Portner does not resign as director and a director acceptable to him is not appointed to the Board. Should such a proxy fight or litigation be instituted, the Company's ability to close the West Coast Transaction could be severely impacted. Moreover, Mr. Shaifer holds $230,000 of the $680,000 principal amount of the Company's 5% promissory notes discussed above, which the Board of Directors does not presently intend to repay, and together with certain members of the Shareholder Committee holds $610,000 of the $680,000 principal amount of such notes. If a new Board of Directors were to determine to repay such notes, it is unlikely that the Company would have sufficient funds to seek a new business opportunity and the Company's ability to make a distribution to stockholders would be severely impacted. See Certain Unsatisfied Debts and Liabilities above.

      Gibbs Litigation. The Company is the subject of a lawsuit filed in the Superior Court of California by certain individuals who allegedly purchased or purchased and sold securities of the Company, entitled Gary N. Gibbs et al. v. Choices Entertainment Corporation et al., seeking monetary damages in the amount of $303,470, plus attorneys fees and other relief. See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings." The Company intends to contest the lawsuit vigorously. However, there is no assurance that it will prevail or reach a satisfactory settlement, in which event the Company's ability to seek further business opportunities or make a distribution to its stockholders could be severely impacted. Moreover, the costs of legal fees in contesting this claim may be substantial even if the Company prevails.

      Safe Harbor Disclosure: Forward-Looking Statements and Associated Risks. This Proxy Statement contains forward-looking statements with respect to, among other things, plans, future events and future performance of the Company. The factors identified under "THE WEST COAST TRANSACTION--Risks Associated with Consummation of the West Coast Transaction," are important factors (but not necessarily all important factors) that could cause actual results or future events to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Company cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company expresses an expectation or belief as to plans or future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect" and "anticipate" and similar expressions identify forward-looking statements. The portions of this Proxy Statement which contain forward-looking statements generally include cross-references to "THE WEST COAST TRANSACTION--Risks Associated with Consummation of the West Coast Transaction." See also the information contained under the captions "THE WEST COAST TRANSACTION," "PRO FORMA FINANCIAL INFORMATION," "INFORMATION CONCERNING THE COMPANY" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

Status of Company Should the West Coast Transaction Not Be Approved

      If the West Coast Transaction is not approved by the Company's stockholders, and if, as expected, the Company's financial condition continues to deteriorate, the Company's Board of Directors believes that the Company will ultimately be forced to seek protection under the bankruptcy laws, due to its severely distressed financial condition. Because the decision to file for bankruptcy is likely to be based upon the actions of third parties, primarily the landlords for the Company's stores and certain major creditors of the Company, it is not possible to predict at what point the Company would be forced to do so. Moreover, because the Company's Board of Directors expects that the Company's financial condition will continue to deteriorate, the Company's Board of Directors does not believe that a transaction more favorable than the West Coast Transaction will be available to the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION;" "INFORMATION CONCERNING THE COMPANY--Legal Proceedings;" "THE WEST COAST TRANSACTION--Risk Associated with Consummation of the West Coast Transaction, Certain Unsatisfied Debts and Liabilities." In the event the Company is forced to file for bankruptcy, the Company's ability to conduct its business would likely be severely hampered and it is unlikely that the stockholders would receive any value.

      Furthermore, in the event the Company's stockholders fail to approve the West Coast Transaction, the Purchase Agreement also provides as follows:

      The Company has agreed to pay to West Coast the sum of $100,000 if the Company's stockholders for any reason fail to approve the West Coast Transaction on or before the Closing Date (as defined below), or the directors of the Company, whether or not in the exercise of their fiduciary or other legal duties, on or before the Closing Date have failed to approve or recommend, or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation of, the Purchase Agreement or the terms thereof.

      If an event occurs which entitles West Coast to receive the break-up fee, West Coast has been granted an option in the Purchase Agreement to purchase the Company's Newtown Store for a purchase price of $250,000 payable in cash. West Coast has the further option to pay the purchase price for the Newtown Store by
(i) cancellation of the outstanding amount of the Buyer Loan (described below), and (ii) cancellation of the Company's obligation to pay the break-up fee.

      The Newtown Store is the Company's most profitable and valuable store and it is expected that West Coast will exercise the option to acquire the Newtown Store if the option becomes exercisable. The Company has been unable to operate profitably with the Newtown Store as part of its business and does not expect that it would be able to continue operations for very long if West Coast were to exercise its option to acquire the Newtown Store, which would not result in any cash proceeds to the Company.

      In connection with entering into the Purchase Agreement, West Coast loaned the Company $150,000 (the "Buyer Loan"). The Buyer Loan is evidenced by a 12% promissory note (the "Note"), which is required to be paid at closing of the West Coast Transaction or, if applicable, at the closing of the sale of the Newtown Store. The Note is in any event payable on demand at any time from and after the April 30, 1997. The Note is secured by a security interest in all of the assets of the Newtown Store. The proceeds of the Note were used to pay certain operating costs previously incurred.

Closing

      The closing (the "Closing") of the transactions contemplated by the Purchase Agreement will take place on a date (the "Closing Date") to be specified by West Coast, which shall be on or after March 12, 1997, but no later than the earlier to occur of thirty days after the closing of the West Coast Offering (as defined below under "PURCHASE AGREEMENT--Financing Contingency") and April 30, 1997, or at such other time as the Company and West Coast agree. The transfer of the assets and business of the Company to West Coast shall be deemed to occur at 9:00 a.m., E.S.T., on the date of Closing.

Accounting Treatment

      The sale of the assets included in the West Coast Transaction will be accounted for as a sale of certain assets. Assuming a cash purchase price of $2.43 million, the Company expects to recognize a gain on the sale of approximately $1.04 million, which represents the difference between the anticipated cash proceeds of $2.43 million (assuming no downward adjustment) and the book value of the assets being sold to West Coast. However, the amount of cash estimated to be available to the Company would be approximately $910,000, after the payment of certain (but not all) liabilities of the Company of approximately $1.47 million, and the payment of related transaction expenses and taxes, estimated to be $70,000. The amount available could also be reduced by certain other liabilities and claims (see "APPROVAL OF THE WEST COAST TRANSACTION--Risks Associated With Consummation of the West Coast Transaction, Certain Unsatisfied Debts and Liabilities and Certain Litigation"), as well as by possible working capital needs should the Company's financial condition continue to deteriorate. Of the $910,000, the amount of $243,000 will be escrowed pursuant to the terms of the Purchase Agreement, leaving approximately $667,000 of cash immediately available following closing, and $243,000 deposited in an interest-bearing escrow account.

      The Company expects that representatives of its independent public accountants, KPMG Peat Marwick LLP, will be present at the Special Meeting, will have the opportunity to make a statement regarding the matters described in this Proxy Statement if they desire to do so and will be available to respond to reasonable and appropriate questions.

Income Tax Consequences of the West Coast Transaction

      The West Coast Transaction will be a taxable transaction for federal and state income tax purposes. It is expected that the Company's federal and state net operating loss carry-forward at Closing will exceed the approximate pre-tax gain of $1.04 million, but the Company's ability to utilize its net operating loss carry-forward could be limited by Section 382 of the Internal Revenue Code ("IRC"). For a description of IRC Section 382, see Note 12 to the Notes to the Company's Financial Statements for the year ended December 31, 1995. However, the Company does not expect that the West Coast Transaction will result in any taxable gain other than alternative minimum taxation. The Company's use of net operating losses for alternative minimum taxation purposes is limited to 90% of any alternative minimum taxable income in the year in which the transaction occurs.

Regulatory Requirements

      No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the West Coast Transaction.

Appraisal Rights

      Under Delaware law, stockholders of the Company will not be entitled to rights of appraisal in connection with the West Coast Transaction.

Effect of the Approval of the West Coast Transaction on the Company's
Stockholders

      If the West Coast Transaction is consummated, the stockholders of the Company will retain their equity interest in the Company. The consummation of the West Coast Transaction will not result in any changes in the rights of the Company's stockholders.

                               PURCHASE AGREEMENT

      The following is a brief summary of certain provisions of the Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Escrow Agreement, attached to this Proxy Statement as Exhibits A and B, respectively.

The Sale Transaction

      Subject to the terms and conditions of the Purchase Agreement, West Coast agreed to purchase from the Company substantially all of its assets and business. The business of the Company consists of the operation of a chain of nine retail video home entertainment stores located in Pennsylvania, New Jersey and Delaware.

      The Purchase Agreement provides that as consideration for the sale of the assets and business of the Company, West Coast shall pay the Company $2,430,000 (the "Base Purchase Price"), subject to possible downward adjustment, and shall assume certain specified obligations of the Company related to on-going operations. The Base Purchase Price was determined through arm's-length negotiation between West Coast and the Company.

      The Purchase Agreement also provides that $243,000 of the Base Purchase Price (the "Escrowed Funds") shall be held by West Coast as escrow agent in an interest-bearing escrow account pursuant to the terms of the Escrow Agreement. See "PURCHASE AGREEMENT--The Escrow Agreement." The Escrowed Funds are to be used to satisfy certain indemnity obligations of the Company, if any, to West Coast. The balance of the Escrowed Funds remaining two years following the Closing Date with respect to which no claim for indemnity has been made shall be released to the Company.

Purchase Price Adjustment

      The Purchase Agreement provides for a downward adjustment of the Base Purchase Price in the event that the Company's net operating cash flow for the year ended December 31, 1996, based upon the Company's 1996 audited financial statements (the "Audited Cash Flow"), is less than $700,000. For this purpose, "net operating cash flow" is equal to store net income, plus film amortization, plus used tape cost of goods (to the extent included in the game or rental tape purchase amount described below), plus depreciation, less game and rental tape purchases. For purposes of calculating the Company's net operating cash flow, the Company's expenses directly related to its recently opened Frankfort Avenue, Philadelphia store, and all revenues from such store, shall be excluded.

      In the event the Audited Cash Flow is less than $700,000, the Base Purchase Price shall be reduced by an amount (the "Cash Flow Adjustment") to be determined by the Company as follows:

Cash Flow Adjustment = Base Purchase Price Minus

                     Base Purchase Price x Audited Cash Flow
                     ---------------------------------------
                                   $700,000

      West Coast has the right to dispute the Company's audited statements for the fiscal year ended December 31, 1996 (the "1996

Audited Statements"), or the calculation of the Cash Flow Adjustment by giving written notice to the Company of the amount, nature and basis of the dispute within ten calendar days after delivery of the 1996 Audited Statements. West Coast and the Company are required first to use their best efforts to resolve a dispute between themselves. If they are unable to resolve the dispute within ten calendar days after delivery of the 1996 Audited Statements, the dispute is to be submitted to the Company's independent public accountants and Price Waterhouse LLP, independent accountants for West Coast, for resolution. If the accountants are unable to resolve the dispute within ten days after submission of the dispute to them, the dispute shall be submitted for arbitration in accordance with the terms of the Purchase Agreement.

      For a discussion of a possible downward adjustment see, "THE WEST COAST TRANSACTION--General Description of the West Coast
Transaction."

The Escrow Agreement

      The Purchase Agreement provides for the escrow of $243,000 of the cash proceeds to be delivered into an interest-bearing escrow account as security for certain indemnity obligations of the Company to West Coast for a period of two years following the Closing Date (the "Escrow Period"). See, "PURCHASE AGREEMENT--Indemnification Provisions," for a discussion of the Company's indemnification obligations. At any time during the Escrow Period, West Coast has the right to give the Company written notice (the "Claim Notice") of certain claims, damages, losses, liabilities, costs and expenses which the Company has agreed (in Section 9 of the Purchase Agreement) to indemnify and hold harmless West Coast from and against (the "Damages").

      In the event West Coast makes a Claim Notice to the Company within the Escrow Period, the Company has twenty (20) days after delivery of the Claim Notice within which to provide West Coast with a written response agreeing that
(1) a portion of the Escrowed Funds equal to the full Damages may be released to West Coast, (2) agreeing that Escrowed Funds equal to a portion, but not all, of the Damages claimed may be released to West Coast, or (3) contesting any release of the Escrowed Funds to West Coast. If the Company contests a release of Escrowed Funds equal to all or part of the Damages claimed, the matter is to be settled by binding arbitration in accordance with the provisions of the Purchase Agreement.

      Promptly following expiration of the Escrow Period, West Coast is required to distribute to the Company the balance of the Escrowed Funds then remaining, including any interest thereon, to the extent that no claim has been made by West Coast against such

Escrowed Funds in accordance with the terms of the Escrow Agreement.

      West Coast, in its capacity as escrow agent, is only liable for actions taken or omitted to be taken if such action taken or omitted to be taken constitutes gross negligence or willful misconduct. In no event is West Coast, as escrow agent, liable for indirect, punitive, special or consequential damages.

Specified Liabilities Assumed by West Coast

      Under the terms of the Purchase Agreement, West Coast is not assuming any liabilities of the Company of whatever kind or nature except for those specifically assumed (the "Assumed Liabilities"). The Assumed Liabilities consist solely of: (i) obligations of the Company relating to periods after the Closing under its store leases which become due and payable after the Closing Date; and (ii) certain security, lighting and other agreements related to ongoing operation of the Company's business.

      Except for the Assumed Liabilities, West Coast is not assuming any other obligations of the Company, including without limitation (i) any existing debt obligations of the Company, including any notes, (ii) the professional fees related to the JD Merger, or (iii) any liabilities arising from the Shareholder's Committee litigation and Gibbs litigation.

Representations and Warranties

      The Purchase Agreement contains various representations and warranties by the Company relating to, among other things, (i) the Company's organization and similar corporate matters, (ii) the capitalization of the Company, (iii) authorization, execution, delivery, performance and enforceability of the Purchase Agreement and related matters, (iv) the existence of good title to the assets, free of all encumbrances, except for certain permitted encumbrances, upon transfer of the assets at Closing, (v) the completeness and accuracy of the Company's financial statements, (vi) absence of undisclosed liabilities, (vii) disclosure of litigation, investigations and proceedings, (viii) insurance coverage, (ix) a description of and a statement as to the valuation and condition of the inventory of the Company, (x) a description of and a statement as to the value and condition of the fixed assets of the Company, (xi) compliance with the real property leases of the Company, (xii) absence of material adverse changes to the Company's business, properties, assets, condition (financial or otherwise) or prospects, (xiii) taxes, (xiv) collectability of accounts receivable, (xv) accuracy of books and records of the Company, (xvi) enforceability of and compliance with material contracts and agreements of the Company, (xvii) licenses, permits, authorization and compliance with laws, (xviii) compliance with employment laws and statement regarding employee representation by labor unions or employee involvement in any other organizational activity, (xix) absence of certain material events, changes or effects, (xx) suppliers, (xxi) prepayments and deposits, (xxii) authority to use trade names and other intangible property, (xxiii) retirements and other employee plans and matters relating to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), (xxiv) regulatory consents, approvals and authorizations, (xxv) indebtedness to and from officers, directors and shareholders, (xxvi) powers of attorney and suretyships, and (xxvii) absence of misrepresentations.

      The Purchase Agreement contains various representations and warranties by West Coast relating to, among other things, (i) West Coast's organization, (ii) the capitalization of West Coast, (iii) authorization, execution, delivery, performance and enforceability of the Purchase Agreement and related matters,
(iv) regulatory consents, approvals and authorizations, and (v) absence of misrepresentations.

Certain Covenants

      Pursuant to the Purchase Agreement, (i) during the period from the date of execution of the Purchase Agreement until the Closing Date, the Company and West Coast have agreed that West Coast shall have access to the management, properties and records of the Company to make such investigations as West Coast shall desire except with respect to certain information relating to certain litigation which the Company believes is subject to attorney-client privilege,
(ii) West Coast and the Company have each agreed to maintain the confidentiality of all information of the other not previously disclosed to the public or generally known to persons engaged in the respective businesses of West Coast or the Company, (iii) the Company has agreed to carry on its business diligently and substantially in the same manner as previously conducted, and (iv) without the prior written consent of West Coast (which consent shall not be unreasonably withheld), the Company has agreed not to: (a) take any action to amend its Charter or Bylaws (other than as described in the Company's Proxy Statement dated November 20, 1996), (b) issue any securities (except under certain limited circumstances), (c) incur obligations other than in the ordinary course of business, (d) declare or make payment or distribution to its stockholders or purchase or redeem any shares of capital stock, (e) permit any lien or encumbrance against its assets, (f) sell any assets, other than inventory sold in the ordinary course of business, (g) cancel any debt or claims, other than in the ordinary course of business (except under certain limited circumstances),
(h) merge or consolidate, (i) increase compensation payable or make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, (j) make or revoke any tax elections or compromise or settle any claim for past or present tax due, (k) modify or terminate any executory contracts of material value or which are material in amount, (l) materially breach or default under any contract or agreement, (m) fail to preserve and maintain the assets, business, employee relationships, and goodwill of the Company, (n) fail to operate its business or maintain its books, accounts or records in a customary manner and in the ordinary or regular course of business and maintain in good repair the Company's business premises and assets,
(o) enter into any contracts or agreements other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $5,000 for each such contract or agreement, (p) hire any employee for a salary in excess of $10,000 (other than to replace an existing employee at a salary not in excess of the existing employee's then current salary), (q) materially alter any terms, status or funding condition of any employee plan,
(r) make any loans, or (s) commit or agree to do any of the foregoing.

      In addition, the Company has agreed, among other things, that it will: (i) pay all taxes due in a timely manner, (ii) provide West Coast with internally prepared monthly financial statements and combined comparative statements of operations and retained earnings and statement of cash flows for the years ended December 31, 1996, and December 31, 1995, and provide West Coast with certain payroll information for the Company's employees, (iii) comply with all laws and regulations applicable to it and perform and comply with all contracts, commitments and obligations, (iv) not take any actions which would result in any of the representations or warranties in the Purchase Agreement by the Company being untrue, and (v) provide West Coast with supplemental information concerning events subsequent to the date of the Purchase Agreement which would render any statement, representation or warranty in the Purchase Agreement or any information provided in connection with this transaction inaccurate or incomplete in any material respect. The Company has also agreed that subject to applicable laws, the Company shall not make any public announcement with respect to the Purchase Agreement or the transactions contemplated thereby without the express prior written consent of West Coast. The Company has further agreed to promptly prepare and submit this Proxy Statement to its stockholders and, subject to the exercise of the directors' fiduciary duty, to recommend to the Company's stockholders that they approve the sale of substantially all of the Company's assets and business to West Coast, pursuant to the terms of the Purchase Agreement.

Exclusivity

      Pursuant to the Purchase Agreement, the Company shall not directly or indirectly (i) solicit, initiate or encourage submission of proposals or offers for a purchase of all or any material portion of the assets of or any equity investment in the Company, or merge or consolidate with any other business, or
(ii) subject to the exercise of the Company's directors' fiduciary duties (as advised in writing by counsel) participate in any discussions or negotiations or furnish any information with respect to any attempt or effort by any other person to do or seek any of the foregoing.

Expenses, Break-Up Fee, Liquidated Damages

      Pursuant to the Purchase Agreement, the Company and West Coast have each agreed to pay their own expenses in connection with the Purchase Agreement and the transactions contemplated thereby, unless otherwise expressly provided in the Purchase Agreement.

      West Coast has agreed to pay the cost and expenses of any audit conducted by it or at its request, and to reimburse the Company for reasonable travel and related expenses incurred in connection with the attendance by the Company at meetings requested by West Coast, if approved in advance.

      The Company has also agreed to pay all sales, use and transfer taxes and governmental charges, if any, upon the sale or transfer of any of the assets being acquired by West Coast.

      The Company has also agreed to pay to West Coast the sum of $100,000 if the Company's stockholders for any reason fail to approve the sale of the assets and business of the Company to West Coast on or before the Closing Date, or the directors of the Company, whether or not in the exercise of their fiduciary or other legal duties, on or before the Closing Date have failed to approve or recommend, or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation of, the Purchase Agreement or the terms thereof. The Company and West Coast have agreed that the sum of $100,000 (the "break-up fee") is equal to the reasonable fees and expenses incurred by West Coast in connection with the consummation of the sale of the assets of the Company to West Coast pursuant to the terms of the Purchase Agreement.

      If the Company (i) willfully or intentionally breaches any representation, warranty or covenant of the Purchase Agreement, willfully or intentionally fails to perform any condition or obligation required to be performed by it under the Purchase Agreement, or willfully or intentionally fails to disclose a material fact pertaining to the assets or the transactions contemplated by the Purchase Agreement, or (ii) either elects not to sell the assets and business of the Company to West Coast pursuant to the terms of the Purchase Agreement, sells or otherwise transfers the assets and business of the Company or enters into an agreement with any other person or entity to sell any of the shares of capital stock of the Company, to merge with or into, or to consolidate with any other person, to sell more than ten percent (10%) of the assets of the Company to any other person or to effect any other transaction with any other person that would preclude or otherwise frustrate the transfer of the assets and business of the

Company to West Coast, the Company has agreed to pay to West Coast the sum of $100,000 as liquidated damages, excluding lost opportunity costs, and the further sum of $100,000 as liquidated damages for lost opportunity costs (collectively, the "Liquidated Damages"). The Liquidated Damages are available to West Coast only in the event that the transactions contemplated by the Purchase Agreement are not consummated on or before the Closing Date.

      West Coast is not entitled to any Liquidated Damages in the event that the Company pays the break-up fee.

Option to Purchase Newtown Store

      If an event occurs which entitles West Coast to receive the break-up fee (See, "PURCHASE AGREEMENT--Expenses, Break-Up Fee, Liquidated Damages"), West Coast has been granted an option in the Purchase Agreement to purchase all of the Company's assets relating to the Company's Newtown Store for a purchase price of $250,000 payable in cash at closing. West Coast has the further option to pay the purchase price for the Newtown Store by (i) cancellation of the outstanding amount of the Buyer Loan (described below), and (ii) cancellation of the Company's obligation to pay the break-up fee. If West Coast exercises its option to acquire the assets relating to the Newtown Store, West Coast is required to assume the Company's lease for the space occupied by the Newtown Store, but shall assume no other liabilities of the Company. The Company is required to deliver the assets relating to the Newtown Store free and clear and to obtain all required governmental and third party consents to the transfer. West Coast and the Company have also agreed to enter into an asset purchase agreement, in form and on terms substantially similar to the Purchase Agreement, with such conforming changes as shall be necessary or appropriate to reflect that the Company will continue to conduct its retail video store business.

      The option to purchase the Newtown Store may be exercised at any time within the sixty (60) day period following the date on which the option first becomes exercisable, by delivery of written notice to the Company.

West Coast Loan

      In connection with the entering into of the Purchase Agreement, West Coast loaned the Company $150,000 (the "Buyer Loan"). The Buyer Loan is evidenced by a promissory note (the "Note") a copy of which is attached hereto as Exhibit C and incorporated herein by reference. The Note is required to be paid at Closing or, if applicable, at the closing of the sale of the Newtown Store assets, or, in any event, on demand at any time from and after April 30, 1997, and provides for simple interest at the rate of 12% per annum, due at maturity. The Note is secured by a security interest in all of the assets of the Newtown Store, which security interest has priority over all other liens on such assets, except for certain liens specifically agreed to, pursuant to a security agreement, a copy of which attached hereto as Exhibit D and incorporated herein by reference.

Indemnification Provisions

      West Coast and the Company have each agreed to indemnify and hold the other harmless against all claims, damages, losses, liabilities, costs and expenses (including settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened claims) reasonably incurred by the other in connection with any of the following: (i) any breach by it of any representation or warranty in the Purchase Agreement, (ii) any breach by it of any covenant, agreement or obligation contained in the Purchase Agreement or any other agreement, instrument or document contemplated by the Purchase Agreement, and (iii) any misrepresentation contained in any statement, certificate or schedule furnished to the other party pursuant to the Purchase Agreement or in connection with the transactions contemplated by the Purchase Agreement.

      West Coast is not entitled to indemnification for any of the foregoing, except with respect to claims by third parties, if West Coast is paid the break-up fee or Liquidated Damages and, in either case, Closing does not occur.

      The Company has further agreed to indemnify and hold harmless West Coast from any and all claims, damages, losses, liabilities, costs and expenses (including settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened claims) reasonably incurred by West Coast in connection with any of the following: (i) any claims or liabilities or obligations of the Company relating to periods prior to the Closing Date or, if relating to periods after the Closing Date, not specifically assumed by West Coast, (ii) failure to comply with applicable bulk sales laws,
(iii) a violation of or any failure to comply with any laws, rules, orders, decrees, regulations or zoning, environmental or permit requirements, whether or not any such violation or failure has been disclosed to West Coast, including costs incurred by West Coast to comply with environmental laws as a consequence of noncompliance with such laws on the Closing Date or in connection with the transfer of the assets of the Company to West Coast, (iv) any warranty claim or product liability claim relating to periods prior to the Closing Date, (v) any tax liability or obligation of the Company, (vi) any claims against or liabilities or obligations of the Company under the Company's employee plans, and (vii) certain specified litigation matters.

Post-Closing Agreements

      Pursuant to the Purchase Agreement, the Company has agreed (i) from and after the Closing Date to maintain the confidentiality of information of a secret or confidential nature with respect to the business of the Company and not to disclose, publish or make use of any such information without the consent of West Coast, (ii) except as provided by law, for a period of five years after the Closing Date, not to solicit any person who was an employee of the Company on the Closing Date to terminate his employment with West Coast or to become an employee of the Company or to hire any person who was an employee of the Company on December 16, 1996, or on the Closing Date, (iii) for a period of five years after the Closing Date, not to market, rent or sell any product which has the same or substantially the same form, function or primary application as any existing or proposed product marketed, rented or sold by the Company on or prior to the Closing Date or to engage in any business competitive with the business of the Company as conducted on December 16, 1996, or the Closing Date in any location which is within a three-mile radius of any retail video store owned, operated or franchised by West Coast during such five-year period within the United States or any other country in which West Coast conducted its business during the two years prior to the Closing Date, (iv) that the Company has the right for a period of three years following the Closing Date of reasonable access to the books, records and accounts transferred to West Coast pursuant to the terms of the Purchase Agreement for certain limited purposes specified in the Purchase Agreement and that West Coast will have the right for a period of three years following the Closing Date to have reasonable access to the books, records and accounts retained by the Company pursuant to the terms of the Purchase Agreement for certain limited purposes specified in the Purchase Agreement, and (v) without the prior written consent of West Coast, not to use the name "Choices Entertainment," "Choices" or any derivation thereof after the Closing Date in connection with any business related to, competitive with or growing out of the business conducted by the Company on December 16, 1996.

      Each member of the Company's Board of Directors at the time that the Purchase Agreement was entered into, Ronald W. Martignoni, John A. Boylan, and Fred E. Portner, has agreed to be bound by the restrictions described in clauses
(ii), (iii) and (v), above.

      Each party to the Purchase Agreement has further agreed to cooperate fully with each other party to the Purchase Agreement in the defense or prosecution of any litigation or proceeding already instituted or which is instituted after December 16, 1996, against or by such party relating to or arising out of the conduct of the business of the Company prior to or after the Closing Date. Any party requesting such cooperation is required to pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing the cooperation as are reasonably incurred in connection with providing the cooperation.

Conditions to the Transaction

      The respective obligations of the Company and West Coast under the Purchase Agreement are subject to the satisfaction at or prior to Closing of a number of conditions, including among others: (i) all representations and warranties of the other shall be true on and as of the Closing Date as if such representations and warranties were made on and as of such date, except for any changes permitted by the terms of the Purchase Agreement or consented to in writing by the other, (ii) the other shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by the Purchase Agreement to be performed or complied with by it prior to or at the Closing Date, (iii) with respect to West Coast, the transaction shall have been approved by the requisite number of stockholders of the Company, (iv) all corporate and other proceedings required to be taken by the other to authorize and carry out the terms of the Purchase Agreement shall have been taken, (v) all governmental consents, authorizations or approvals necessary for the consummation by the other of the transactions contemplated by the Purchase Agreement, and, with respect to West Coast, necessary for the operation of the Company's business by West Coast, shall have been obtained, (vi) the other party shall have received all requisite consents and approvals of lenders, lessors and other third parties in order for the other party to consummate the transaction,
(vii) no action or proceeding shall have been instituted or threatened which shall seek to restrain, prohibit or invalidate the transactions contemplated by the Purchase Agreement or which might affect the right of the Company to transfer the assets, in the case of the Company, or which affect West Coast's right to own or use the assets purchased after the Closing, in the case of West Coast, (viii) West Coast shall have received the opinion of counsel to the Company, and the Company shall have received the opinion of counsel to West Coast, and (ix) each party, respectively, shall have received at or prior to Closing all of the documents it is entitled to receive under the Purchase Agreement including, with respect to the Company, an instrument of assumption of liabilities for the Company's store leases.

      The obligations of West Coast under the Purchase Agreement are further subject to the satisfaction at or prior to the Closing of the following conditions: (i) except for certain permitted encumbrances, West Coast shall receive good, clear, record and marketable title to the assets, (ii) the Company shall have provided West Coast with true, correct and complete list and amount, as of the Closing Date, of the Company's inventory, fixed assets, accounts receivable, trade accounts payable and Assumed Liabilities, (iii) on the Closing Date, each store of the Company shall have cash on hand in the amount of $600, which shall be transferred to West Coast, (iv) on the Closing Date, the Company shall have used its best efforts to satisfy all obligations to suppliers and vendors of goods and services and other trade creditors which are past due and to cause the Company to have no such obligations outstanding for more than 60 days as of the Closing (any such obligations which remain unsatisfied at Closing may be satisfied by West Coast out of the Base Purchase Price without the Company's approval), and (v) on or prior to the Closing Date, the Company shall have obtained tax lien waivers for all jurisdictions in which its assets are located, if such tax lien waivers are provided.

Financing Contingency of West Coast

      The obligations of West Coast under the Purchase Agreement are further subject to the closing of a public offering or private placement of West Coast's debt or equity securities to third parties resulting in gross proceeds to West Coast in an amount sufficient to enable it to consummate the transactions contemplated in the Purchase Agreement and certain additional acquisitions (the "West Coast Offering"). The Company has been told by West Coast that it is proceeding with the West Coast Offering and that West Coast currently believes that the West Coast Offering will be consummated sometime during the latter part of March, 1997.

Termination of the Purchase Agreement

      Unless extended by the written consent of all of the parties to the Purchase Agreement, if the transactions contemplated by the Purchase Agreement have not been consummated by 5:00 p.m., E.S.T., on the earlier to occur of April 30, 1997, or the date which is 30 days after the date of the closing of the West Coast Offering, the Purchase Agreement shall terminate as of such date and time. The Purchase Agreement may also be terminated by (i) the mutual written consent of the parties to the Agreement, (ii) the Company if, at any time prior to Closing, there is a material breach of any representation, warranty or covenant of West Coast or failure by West Coast to perform any condition or obligation under the Purchase Agreement, and (iii) West Coast if, at any time prior to the Closing, there is a material breach of any representation, warranty or covenant of the Company or failure of the Company to perform any condition or obligation under the Purchase Agreement. The obligations of the parties to maintain the confidentiality of information survives any termination of the Purchase Agreement. In the event of a termination by mutual written agreement, the obligations of the Company with respect to the Buyer Loan and the obligations of the Company to pay the break-up fee and Liquidated Damages, as provided in the Purchase Agreement, if applicable, shall survive termination of the Purchase Agreement. Otherwise, in the event of termination of the Purchase Agreement by mutual written consent, there will be no liability or obligation on the part of either West Coast or the Company.

                    CERTAIN INFORMATION CONCERNING WEST COAST

      West Coast is one of the country's largest video specialty retailers. West Coast's revenues were $42.4 million for the nine months ended October 31, 1996, with net income of $1.6 million. The principal executive offices of West Coast are located at One Summit Square, Suite 200, Route 413 and Doublewoods Road, Newtown, PA 19047, and its telephone number is (215) 968-4318.

                         PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed balance sheet of the Company as of September 30, 1996, and the unaudited pro forma condensed statements of loss of the Company for the year ended December 31, 1995, and for the nine months ended September 30, 1996, have been prepared to reflect the pro forma effect of the probable West Coast Transaction. The pro forma condensed balance sheet was prepared assuming the transaction occurred on September 30, 1996, and the pro forma condensed statements of loss reflect the West Coast Transaction as if it took place on the first day of the year ended December 31, 1995 and the first day of the nine-month period ended September 30, 1996.

      The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. These pro forma financial statements should be read in conjunction with the Company's historical financial statements and related notes appearing in this Proxy Statement, beginning on page F-1 hereof. The unaudited pro forma condensed balance sheet as of September 30, 1996, is not necessarily indicative of the Company's financial position had the transaction been effective at September 30, 1996. The unaudited pro forma condensed statements of loss are not necessarily indicative of either the Company's results of operations that would have occurred had the transaction been effective at the beginning of the periods indicated, or of the future results of the operations of the Company.

                                           PRO FORMA CONDENSED STATEMENT OF LOSS
                                            For the Year Ended December 31, 1995

                                          HISTORICAL      ADJUSTMENTS        PRO FORMA
                                          (audited)       (unaudited)       (unaudited)
                                        ------------      -----------      ------------
Revenues:
  Movie rentals                         $  3,882,969      $(3,882,969)(a)  $       --
  Merchandise sales                          877,715         (877,715)(a)          --
                                        ------------      -----------      ------------
                                           4,760,684       (4,760,684)(a)          --
                                        ------------      -----------      ------------

Operating costs and expenses:
  Cost of goods sold                         864,226         (864,226)(a)          --
  Cost of movie rentals                        8,476           (8,476)(a)          --
  Store payroll                            1,054,643       (1,054,643)(a)          --
  Store rents                                944,260         (944,260)(a)          --
  Other store operating expenses             452,235         (452,235)(a)          --
  Selling and administrative expenses        819,169         (560,526)(a)       258,643(c)
  Merger and acquisition expenses          1,630,192       (1,630,192)(b)          --
  Professional and consulting expenses       225,694         (101,694)(a)       124,000(c)
  Loss on disposal of videocassette
   rental inventory                          165,877         (165,877)(a)          --
  Store closing, lease termination and
   litigation provisions                      33,060          (33,060)(a)          --
  Depreciation and amortization            1,073,116       (1,070,000)(a)         3,116(c)
                                        ------------      -----------      ------------
                                           7,270,948       (6,885,189)(a)       385,759
                                        ------------      -----------      ------------

Other income (expense):
  Gain on settlement of debt                 395,640          395,640(b)
  Interest expense, net                      (24,703)          18,000            (6,703)(d)
                                        ------------      -----------      ------------
                                             370,937           18,000            (6,703)
                                        ------------      -----------      ------------
  Net loss                              $ (2,139,327)     $ 1,746,865      $   (392,462)
                                        ============      ===========      ============

  Net loss per share of common stock    $       (.10)                      $       (.02)
                                        ============                       ============
  Weighted average shares outstanding     21,652,000                         21,652,000
                                        ============                       ============

Notes to Unaudited Pro Forma Condensed Statement of Loss:

(a) Reflects the operations of the Company deemed not to have occurred had the West Coast Transaction been consummated on January 1, 1995.
(b)   This is a non-recurring item.
(c) Reflects expenses necessary to maintain the Company without the operations of the video business.
(d)   Reflects interest expense on convertible notes.

                                        PRO FORMA CONDENSED STATEMENT OF LOSS
                                    For the Nine Months Ended September 30, 1996
                                                                 (Unaudited)

                                        HISTORICAL    ADJUSTMENTS (a)    PRO FORMA
                                        ----------    ---------------    ---------

Revenues:
  Movie rentals                         $  3,142,777   $(3,142,777)  $       --
  Merchandise sales                          734,472      (734,472)          --
                                        ------------   -----------   ------------
                                           3,877,249    (3,877,249)          --
                                        ------------   -----------   ------------

Operating costs and expenses:
  Cost of goods sold                         660,536      (660,536)          --
  Cost of movie rentals                       59,701       (59,701)          --
  Store payroll                              744,928      (744,928)          --
  Store rents                                700,577      (700,577)          --
  Other store operating expenses             356,266      (356,266)          --
  Selling and administrative expenses        488,776      (316,786)       171,990(b)
  Professional and consulting expenses       230,257      (134,757)        95,500(b)
  Loss on disposal of videocassette
   rental inventory                          193,145      (193,145)          --
  Depreciation and amortization              883,156      (881,191)         1,965(b)
                                        ------------   -----------   ------------
                                           4,317,342    (4,047,887)       269,455
                                        ------------   -----------   ------------

Other income (expense):
  Interest expense, net                      (37,297)       13,500        (23,797)(c)
                                        ------------   -----------   ------------

  Net loss                              $   (477,390)  $   184,138   $   (293,252)
                                        ============   ===========   ============

  Net loss per share of common stock    $       (.02)                $       (.01)
                                        ============                 ============
  Weighted average shares outstanding     22,004,000                   22,004,000
                                        ============                 ============

Notes to Unaudited Pro Forma Condensed Statement of Loss:

(a) Reflects the operations of the Company deemed not to have occurred had the West Coast Transaction been consummated on January 1, 1996.
(b) Reflects expenses necessary to maintain the Company without the operations of the video business.
(c)   Reflects interest expense on convertible notes.

                                              PRO FORMA CONDENSED BALANCE SHEET
                                                 at September 30, 1996
                                                          (Unaudited)

                                                  HISTORICAL        ADJUSTMENTS         PRO FORMA
                                                  ----------        -----------         ---------
ASSETS
Current assets:
  Cash                                            $   66,942     $  2,187,000  (a)     $   780,320
                                                                   (1,473,622) (b)               -
                                                                                                 -
  Accounts receivable                                 33,021          (33,021) (d)               -
  Merchandise inventories                            168,907         (168,907) (d)               -
  Prepaid expenses                                    60,323          (60,323) (d)               -
                                                 -----------      -----------          -----------
       Total current assets                          329,193          451,127              780,320

  Videocassette rental inventory, net                742,110         (742,110) (d)               -
  Equipment, net                                     110,260         (105,260) (d)           5,000
  Intangible assets, net                             176,813         (176,813) (d)               -
  Cash held in escrow                                                 243,000  (a)         243,000
  Other deferred costs                                40,245                                40,245
  Other assets                                        68,458          (68,458) (d)               -
                                                 -----------      -----------          -----------
                                                  $1,467,079     $   (398,514)         $ 1,068,565
                                                 ===========      ===========          ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable                                   $  176,161     $   (176,161) (b)               -
  Accounts payable                                   688,392         (688,392) (b)               -
  Accrued merger and acquisition
   expenses                                       481,576(c)                           $   481,576
  Accrued professional fees                          211,711         (211,711) (b)               -
  Deferred revenue                                    34,387          (34,387) (d)               -
  Accrual for lease cancellation and
   litigation reserves                                 2,500           (2,500) (b)               -
  Accrued salaries                                    71,259          (71,259) (b)               -
  Other accrued expenses                             258,350         (253,599) (b)           4,751
                                                 -----------      -----------          -----------
       Total current liabilities                   1,924,336       (1,438,009)            486,327

Notes payable                                        680,000                              680,000
                                                 -----------      -----------          -----------
       Total liabilities                           2,604,336       (1,438,009)          1,166,327
                                                 -----------      -----------          -----------

Stockholders' deficit:
  Preferred stock
  Common stock                                       220,044                              220,044
  Additional paid in capital                      20,519,203                           20,519,203
  Accumulated deficit                            (21,876,504)       1,039,495 (e)     (20,907,009)
                                                 -----------      -----------          -----------
       Total stockholders' deficit                (1,137,257)       1,039,495             (97,762)
                                                 -----------      -----------          -----------
                                                  $1,467,079      $  (398,514)         $ 1,068,565
                                                 ===========      ===========          ===========

Notes to Unaudited Pro Forma Condensed Balance Sheet:

(a) Represents the proceeds from the West Coast Transaction, which may be subject to adjustment (of which $243,000 is to be deposited in an escrow fund.) The Company has not made any adjustment herein to give effect to a downward purchase price adjustment because the Company does not presently expect that there will be a downward adjustment. However, if a downward purchase price adjustment should occur, the Company does not believe that it is likely to exceed $150,000 based upon preliminary results for the year ended December 31, 1996.
(b) Represents the use of cash proceeds from the West Coast Transaction to pay notes and accounts payable, accrued expenses, accrued salaries, accrued professional fees and costs of the transaction, including estimated taxes of the Company.
(c) Includes $473,000 of professional fees incurred in connection with the Company's discontinued acquisition program, of which approximately $100,000 has been satisfied subsequent to September 30, 1996.
(d) Reflects the elimination of assets and liabilities in connection with the West Coast Transaction.

(e) Represents the estimated gain realized on the West Coast Transaction net of the costs of the transaction, including estimated taxes, assuming full utilization of net operating loss carry-forwards.

                       INFORMATION CONCERNING THE COMPANY

Description of Business

      General Description

      The Company currently operates a chain of nine retail video home entertainment stores, principally under the trade name CHOICES(R) - MOVIES AND GAMES, which rent and sell videocassette tapes, video games and other video home entertainment products. The Company's home entertainment stores, all of which are superstores, are located in Delaware, New Jersey and Pennsylvania.

      The Company was incorporated in Maryland in July, 1985, under the name PPV Enterprises, Inc. and was reincorporated in Delaware under the name DataVend, Inc. in August, 1987. In March, 1990, the Company changed its name to "Choices Entertainment Corporation." The Company's executive offices are located at 836
W. Trenton Avenue, Morrisville, Pennsylvania 19067; its telephone number is
(215) 428-1000.

      The Home Video Industry

      General. The Company believes that the retail video store industry is consolidating into regional and national chains. The Company believes that the principal competitive factors in the video retail industry are store location and visibility, title selection, the number of copies of each new release available, customer service and, to a lesser extent, pricing.

      Studio Dependence on Video Rental Industry. Of the many movies produced by major studios and released in the United States each year, relatively few are profitable for the studios based on box office revenue alone. In addition to purchasing box office hits, retail video stores, including those operated by the Company, purchase movies on videocassette that were not successful at the box office, thus providing the movie studios with a reliable source of revenue for almost all of their movies.

      Historically, new technologies have led to the creation of additional distribution channels for movie studios. Movie studios seek to maximize their revenues by releasing movies in sequential release date "windows" to various movie distribution channels. These distribution channels include, in usual release date order, movie theaters, retail video stores, pay-per-view, pay television, network and syndicated television and, finally, basic cable television. The Company believes that this method of sequential release has allowed movie studios to increase their total revenue with relatively little adverse effect on the revenue derived from previously established channels, and that movie studios will continue the practice of sequential release as new distribution channels become available.

      Home Entertainment Store Operations

      Products. Approximately 82% of the Company's revenues are derived from the rental of videocassettes and video games, with the balance of revenues being derived from the sale of videocassettes and video games, the rental of video recorders, the sale of video accessories, such as blank cassettes and cleaning equipment, and the sale of confectionery items. Each of the Company's superstores offers from 8,000 to 12,000 videocassettes (from 5,000 to 10,000 titles) and from 500 to 2,000 video games (from 400 to 1,500 titles) for rental and sale, depending upon each store's location.

      Management believes that a typical store's revenues are most affected by its new release title selection and the number of copies of each new release available for rental as compared to the competition. Although the Company is committed to offering as many copies of new releases as necessary to be competitive, its ability to do so is dependent on its ability to continue to finance its short-term working capital needs. Videocassettes offered for sale are both previously-viewed movies as well as major box office hit titles that are promoted by the studios at a reduced price to encourage direct consumer purchases. The Company also rents and sells video games, which are licensed primarily by Nintendo(R) and Sega Genesis(R).

      Customers; Nature of Business. The business of the Company is not dependent upon a single, or a few customers, the loss of which would have a material adverse effect.

      Inventory Management. The Company's inventory (videocassettes and games) consists of its catalog titles (those in release for more than one year) and new release titles. All of the Company's videocassette and video game rental inventory is purchased from suppliers. In each of its stores, the Company maintains a selection of new releases that balances customer demand and rental trends with maximization of store profitability. Buying decisions are made centrally based on box office results, industry newsletters, management's knowledge of the popularity of certain types of movies in its markets and input from store managers.

      Suppliers. The Company purchases substantially all of its videocassettes and video games for rental and sale from a single supplier, Star Entertainment LP. ("Star"). Star has a security interest in the Company's inventory (except with respect to the Company's Newtown Store), which secures the Company's ongoing account payable to Star. The Company also currently seeks marketing funds from Star based upon a percentage of purchases. The Company also has a pay-per-transaction arrangement with a different supplier. In the event that the Company's relationship with Star was terminated, the Company believes that it could obtain its required inventory of videocassettes and video games from alternative suppliers at prices and on terms comparable to those available from Star. However, the Company's results of operations could be adversely affected until its debt with Star is fully satisfied and a suitable replacement is found. At September 30, 1996, the Company owed Star approximately $325,000.

      Marketing and Advertising. With advertising credits and market development funds that it receives from its primary video supplier, the Company uses in-store advertising, discount coupons and promotional materials to promote new releases, its video specialty stores and its trade name. Expenditures for advertising above the amount of the Company's advertising credits from its primary supplier have been minimal. The Company also benefits from the advertising and marketing by studios and theaters in connection with their efforts to promote films and increase box office revenues.

      Employees. The Company currently has 91 employees, of which 29 are full time. Besides store personnel, the Company has two employees in operations, three employees in accounting and one employee in administration.

      Trade Name. The Company currently operates under the trade name Choices(R)
- Movies and Games, for which it has obtained federal and state trade name protection.

      Competition and Technological Obsolescence

      The video retail industry is highly competitive. The Company competes with other retail video stores, including stores operated by regional and national chains, as well as other businesses offering videocassettes and video games such as supermarkets, convenience stores, bookstores, mass merchants, mail order operations and other retailers. In addition, the Company competes with movie theaters, network and cable television, live theater, sporting events and family entertainment centers. Several of the Company's stores compete with Blockbuster(R) stores, the dominant video specialty retailer in the United States. Many of the Company's competitors have significantly greater financial and marketing resources, market share and name recognition than the Company. Additionally, while advances in technology such as video-on-demand have proven expensive and have not adversely affected the retail video market to date, such technologies could in the future have a materially adverse impact on the Company's operations.

      The Company also competes with Pay-Per-View cable television systems, in which subscribers pay a fee to see a movie selected by the subscriber. Existing Pay-Per-View services offer a limited number of channels and movies and are generally available only to households with a converter to unscramble incoming signals. Recently developed technologies, however, permit certain cable companies, direct broadcast satellite companies, telephone companies and other telecommunications companies to transmit a much greater number of movies to homes throughout the United States at more frequent intervals (often as frequently as every five minutes) throughout the day, referred to as "Near-Video-on-Demand ("NVOD"). NVOD does not offer full interactivity or VCR functionality such as allowing consumers to control the playing of the movies, starting, stopping and rewinding. Ultimately, further improvements in these technologies could lead to the availability of a broad selection of movies to the consumer on demand referred as Video-on-Demand ("VOD"), at a price which may be competitive with the price of videocassette rentals and with the functionality of VCRs. Certain cable and other telecommunications companies have tested and are continuing to test limited versions of NVOD and VOD in various markets throughout the United States and Europe.

Description of Property

      The Company currently leases its corporate offices, located at 836 W. Trenton Avenue, Morrisville, Pennsylvania, from a non-affiliated party. The lease provides for monthly rental payments of $875, and expires July, 1997. Thereafter, the lease will continue on a month-to-month basis.

      Each of the Company's nine home entertainment stores is in good condition and is leased from a non-affiliated party. The lease agreements covering six of the stores were entered into directly between the Company and the respective landlord, while the lease agreements covering the remaining three stores were assigned to the Company in connection with a prior acquisition. As of January 1997, the total monthly rent relating to the Company's nine stores is approximately $76,000.

Legal Proceedings

      The Company has recently been involved in certain legal proceedings concerning control of the Company's Board of Directors. The following is a description of these proceedings and certain other material legal proceedings, which are pending, including any legal proceedings to which any director, officer or owner of more than five percent of the Company's Common and Preferred Stock (voting together) is a party adverse to the Company or has a material interest adverse to the Company.

      Shareholder Committee Litigation. On July 26, 1996, the Company filed a lawsuit in the United States District Court for the District of Columbia (the "Washington Proceedings"), entitled Choices Entertainment Corporation v. Carl Shaifer et al., Civil Action No. 1:96-CV-01753, seeking declaratory and injunctive relief against the following group of stockholders: Carl Shaifer, Joseph DeSaye, Max Scheuerer, Maureen and Lawrence Feeney, William and Evelyn Goatley, P.L. Anderson, Jr., Harold E. Hamburg, David F. Beckman, Mark and Barbara Raifman and Frank Harvey (collectively, the "Shareholder Committee") for alleged violations of the federal securities laws. The Shareholder Committee had previously filed a Solicitation Statement (the "Solicitation Statement") with the Securities and Exchange Commission on June 28, 1996, in connection with the Shareholder Committee's solicitation of written consents from other stockholders for the purpose of removing and replacing the Board of Directors of the Company without the holding of a meeting. The Company believes that the Solicitation Statement contained material misleading statements and omissions of material facts, including the failure to disclose serious conflicts of interests of the Shareholder Committee and of certain of its director nominees to the Board, that the Shareholder Committee had failed to file a Schedule 13D in accordance with the requirements of the Securities Exchange Act of 1934, and that any consents obtained by the Shareholder Committee had been obtained in violation of the federal securities laws and were invalid.

      On July 29, 1996, the Shareholder Committee delivered written consents to the Company, which the Shareholder Committee asserted were sufficient to remove and replace the Company's then Board of Directors with the nominees of the Shareholder Committee without the holding of a meeting, and such nominees attempted to assert control and to terminate the employment of then existing management. The Company did not recognize the action purported to have been taken by the Shareholder Committee, having concluded that the Shareholder Committee had not delivered sufficient consents to remove and replace the Company's Board and, in any event, that such consents were otherwise invalid as having been obtained in violation of the federal securities laws.

      On August 2, 1996, a lawsuit was filed in the Court of Common Pleas of Bucks County, Pennsylvania, against the then existing Directors of the Company by the director nominees to the Board of the Shareholder Committee, Carl Shaifer, Joseph DeSaye and Max Scheuerer, as well as on behalf of the Company, entitled Choices Entertainment Corporation et al. v. Ronald W. Martignoni et al., No. 96005737-18-5. The lawsuit requested that the Court grant a preliminary injunction requiring that the defendants cease acting as corporate officers or directors and otherwise relinquish control of the Company. On August 9, 1996, the lawsuit was discontinued by plaintiffs.

      On August 16, 1996, the Shareholder Committee's nominees, Carl Shaifer, Joseph DeSaye and Max Scheuerer, filed a lawsuit in the Delaware Court of Chancery for New Castle County (the "Delaware Proceedings"), C.A. No. 15170, entitled Carl Shaifer, et al. v. Ronald W. Martignoni, et al., against the Company and the then existing Board of Directors, seeking: (i) a declaration that the Board had been duly and validly removed and that plaintiffs were validly elected as the Company's Board, (ii) an order directing the holding of an annual meeting of stockholders on a date, to be fixed by the Court, not more than 30 days from August 16, 1996 (the date of the filing of the complaint),
(iii) costs and expenses,
including attorneys fees, and (iv) such other relief as the Court deemed just and proper.

      On September 4, 1996, after two summary hearings, and prior to the filing of an answer by defendants in the Delaware Proceedings, the Delaware Court of Chancery, without ruling on the merits, ordered, inter alia: (i) that the annual meeting of stockholders be held on December 20, 1996, as previously announced by the Company, (ii) that the then present Board, consisting of Ronald W. Martignoni, John A. Boylan and Fred E. Portner, constituted the Company's board of directors, until the earlier of the election of directors at the annual meeting or the resolution of plaintiffs' claims in the lawsuit, and that Joseph DeSaye, except with respect to certain matters, be permitted to attend Board meetings, and (iii) that, until the earlier of the election of directors at the annual meeting or the resolution of plaintiffs' claims in the lawsuit, the Company could not issue any voting securities in certain specified transactions except upon Court order and that the Company could not, except upon five business days notice, take any "action out of the ordinary course," as defined in the order. The order also provided that the restrictions contained therein could be waived by written agreement of the parties and that the order could be modified by the Court. On September 6, 1996, defendants filed an answer to the complaint in the Delaware Proceedings, denying plaintiffs' allegations with regard to all claims.

      On September 12, 1996, counsel for the Company and the Shareholder Committee notified the Court in the Washington Proceedings that they were engaged in settlement discussions and requested postponement of the hearing previously scheduled for September 13, 1996, which postponement was granted.

      The annual meeting was held, in accordance with the Chancery Court order, on December 20, 1996, at which a new Board of Directors was elected consisting of: Joseph DeSaye, Ronald W. Martignoni, and Fred E. Portner. Mr. Portner was nominated at the annual meeting upon the withdrawal, without prior notice, on the day of the meeting, of Ralph V. Esposito, one of the Company's nominees.

      On February 6, 1997, counsel for the Company and the Shareholder Committee agreed to a stipulation of dismissal without prejudice as to both the Washington and Delaware Proceedings.

      Scheuerer Litigation. On September 18, 1996, a lawsuit was filed against the Company in the Court of Common Pleas of Bucks County, Pennsylvania, captioned Max Scheuerer v. Choices Entertainment Corporation, Civil Action No. 96006871, in which plaintiff, Max Scheuerer, a member of the Shareholder Committee, is seeking a judgment in the amount of $146,298 (plus future interest, costs and any other appropriate damages), which amount allegedly represents $120,000 of principal and $26,298 of interest owed by the Company to Mr. Scheuerer under two 10% promissory notes. The Company has entered into a settlement agreement with Mr. Scheuerer, providing for $3,000 monthly payments to Mr. Scheuerer with the unpaid balance to be paid at closing of the West Coast Transaction. Notwithstanding the settlement agreement, Mr. Scheuerer is proceeding with the litigation. For further information, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

      Gibbs Litigation. On April 9, 1996, a lawsuit was filed against the Company in the Superior Court of California, entitled Gary N. Gibbs et al. v. Choices Entertainment Corporation et al., No. BC147815, by certain individuals who allegedly purchased or purchased and sold securities of the Company. Also named as defendants in the lawsuit were the members of the Board of Directors, a former director and certain others. It is alleged that the Company made false and misleading statements and omitted to state certain material facts in public communications and in reports filed with the Securities and Exchange Commission with regard to the JD Merger and the Company's related acquisition program. (See "THE WEST COAST TRANSACTION--Background and Reasons for the West Coast Transactions.") On July 12, 1996, Demurrers to the Complaint filed on behalf of the Company and the other defendants were sustained. On July 29, 1996, a Second Amended Complaint was filed, in which plaintiffs seek monetary damages against the Company and the other defendants in the amount of $303,470, plus attorney's fees, costs of suit and such other relief as the Court deems just. The plaintiffs are principally the same individuals who filed the prior Complaint, which contains substantially the same allegations as now set forth in the Second Amended Complaint. On August 28, 1996, the Company filed an answer to the Second Amended Complaint, denying plaintiffs' allegations with regard to all claims. On October 22, 1996, the Company filed a Motion for Summary Judgment, which was denied on November 26, 1996. Discovery is proceeding. The Company intends to contest the lawsuit vigorously.

         MARKET FOR COMMON EQUITY STOCK AND RELATED STOCKHOLDER MATTERS

      The Company's Common Stock is currently traded in the over-the-counter market on the OTC-Bulletin Board. The following table sets forth the high and low inside bid prices as reported by the OTC-Bulletin Board.

                                  Common Stock
                                     (CECSC)

1994                                                    High                 Low
----                                                    ----                 ---

First quarter ..........................            $    .40            $    .20
Second quarter .........................                 .41                 .25
Third quarter ..........................                 .75                 .32
Fourth quarter .........................                1.46                 .68

1995
----

First quarter ..........................                1.84                1.25
Second quarter .........................                1.28                 .91
Third quarter ..........................                1.22                 .13
Fourth quarter .........................                 .22                 .16

1996
----

First quarter ..........................                 .20                 .09
Second quarter .........................                 .14                 .04
Third quarter ..........................                 .28                 .10
Fourth quarter .........................                 .16                 .05

      The quotations set forth above reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

      On October 29, 1996, the trading date immediately preceding public announcement of negotiations between the Company and West Coast, the high and low inside bid prices for the Company's Common Stock were both $0.09, as reported by the OTC-Bulletin Board, and on December 13, 1996, the trading date immediately preceding public announcement of the signing of the Purchase Agreement, the high and low inside bid prices for the Company's Common Stock were both $0.07, as reported by the OTC-Bulletin Board.

      Holders. As of January 7, 1997, the outstanding shares of the Company's Common Stock were held by approximately 561 holders of record.

      Dividends. The Company has neither declared nor paid any dividends on its Common Stock since its inception, and the Board of Directors does not contemplate the payment of dividends in the foreseeable future, given the lack of earnings to date and the current policy of the Board of Directors which is to retain future earnings, if any, to fund the growth of the Company. Any decision as to the future payment of dividends will depend on the earnings, if any, and financial position of the Company and such other factors as the Board of Directors deems relevant.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      The following is Management's discussion and analysis of the Company's financial condition, liquidity and capital resources, and of certain significant factors which have affected the Company's capital expenditures, changes in financial condition, and results of operations, and should be read in conjunction with the Company's Financial Statements and the Notes thereto beginning on page F-1 of this Proxy Statement. This discussion includes forward-looking statements and should be read in connection with Safe Harbor

Disclosure: Forward-Looking Statements and Associated Risks contained in "THE WEST COAST TRANSACTIONS--Risk Factors Associated With Consummation of the West Coast Transaction."

Financial Condition, Liquidity and Capital Resources

      The Company is currently operating in a severely distressed financial condition. As of September 30, 1996, the Company had a net working capital deficiency of approximately $1,595,000. The Company is currently funding its business on a day-to-day basis from revenues generated from its nine store operations. Because of the timing of the payment of certain obligations and an increase in the amount of credit extended by its primary supplier of videocassettes, the Company has reported positive cash flow from operations for the three and nine-month periods ended September 30, 1996. However, as the revenues from the Company's existing nine stores are insufficient to ensure timely payment of its obligations, the Company is in immediate need of financing to fund its short-term working capital needs.

      As a result of its severely distressed financial condition, the Company elected to issue 3.4 shares of its Series C Preferred Stock to the holders of its 5% unsecured promissory notes, in payment of $34,000 of accrued interest due such noteholders in August, 1996, in accordance with the terms of such notes.

      The Company is in default under the terms of three 10% promissory notes in the aggregate principal amount of $150,000 plus accrued interest. These notes are held by Carl Shaifer and Max Scheuerer, two members of the Shareholder Committee (See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings"). The aggregate principal amount owing by the Company on said promissory notes was reduced to $150,000 from $180,000 as a result of a $30,000 payment made by the Company to Mr. Scheuerer, the holder of two such notes in the then total principal amount of $150,000. This payment was made following the filing of a lawsuit against the Company by Mr. Scheuerer in which a judgment was sought in the principal amount of $150,000 plus accrued interest of $15,548. The lawsuit was withdrawn following said $30,000 payment without prejudice to its being reinstated if the balance owing on said notes was not paid in full prior to March 15, 1996. Mr. Scheuerer filed a new lawsuit on September 18, 1996 (See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings"), seeking a judgment in the amount of $146,298, representing principal and interest owing to Mr. Scheuerer by the Company on said notes (plus future interest, costs and any other appropriate damages). Since that time, the Company has made payments to Mr. Scheuerer totaling $6,989. The Company has entered into a settlement agreement with Mr. Scheuerer, providing for $3,000 monthly payments to him with the unpaid balance to be paid at closing of the West Coast Transaction. Notwithstanding the settlement agreement, Mr. Scheuerer is proceeding with the litigation. If the West Coast

Transaction is not consummated, the Company would be unable to satisfy the balance owing.

      Additionally, the Company is in default under the terms of a 10% promissory note in the principal amount of $30,000, which note is held by Harold
E. Hamburg, a member of the Shareholder Committee. The Company has paid all interest due to date on said note.

      The Company is also delinquent and presently unable to satisfy various other liabilities, including amounts owing to vendors and landlords, as well as substantial professional fees owing in connection with its now discontinued acquisition program and with respect to ongoing litigation (See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings").

      On April 9, 1996, a lawsuit was filed against the Company and certain others, including the members of the then Board of Directors, in the Superior Court of California, by certain individuals who allegedly purchased or purchased and sold securities of the Company, entitled Gary N. Gibbs et al. v. Choices Entertainment Corporation et al., in which plaintiffs seek monetary damages against the Company and other defendants in the amount of $303,470, plus attorney's fees, costs of suit and such other relief as the Court deems just. (See "INFORMATION CONCERNING THE COMPANY--Legal Proceedings"). The Company intends to contest the lawsuit vigorously. However, if the Company is unsuccessful in defending the lawsuit, the Company would not be able to satisfy an award of damages in the amount claimed. Furthermore, even if the Company is successful in defending this lawsuit, the cost alone in professional fees will be substantial.

      Absent consummation of the West Coast Transaction, the Company's viability for the foreseeable future is doubtful, given its inability to secure needed capital, to extend further the due dates of liabilities, or to otherwise conclude or settle existing liabilities and claims on a satisfactory basis, and, possibly, to conclude successfully existing litigation. In the event the Company is not successful in consummating the West Coast Transaction, the Company's Board of Directors believes that, due to the Company's severely distressed financial condition, the Company will be ultimately forced to seek protection under the bankruptcy laws. Because the decision to file for bankruptcy is likely to be based upon the actions of third parties, primarily the landlords for the Company's stores and certain major creditors of the Company, it is not possible to predict at what point the Company would be forced to do so. Moreover, because the Company's Board of Directors expects that the Company's financial condition will continue to deteriorate, the Company's Board of Directors does not believe that a transaction more favorable than the West Coast Transaction will be available to the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION;" "INFORMATION CONCERNING THE COMPANY--Legal Proceedings;" "THE WEST COAST TRANSACTION--Risk Associated with Consummation of the West Coast Transaction, Certain Unsatisfied Debts and Liabilities." In the event the Company is forced to file for bankruptcy, the Company's ability to conduct its business would likely be severely hampered and it is unlikely that the stockholders would receive any value.

Capital Expenditures, Material Changes in Financial Condition and Material Changes in Results of Operations:

As of September 30, 1996 and for the Nine-Month and Three-Month Periods Ended September 30, 1996

      Capital Expenditures

      During the nine-month period ended September 30, 1996, the Company's capital expenditures, relating to the purchase of videocassette rental films and furniture and fixtures, were approximately $1,251,000 and $13,400, respectively, compared to $928,000 for the purchase of videocassette rental films and $77,000 for the purchase of furniture and fixtures during the same period in 1995.

      Material Changes in Financial Condition

Assets:

      Total assets decreased by approximately $90,000 between December 31, 1995 and September 30, 1996, primarily due to the amortization of intangible assets and other deferred costs which more than offset the increases in assets, such as inventory and prepaid expenses.

      In the event that the West Coast Transaction is not consummated and a change to a liquidation basis of accounting becomes appropriate, the most likely effect on the recorded value of the Company's assets would be to reduce materially the valuation of the videocassette rental inventory to an amount that approximates liquidation value. In addition, the Company would not be able to recover from future cash flows the recorded value of goodwill listed under the caption "Intangible Assets," and would, therefore, write off this amount of approximately $177,000. The Company would also be likely to incur certain other costs, including, without limitation, appraisal and related costs.

Liabilities:

      Total liabilities increased by approximately $354,000 between December 31, 1995 and September 30, 1996, primarily due to the increases in accrued expenses and accounts payable in connection with obtaining a higher credit line with the Company's major videocassette supplier and to the timing of payment of certain obligations.

Stockholders' Deficit:

      Between December 31, 1995, and September 30, 1996, the increase in stockholders' deficit was due to the loss of approximately $477,000 for the nine-month period ended September 30, 1996.

      Material Changes in Results of Operations

      Rental revenues increased approximately $35,000 and $187,000, or 3% and 6%, during the comparative three-month and nine-month periods ended September 30, 1996, respectively. The increases are primarily related to higher availability of rental product, due to increased purchases of videocassette rental films, and to more favorable rental-weather conditions during the 1996 periods.

      Merchandise sales increased approximately $67,000 and $121,000, or 39% and 20%, during the comparative three-month and nine-month periods ended September 30, 1996, respectively. The increases are primarily related to increased purchases of merchandise movies for sale, and to the sale of previously viewed movies and other items. Included in merchandise sales during the nine-month period ended September 30, 1995 was approximately $89,000 in revenue from music products no longer sold in 1996.

      Cost of goods sold increased approximately $22,000, but decreased approximately 21% as percentage of merchandise revenue during the three-month comparative period, and increased approximately $45,000, but decreased by approximately 10% as a percentage of merchandise revenue, during the nine-month comparative period. The percentage decreases during both periods is primarily related to higher margins on rental films sold during 1996 when compared to 1995. Also included in merchandise revenue during the nine-month period ended 1996 is approximately $24,000 of customer membership revenue which has no corresponding cost of sales.

      Cost of movie rentals increased approximately $59,000 and $51,000, respectively during the three-month and nine-month comparative periods primarily due to the increased usage of a pay per transaction arrangement with a supplier of videocassette rental films. The Company had previously used the same arrangement with the same supplier in 1994, but discontinued this practice in 1995 under the direction of the Company's then new management team. The Company reinstituted this practice in 1996 to provide more rental product to its stores than it could have provided had the same rental product been purchased. This practice also creates a higher rental expense since the Company shares a higher percentage of the related revenue stream with the pay per transaction supplier through rental expense than it would through depreciation expense and loss on disposal related to purchased product. The Company intends to rent selected pay per transaction titles where it believes it can be used to help satisfy customer demand and improve competitiveness.

      Store payroll decreased approximately $12,000 and $55,000, respectively, during the three-month and nine-month comparative periods. The decreases are primarily related to there being only 10 stores in operation during 1996 compared to 11 stores in operation during the 1995 comparative periods, and to the Company's continuing efforts to reduce operating costs in its superstores. Store rents increased approximately $6,000 and decreased approximately $13,000, respectively during the three and nine-month comparative periods. Other store operating expenses decreased approximately $1,300 and increased approximately $13,000 during the three-month and nine-month comparative periods, respectively, but remained relatively constant as a percentage of revenue during both periods.

      Selling and administrative expenses decreased approximately $21,000, or 10% and $171,000, or 26% during the 1996 comparative periods primarily due to the Company's continuing efforts to reduce overhead costs.

      Professional and consulting fee expenses increased approximately $23,000 and $61,000 during the 1996 comparative periods primarily due to costs associated with certain litigation.

      Merger and acquisition expenses decreased approximately $270,000 and $1,649,000 during the 1996 comparative periods due primarily to the termination of the Company's previously reported acquisition program during September 1995.

      Loss on disposal of videocassette rental inventory increased approximately $45,000 and $85,000, or approximately 2% of revenue during the 1996 comparative periods primarily due to the increase in the number of videocassette rental films sold at less than carrying value during 1996 to provide additional cash flow for operations.

      The decrease in videocassette and inventory reserves of approximately $22,000 between the nine-month comparative periods relates to additional reserves being required in the 1995 period to provide for discontinued music inventories.

      The gain on settlement of debt of approximately $396,000 during the nine-month comparative period ended 1995 was primarily attributable to the discounted cash settlement of approximately $1,006,000 of debt.

      Interest expense increased approximately $3,000 and $25,000 during the 1996 comparative periods primarily due to the interest expense relating to the increase in notes payable outstanding at September 30, 1996 when compared to the same period in 1995.

      As a result of the foregoing, the Company incurred a net loss of approximately $196,000 and $477,000 during the three-month and nine-month periods ended September 30, 1996, respectively.

As of December 31, 1995 and 1994 and for the Three Year Period Ended December 31, 1995

      Capital Expenditures

      The Company's capital expenditures were approximately $1,455,000 during the year ended December 31, 1995 compared to $1,241,000 during 1994. Approximately $109,000 of the increase was primarily due to an increase in videocassette rental film purchases, and $105,000 of the increase was directly related to the purchase of fixtures for use in its existing video stores, as well as for use in the Company's new superstore opened in 1995.

      Material Changes in Financial Condition

      The following material changes in financial condition reflect changes occurring during the two-year period from December 31, 1993, through December 31, 1995.

As of December 31, 1995 and 1994:

      Current assets decreased by approximately $316,000 between December 31, 1994 and December 31, 1995, due primarily to both the decrease in merchandise inventories of $287,000 and to the decrease in cash used to fund operations of the Company's stores. The decrease in merchandise inventories resulted from the sale and return of music inventories following the discontinuance of the sale of music product in the Company's stores.

      Equipment and videocassette rental inventory decreased by approximately $223,000, due primarily to the excess of depreciation over purchases of fixed assets in the normal course of business.

      The decrease in intangible assets of approximately $17,000 was due to the amortization of goodwill. The decrease in other deferred costs of approximately $169,000 was due primarily to the expensing of those costs which were associated with the Company's acquisition program implemented during 1994, which program has been discontinued.

Liabilities:

      Current liabilities decreased by approximately $814,000 between December 31, 1994 and December 31, 1995. Accounts payable decreased approximately $357,000 primarily as a result of the discounted cash settlement of approximately $235,000 of debt and to the payment of accounts payable in the normal course of business. Notes payable decreased by approximately $295,000 due to the conversion of approximately $148,000 of notes payable to equity and to repayment of notes payable. Accrued merger and acquisition costs increased approximately $469,000 primarily due to the Company's discontinued acquisition program. Accrued professional fees decreased approximately $583,000 due primarily to the conversion of approximately $283,000 of debt to equity and to the payment of these obligations in the normal course of business. Accrued expenses increased approximately $48,000 due primarily to timing differences with respect to payment of these obligations. The accrual for lease cancellation and litigation reserves decreased approximately $90,000 due primarily to both payment of these costs and to the utilization of reserves established for the closing of two of the companies stores.

      Notes payable due after one year increased $680,000 primarily due to issuance of promissory notes payable in conjunction with the private issuance of preferred stock. (See Note 8 of Notes to Financial Statements). Other accrued expenses decreased approximately $139,000 primarily due to expending the costs associated with the issuance of common stock to a consulting firm (See Note 7 of Notes to Financial Statements). Other liabilities decreased $200,000 due primarily to the recognition of a non-refundable deposit received in conjunction with the Company's previously discontinued acquisition program.

Stockholders' Deficit:

      Between December 31, 1994 and December 31, 1995, there was a net increase in stockholders' deficit of approximately $252,000, which was due primarily to the net effect of the loss of approximately $2,139,000, to the issuance of approximately 2,449,461 shares of the Company's Common Stock from the exercise of stock options, warrants and the conversion of debt, the issuance of 34 shares of Preferred Stock in connection with a private offering of Preferred Stock (See
Note 8 of Notes to Financial Statements), and to the issuance of approximately 900,000 shares of the Company's Common Stock in connection with a private offering of Common Stock.

As of December 31, 1994 and 1993:

Assets:

      Current assets decreased by approximately $303,000 between December 31, 1993 and December 31, 1994, due primarily to both the decrease in merchandise inventories and to the decrease in cash used to fund operations of the Company's stores. The decrease in merchandise inventories resulted from the sale and non-replenishment of music inventory and to a reserve established for music inventories based on a decision to discontinue the sale of music product in the Company's stores.

      Equipment decreased by approximately $446,000, due primarily to the depreciation and amortization of fixed assets in the normal course of business and to the disposal of assets in conjunction with closing one of the Company's stores during 1994.

      The decrease in intangible assets of approximately $17,000 was due to the amortization of goodwill. The decrease in other assets of approximately $23,000 was due to the write-off of security deposits relating to the cancellation of a lease in conjunction with closing one store in 1994.

      Other deferred costs of $238,750 are related to a consulting agreement with a firm that was to provide consulting services to the Company and a non-refundable deposit made by the Company in December 1994 upon signing a letter of intent to purchase a chain of video stores.

Liabilities:

      Current liabilities decreased by approximately $32,000 between December 31, 1993 and December 31, 1994. Accounts payable decreased approximately $234,000 primarily as a result of the conversion of approximately $180,000 of accounts payable to a note payable and to the conversion of approximately $65,000 of accounts payable due to JD, a related party, to equity during 1994. The accrual for lease cancellation and litigation reserves decreased approximately $254,000 due to settlement of certain lease agreements. Accrued salaries decreased approximately $25,000, due primarily to timing differences with respect to payment of these obligations. Accrued professional fees increased approximately $265,000 due primarily to costs associated with then anticipated mergers and acquisitions. Other accrued expenses decreased approximately $157,000 due primarily to the reversal of costs associated with previous warrant exercises. Additionally, notes payable increased by approximately $373,000 due to the conversion of approximately $180,000 of accounts payable as mentioned above, and to the issuance of promissory notes payable to two investors totalling $180,000 during 1994.

      Other liabilities increased by approximately $146,000 during 1994, principally as a result of the Company recording as a liability a $200,000 payment from JD Store Equipment upon the signing of a letter of intent to merge with JD Store Equipment, pending the outcome of that transaction. Other accrued expenses (classified as a non-current liability) increased approximately $139,000 in conjunction with a consulting agreement entered into by the Company in December 1994.

Stockholders' Deficit:

      Between December 31, 1993 and December 31, 1994, the net increase in stockholders' deficit of approximately $776,000 is due primarily to the net effect of the loss of approximately $988,000, to the issuance of the approximately 176,000 shares of the Company's Common Stock for debt, and to the reversal of previously accrued costs relating to prior years warrant exercises.

      Material Changes in Results of Operations

      The following material changes in results of operations occurred during the three-year period from January 1, 1993 through December 31, 1995.

Years Ended December 31, 1995 and 1994:

      During 1995 the Company incurred a net loss of approximately $2,139,000 primarily due to merger and acquisition expenses associated with contemplated mergers of the Company with other organizations, selling and administrative expenses and operating expenses associated with operating the Company's retail stores.

      Revenues decreased by approximately $1,132,000 during 1995 when compared to 1994 primarily due to the decrease in merchandise sales of approximately $861,000 as a result of the elimination of the sale of music products in the Company's stores. The remaining decrease was primarily due to the closing of one of the Company's stores in March 1994, weather factors, increased industry competition and fewer highly-rented titles released during 1995 when compared to 1994.

      Costs of goods sold decreased approximately $771,000, but increased approximately 4% as a percentage of merchandise sales during 1995 primarily due to the sale of previously viewed rental films at less than carrying value to provide additional cash flow for operations. Cost of movie rentals decreased approximately $106,000, or 93%, during 1995 primarily due to the elimination of a pay per transaction arrangement with a supplier of videocassette rental films.

      Store payroll expenses decreased approximately $75,000 or 7%, primarily as a result of closing one store in March of 1994 and to continuing efforts to reduce operating costs. Rents and other store operating expenses remained relatively constant when compared to 1994.

      Selling and administrative expenses increased approximately $84,000 or 11% during 1995, primarily due to the write-off of certain obligations in conjunction with discounted cash settlements during 1994.

      Professional fee and consulting expenses decreased approximately $128,000 or 36% during 1995, primarily due to adjustments to accruals.

      Merger and acquisition expenses increased approximately $1,535,000 during 1995, primarily due to professional, consulting, and employee expenses directly related to the Company's discontinued acquisition program.

      Loss on disposal of videocassette rental inventory increased approximately $34,000 during 1995, primarily due to re-merchandising the Company's stores and to the sale of rental inventory at less than carrying value to provide additional cash flow for operations.

      Videocassette and inventory reserves decreased approximately $158,000 during 1995, due to the elimination of reserves taken in 1994. These reserves were established for music inventories that were to be sold off, based on a decision to discontinue the sale of music product in the Company's stores.

      Store opening, closing and lease termination provisions increased approximately $7,000 or 25% during 1995 when compared to 1994, primarily due to the opening of one and the closing of two stores during 1995.

      Depreciation and amortization expenses decreased approximately $173,000 or 14% during 1995, primarily due to most of the stores' assets only requiring one-half year of depreciation during 1995, as those assets reached full depreciation during 1995.

      Net interest expense decreased approximately $12,000 or 33% during 1995, primarily due to interest income in connection with funds held in escrow from a private offering of Preferred Stock. (See Note 8 of Notes to Financial Statements).

Years Ended December 31, 1994 and 1993:

      During 1994, the Company incurred a net loss of approximately $988,000 primarily due to selling and administrative expenses, operating expenses associated with operating the Company's retail stores, costs associated with contemplated mergers of the Company with other organizations, and to reserves established against merchandise inventories in conjunction with the elimination of the sale of music products in the Company's stores.

      Revenues decreased by approximately $1,241,000 during 1994 when compared to 1993.

The net decrease was primarily comprised of:

Decrease in same-store revenue                                      ($  295,121)
Increase in one store opened in 1994                                    334,651
Decreases from two stores closed in 1993                               (984,392)
Decrease from one store closed in 1994                                 (295,695)
                                                                    -----------
                                                                    ($1,240,557)
                                                                    ===========

      Same store revenues for the 11 stores in operation during the comparative periods decreased approximately 5% as a percentage of same-store revenue primarily attributable to weather factors, increased industry competition and the limited use of a pay-per-transaction arrangement which resulted in limited availability of certain rental product.

      Cost of goods sold as a percentage of merchandise sales increased approximately 14% during 1994 when compared to the same periods in 1993, primarily due to merchandise inventory reserves established for music inventories during 1994 in anticipation of discontinuing the sale of music product in the Company's stores and to the sale of music product during 1994 at lower margins in order to obtain needed working capital. Cost of movie rentals of $114,000 and $723,000 in 1994 and 1993, respectively, relate to the pay per transaction arrangement with a supplier of videocassette rental films. The decrease between the 1994 and 1993 periods was primarily due to fewer videocassette rental films obtained during 1994 under the pay per transaction arrangement. Videocassette rental films obtained through the pay-per-transaction arrangement had an average revenue sharing period of two years.

      Store payroll, store rents and other store operating expenses decreased approximately $136,000 or 11%, $105,000 or 10%, and $143,000 or 24%,
respectively, when compared to 1993 primarily due to closing one store during 1994.

      Selling and administrative expenses decreased by approximately $272,000 or 27% during 1994, when compared with 1993 primarily due to the Company's continued efforts to reduce overhead costs.

      Professional fee and consulting expenses increased approximately $201,000 or 81% during 1994 when compared to 1993 primarily due to costs associated with anticipated mergers and acquisitions.

      Store closing, lease termination and litigation provisions decreased approximately $102,000 or 79% during 1994 when compared to 1993 primarily due to fewer store closings and lease cancellations during 1994.

      Depreciation and amortization expenses decreased approximately $126,000 or 9% during 1994 primarily due to fewer videocassette rental films depreciated during 1994 in conjunction with closing one store during 1994.

      Interest expense decreased approximately $131,000 or 78% due primarily to the conversion of a Senior Convertible Bond in June 1993.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding ownership of the Company's Common Stock and Preferred Stock, as of January 7, 1997, by: (i) each person who is known by the Company to own beneficially more than five percent of the combined number of votes attributable to all shares of Common and Preferred Stock outstanding on that date, (ii) each director (Messrs. DeSaye, Martignoni and Portner), (iii) the Chief Executive Officer (Ronald W. Martignoni) and (iv) all executive officers and Directors as a group.

                                                                                      No. of Votes Attributable to
                      No. of Shares of Common Stock    No. of Shares of Preferred       Common Stock and Preferred Stock
Name and Address        Beneficially Owned, including  Beneficially Owned, including         Beneficially Owned,
of Beneficial Owner         Percentage Owned(1)        Percentage Owned(1)                 including Percentage(1)
-------------------  --------------------------------- -----------------------------  -----------------------------------
Attel & Cie, S.A.             2,601,112 (11.8%)                 --                        2,601,112 (11.1%)
Via Nassa 58
6901 Lugano, Switzerland

John Maioriello               1,826,000 (7.8%)(2)               --                        1,826,000 (7.3%)
3416 The Strand
Manhattan Beach, CA  90266

John A. Boylan                1,442,000 (6.2%)(3)               --                        1,442,000 (5.8%)
509 Kinsale Road
Timonium, MD  21093

Ronald W. Martignoni          1,425,000 (6.1%)(4)               --                        1,425,000 (5.7%)
6 Chadwick Court
Voorhees, NJ  08043

Joseph DeSaye                    26,000 *                       --                           26,000 *
800 Federal Boulevard
Carteret, NJ  07008

Fred E. Portner                 190,000 *(5)                    --                          190,000 *
121 Montgomery Place
Alexandria, VA  22314

Shareholder Committee         4,334,700 (18.3%)(6)        37.4 (90.7%)(6)(8)              4,334,700 (18.3%)(6)(7)

All executive officers and    1,916,000 (8.0%)(9)               --                        1,916,000 (7.6%)
as a Group (four persons)

----------
*  Less than 1%.

      (1) Beneficial Ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock or Preferred Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as may be indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common and Preferred Stock shown as beneficially owned by them.

      (2) Includes 1,500,000 shares of Common Stock issuable upon exercise of fully-vested nonqualified stock options.

      (3) Includes 1,000,000 shares of Common Stock issuable upon exercise of fully-vested 1991 Management Options and 375,000 shares of Common Stock issuable upon exercise of fully-vested 1994 Management Options.

      (4) Includes 1,050,000 shares of Common Stock issuable upon exercise of fully-vested 1991 Management Options and 375,000 shares of Common Stock issuable upon exercise of fully-vested 1994 Management Options.

      (5) Represents 100,000 shares of Common Stock issuable upon exercise of fully-vested nonqualified stock options and 90,000 shares of Common Stock issuable upon exercise of fully-vested 1994 Management Options.

      (6) The Shareholder Committee may be deemed to constitute a group under the rules of the Securities and Exchange Commission. The following table sets forth the number of shares of the Company's Common and Preferred Stock owned beneficially by the members of the Shareholder Committee, as well as the percentage of outstanding Preferred Stock owned by each, and together as a group, on January 7, 1997:

Name                                    Common Stock+       Preferred Stock++

Carl Shaifer
8515 Seminole Avenue
Philadelphia, PA  19118                 1,128,500                  14.1 (36.3%)

Joseph DeSaye
                                           26,000                   --

Max Scheuerer
47 Knollwood Drive
Livingston, NJ  07039                     312,000                   --

Maureen and Lawrence Feeney
160 Milton Street
Dorchester, MA  02124                     200,000                   --

William and Evelyn Goatley
5925 Oakland Valley Drive
Rochester, MI  48306                      502,100                   9.2 (24.0%)

P.L. Anderson, Jr.
115 Watson Street
Danville, VA  24543                       674,500                   1.8 (4.9%)

Harold E. Hamburg
4122 Shelbyville Road
Louisville, KY  40207                     217,000                   3.7 (9.7%)

David F. Beckman
35 Webster Avenue
Beverly, MA  01915                        272,600                   --

Mark and Barbara Raifman
862 Woodmere Place
Woodmere, NY  11598                       759,000                   6.1 (16.1%)

Frank Harvey
619 Hallie Drive
Houston, TX  77024                        243,000                    2.5 (6.5%)
                                        ---------                  ----

            Total                       4,334,700                  37.4 (90.7%)
                                        =========                  ====

+ This column includes a total of 1,494,500 shares of Common Stock obtainable upon conversion of 37.4 shares of Preferred Stock, including 3.8 shares of Preferred Stock obtainable upon exercise of warrants.

++ This column includes 3.8 shares of Preferred Stock obtainable upon exercise of warrants, as follows: Carl Shaifer, 1.4 shares; William and Evelyn Goatley,
0.9 shares; P.L. Anderson, Jr., 0.3 shares; Harold Hamburg, 0.4 shares; Mark and Barbara Raifman, 0.6 shares; and Frank Harvey, 0.3 shares. In addition, on October 30, 1996, Gail A. Ramey, 115 Watson Street, Danville, VA 24543, owned beneficially 2.5 shares of Preferred Stock, which includes 0.3 shares obtainable upon exercise of warrants, or 6.5% of the Preferred Stock outstanding on that date. Ms. Ramey, together with the holders of Preferred Stock set forth in the foregoing table, represent all persons known to the Company who own beneficially more than five percent of the Preferred Stock on January 7, 1997.

      (7) Includes 3.8 shares of Preferred Stock obtainable upon exercise of warrants.

      (8) Includes 1,200,000 shares of Common Stock issuable upon exercise of fully-vested 1991 Management Options, 100,000 shares of Common Stock issuable upon exercise of fully-vested nonqualified options, and 540,000 shares of Common Stock issuable upon exercise of fully-vested 1994 Management Options.

                                  OTHER MATTERS

      No other matters requiring a vote of the stockholders are expected to come before the Special Meeting. However, if other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

      Proposals by stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices at 836 W. Trenton Avenue, Morrisville, PA 19067, on or before July 23, 1997, to be included in the Company's proxy statement and form of proxy for the 1997 Annual Meeting.



                                    By Order of the Board of Directors



February 11, 1997                   Ronald W. Martignoni
                                    Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Independent Auditors' Report.............................................  F-2

Balance Sheets as of December 31, 1995 and 1994..........................  F-3

Statements of Loss for the Years Ended December 31, 1995,
      1994 and 1993......................................................  F-4

Statements of Stockholders Equity (Deficit) for the Years
      Ended December 31, 1995, 1994 and 1993.............................  F-5

Statements of Cash Flows for the Years Ended
      December 31, 1995, 1994 and 1993 ..................................  F-6

Notes to Financial Statements............................................  F-8

Unaudited Balance Sheet as of September 30, 1996......................... F-26

Unaudited Statements of Loss for the Three-Month and Nine-
      Month Periods ended September 30, 1996 and 1995.................... F-27

Unaudited Statements of Cash Flows for the Nine-Month
      Periods ended September 30, 1996 and 1995.......................... F-28

Unaudited Notes to Financial Statements.................................. F-29

                          Independent Auditors' Report

The Board of Directors and Stockholders
Choices Entertainment Corporation:

We have audited the financial statements of Choices Entertainment Corporation as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choices Entertainment Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Choices Entertainment Corporation will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, is in default on certain obligations and has a net working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                          KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 25, 1996

                        CHOICES ENTERTAINMENT CORPORATION
                                 BALANCE SHEETS

                                                         December 31,
                                                      1995          1994
ASSETS
Current assets:
  Cash......................................     $   86,391    $  129,389
  Accounts receivable.......................         11,098         1,439
  Merchandise inventories...................        138,149       425,357
  Prepaid expenses..........................         28,236        24,112
                                                 ----------    ----------
    Total current assets....................        263,874       580,297
Videocassette rental inventory,
    net (Note 5)............................        778,728       841,966
Equipment, net (Note 5).....................        186,990       346,956
Intangible assets, net of amortization
    of $96,826 in 1995 and $79,987
    in 1994.................................        189,443       206,282
Other deferred costs  (Note 7)..............         69,621       238,750
Other assets................................         68,254        68,227
                                                 ----------    ----------

                                                 $1,556,910    $2,282,478
                                                 ==========    ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable (Note 6)....................     $  184,691    $  480,362
  Accounts payable..........................        422,582       779,659
  Accrued merger and acquisition expenses...        563,901        95,319
  Accrued professional fees.................        186,243       769,109
  Accrual for lease cancellation and
    litigation reserves (Note 4)............         13,750       103,486
  Accrued salaries..........................         52,603        58,670
  Accrued expenses..........................        147,007        98,920
                                                 ----------    ----------
    Total current liabilities...............      1,570,077     2,385,525
Notes payable (Notes 6 and 8)...............        680,000
Other liabilities ..........................                      200,000
Other accrued expenses .....................                      138,750
                                                 ----------    ----------
    Total liabilities.......................      2,250,777     2,724,275
                                                 ----------    ----------

Commitments and Contingencies (Notes 3,
    4, 6 and 15)
Stockholders' deficit (Notes 8, 9, 10,
  11 and 12):
  Preferred stock, par value $.01 per
  share: authorized 5,000 shares; 34
  shares ssued and outstanding in 1995;
  no shares issued or outstanding in 1994 ...
  Common stock, par value $.01 per share:
    authorized 50,000,000 shares; issued
    and outstanding 22,004,395 shares in
    1995; 18,654,934 shares in 1994 ........        220,044       186,549
  Additional paid-in capital................     20,485,203    18,631,441
  Accumulated deficit.......................    (21,399,114)  (19,259,787)
                                                 ----------    ----------
Total stockholders' deficit.................    (   693,867)  (   441,797)
                                                 ----------    ----------

                                                $ 1,556,910   $ 2,282,478
                                                 ==========    ==========

See accompanying notes to financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                               STATEMENTS OF LOSS

                                           Year ended December 31,
                                -------------------------------------------
                                    1995           1994            1993
                                    ----           ----            ----

Revenues:

  Movie rentals................ $ 3,882,969    $ 4,154,693     $ 5,206,537
  Merchandise sales............     877,715      1,738,181       1,926,894
                                ------------   ------------    ------------
                                  4,760,684      5,892,874       7,133,431
                                ------------   ------------    ------------

Operating costs and expenses:

  Cost of goods sold...........     864,226      1,634,983       1,545,696
  Cost of movie rentals........       8,476        114,265         723,541
  Store payroll................   1,054,643      1,129,516       1,265,588
  Store rents..................     944,260        925,903       1,030,449
  Other store operating
    expenses...................     452,235        451,520         595,819
  Selling and administrative
    expenses...................     819,169        734,954       1,006,525
  Merger and acquisition
    expenses...................   1,630,192         95,319
  Professional and consulting
    expenses...................     225,694        353,361         247,960
  Loss on disposal of video-
    cassette rental inventory..     165,877        131,908         130,551
  Store opening, closing, lease
    termination and litigation
    provisions (Note 4)........      33,060         26,424         127,973
  Depreciation and
    amortization...............   1,073,116      1,246,237       1,372,030
                                ------------   ------------    ------------

                                  7,270,948      6,844,390       8,046,132
                                ------------   ------------    ------------

Other income (expenses):

  Gain on settlement of debt
    (Note 3)...................     395,640
  Gain on settlement of
    litigation (Note 4)........                                    393,593
  Interest expense, net........   (  24,703)     (  36,623)     (  167,215)
                                ------------   ------------    ------------
                                    370,937      (  36,623)        226,378
                                ------------   ------------    ------------

Net loss....................... $(2,139,327)   $ ( 988,139)    $(  686,323)
                                ============   ============    ============

Net loss per share of common
stock (Note 12)................ $      (.10)   $      (.05)    $      (.04)
                                ============   ============    ============

See accompanying notes to financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              For the Years Ended December 31, 1995, 1994 and 1993

                                   Preferred                                     Additional
                                     Stock               Common Stock             Paid-In        Accumulated
                                     Shares            Shares      Amount         Capital          Deficit            Total
                                   ---------        ---------     ---------     -----------     -------------     ------------

Balance at December 31, 1992                        16,158,934    $ 161,589     $15,806,403     $(17,585,325)     $(1,617,333)
Issuance of Common Stock in
  conjunction with the
  conversion of a senior
  convertible bond and
  accrued interest                                   1,400,000       14,000       2,401,273                         2,415,273
Issuance of Common Stock to
  satisfy debt obligations                             920,000        9,200         213,300                           222,500
Net Loss for the year ended
  December 31, 1993                                                                                 (686,323)        (686,323)
                                                    ----------    ---------    ------------     -------------    -------------
Balance at December 31, 1993                        18,478,934      184,789      18,420,976      (18,271,648)         334,117

Issuance of Common Stock to
  satisfy debt obligations                             166,000        1,660          63,687                            65,347
Issuance of Common Stock for
  cash from employee exercise
  of stock options                                      10,000          100           2,200                             2,300
Reversal of costs associated
  with previous warrant exercises                                                   144,578                           144,578
Net Loss for the year ended
  December 31, 1994                                                                                 (988,139)        (988,139)
                                                   -----------    ---------    ------------     -------------     -----------
Balance at December 31, 1994                        18,654,934      186,549      18,631,441      (19,259,787)        (441,797)
Issuance of Common Stock for
  cash from exercise of stock
  options and warrants                               2,186,000       21,860         883,895                           905,755
Issuance of Common Stock for
  cash to two private foreign
  investors, net of related costs                      900,000        9,000         387,000                           396,000
Issuance of Common Stock to
  satisfy debt obligations                             113,461        1,135         146,417                           147,552
Issuance of Common Stock in
  conjunction with consulting
  services                                             150,000        1,500         137,250                           138,750
Issuance of Preferred Stock to
  private investors, net of
  related costs (Note 8)                 34                                         299,200                           299,200
Net Loss for the year ended
  December 31, 1995                                                                              ( 2,139,327)      (2,139,327)
                                         --         ----------     --------     -----------     -------------     ------------
Balance at December 31, 1995             34         22,004,395     $220,044     $20,485,203     $(21,399,114)     $  (693,867)
                                         ==         ==========     ========     ===========     =============     ============

See accompanying notes to financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                         Year ended December 31,
                                                 ----------------------------------------
                                                   1995           1994             1993
                                                 --------       --------         --------
Cash flows from operating activities:
Net loss....................................... $(2,139,327)   $  (988,139)   $  (686,323)
                                                -----------    -----------    -----------
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization................   1,073,116      1,246,237      1,372,030
  (Gain) loss on disposal of equipment.........      (7,384)
  Gain on settlement of litigation.............                                  (393,593)
  Gain on settlement of debt...................    (395,640)
  Loss on disposal of videocassette rental
      inventory................................     165,877        131,908        130,551
  Videocassette and inventory reserves.........      45,169        203,378         26,379
  Cost of rental film sales....................     335,230        243,961        234,459
  Write-off of deferred costs, net.............     (49,271)
  Change in assets and liabilities:
    (Increase) decrease in accounts
      receivable...............................      (9,659)        14,786         26,149
    (Increase) decrease in merchandise
      inventories..............................     287,208         73,112        (35,831)
    (Increase) decrease in prepaid expenses....      (4,124)         9,708         59,925
    (Increase) decrease in other assets........         (27)        23,286         23,215
    Increase in accounts payable...............      25,999         11,544            471
    Increase in accrued merger and acquisition
      expenses.................................     468,582
    Increase (decrease) in accrued professional
      fees.....................................    (582,866)       265,399        (30,189)
    Increase (decrease) in accrued salaries....      (6,067)       (25,338)        21,993
    Increase (decrease) in other accrued expenses    60,696        (11,984)       209,926
    (Decrease) in accrual for lease cancellation
      and other litigation reserves............     (13,750)      (253,770)       (31,933)
                                                -----------    -----------    -----------
Total adjustments..............................   1,400,473      1,932,227       1,606,168
                                                -----------    -----------    -----------
Net cash provided by (used in) operating
      activities...............................    (738,899)       944,088         919,845
                                                -----------    -----------    -----------
Cash flows from investing activities:
   (Increase) decrease in deferred acquisition
      costs....................................     100,000       (100,000)
   Proceeds from gain on settlement of
       litigation..............................                                   393,593
   Purchases of videocassette rental inventory,
      net......................................  (1,349,871)    (1,240,594)    (1,148,125)
   Purchases of equipment......................    (105,457)
   Proceeds from sale of fixed assets..........                                   172,976
                                                -----------    -----------    -----------
Net cash used in investing activities..........  (1,355,328)    (1,340,594)      (581,556)
                                                -----------    -----------    -----------
Cash flows from financing activities:
   Proceeds from notes payable.................     710,000         180,000
   Proceeds from private offering of common stock   396,000
   Proceeds from issuance of preferred stock, net   217,600
   Proceeds from other liabilities.............     200,000
   Repayment of notes payable..................    (178,171)       (41,530)      (335,923)
   Proceeds from issuance of common stock net..     905,755          2,300
                                                -----------    -----------    -----------
Net cash provided by (used in) financing
      activities...............................   2,051,229        340,770       (335,923)
                                                -----------    -----------    -----------

Net increase (decrease) in cash................     (42,998)       (55,736)         2,366
Cash at beginning of the year..................     129,389        185,125        182,759
                                                -----------    -----------    -----------
Cash at end of the year........................  $   86,391     $  129,389     $  185,125
                                                 ==========     ==========     ==========

Supplementary disclosure of cash flow information:
   Cash paid during the year for interest......  $    1,316     $   -0-        $   14,799
                                                 ==========     ==========     ==========

     During 1995, the Company converted approximately $148,000 of notes payable into 113,461 shares of the Company's common stock. Additionally, during 1995 the Company negotiated discounted cash settlements to certain vendors which eliminated approximately $859,000 of accounts payable for cash of $463,000 and resulted in a net gain to the Company of approximately $396,000.

     During 1994, the Company converted approximately $180,000 of accounts payable into a note payable and approximately $65,000 of accounts payable into 166,000 shares of the Company's common stock, and approximately $144,000 of previously accrued warrant exercise costs were reversed.

     During 1993, the Company converted approximately $160,000 of accounts payable into a note payable, converted a $2,000,000 convertible bond and approximately $396,000 of related accrued interest into 1,400,000 shares of Common Stock and converted approximately $223,000 of notes payable and other accrued expenses into 920,000 shares of the Company's Common Stock.


See accompanying notes to financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                          Notes to Financial Statements

(1) Incorporation and Other Matters

      The Company was incorporated under the laws of the State of Maryland on July 11, 1985, as "PPV Enterprises, Inc." On August 18, 1987, the Company changed its name to "DataVend, Inc." and reincorporated under the laws of the State of Delaware.

      On March 14, 1990, the Company changed its name to Choices Entertainment Corporation.

(2) Summary of Significant Accounting Policies

      Accounting Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Merchandise Inventories: Merchandise inventories are stated at the lower of cost or market. Cost is determined by the average cost method, which approximates the first-in first-out method.

      Videocassette Rental Inventory: Videocassettes are recorded at cost and amortized over their estimated economic life to a $4 residual value. Videocassettes are amortized over two years on an accelerated basis.

      Equipment: Equipment is stated at cost. Depreciation of equipment is provided under the straight-line method over the estimated useful lives of the respective assets.

      Intangible Assets: Intangible assets, consisting solely of goodwill, have a net book value of approximately $189,000. Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, approximately 17 years. The Company assesses the recoverability of this intangible asset by determining whether the goodwill can be recovered through undiscounted future operating cash flows.

      Income Taxes: Effective January 1, 1993, the Company adopted Statement
109. The change in the method of accounting for income taxes had no effect on the 1993, 1994 and 1995 Financial Statements.

      Reclassification: Reclassification of the 1994 financial statements has been made to conform with the presentation of the 1995 financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)


(3) Liquidity

      The financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses in each year of its existence, aggregating $21,399,114 from inception through December 31, 1995, including a net loss of $2,139,327 from the year ended December 31, 1995.

      The Company is currently operating in a severely distressed financial condition. As of December 31, 1995, the Company had a net working capital deficiency of approximately $1,306,000. The Company is currently funding its business on a day-to-day basis from revenues generated from its ten store operations. However, as the revenues from the Company's existing ten stores are insufficient, the Company is operating on a negative cash flow basis and is in immediate need of financing to fund its short-term working capital needs. The Company's capital needs in 1995 which included certain of the costs associated with its previously reported but now discontinued acquisition program were met by a combination of revenues generated from its ten-store operations, net proceeds of approximately $396,000 received in January 1995 derived from a private offering of Common Stock, net proceeds of approximately $898,000 received in August 1995 derived from a private offering of Preferred Stock, notes and warrants to purchase Preferred Stock (see Note 8 to the Financial Statements), net proceeds of approximately $906,000 from the exercise of previously existing stock options, and proceeds of $30,000 from the issuance of a promissory note. Substantially, all of the net proceeds derived from the above-described Preferred Stock Offering were used to fund the Company's previously reported acquisition program.

      The Company, however, is presently in default on three 10% promissory notes totalling $150,000 plus accrued interest. The principal amounts owing by the Company on said promissory notes were reduced to $150,000 from $180,000 as a result of a $30,000 payment made by the Company in November 1995, to the holder of two of such notes in the then total principal amount of $150,000. This payment was made following the filing of a lawsuit by the holder of said two notes seeking a judgment in the principal amount of $150,000 plus accrued interest of $15,548. The lawsuit was withdrawn following said $30,000 payment without prejudice to its being reinstated if the balance owing on said notes was not paid in full prior to March 15, 1996. No additional amounts have been paid by the Company to the holder, who has continued to demand payment. The Company is presently unable to satisfy the balance owing and there is no assurance that the Company will be able to satisfy a judgment in such amount if the lawsuit is reinstated and a judgment is entered against the Company. The entry and enforcement of such a judgment against the Company's assets would materially and adversely affect the Company's business.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(3) Liquidity (Continued)

      The Company is also delinquent and presently unable to satisfy various other liabilities, including amounts owing to vendors and landlords, as well as substantial professional fees owing in connection with its previously reported acquisition program.

      In addition, the Company has been threatened with litigation in connection with certain prior purchases of the Company's Common Stock. The Company does not believe that there is any merit to the claim, which is in excess of $325,000, exclusive of attorneys' fees. However, if legal proceedings were instituted and the Company was unsuccessful in defending such a lawsuit, the Company would not presently be able to satisfy an award of damages in the amount claimed, which judgment would, if enforced, materially and adversely affect the Company's business. Furthermore, even if the Company was successful in defending such a lawsuit, the cost alone in professional fees to defend such a lawsuit could materially and adversely affect the Company's business.

      The Company has negotiated equity and discounted cash settlements during the year with several creditors which eliminated approximately $1,006,000 of debt for approximately $463,000 and 113,000 shares of the Company's common stock, thereby resulting in a net gain of approximately $396,000 to the Company. However, the Company's viability for the foreseeable future is and will continue to be dependent upon its ability to secure needed capital, or extend the due dates of liabilities, or to otherwise conclude or settle existing liabilities and claims on a satisfactory basis. No assurance can be given that the Company will be successful in that regard. In the event the Company is not successful, the Company may be forced to seek protection under Chapter XI of the Federal Bankruptcy Laws. In such an event, the Company's ability to conduct its business could be severely hampered. Moreover, the value of the Company's equity would likely be greatly diminished, if not eliminated.

      As previously reported, during September 1995, the merger agreements between the Company and JD Store Equipment, Inc., VA Entertainment Corp., d/b/a Video Junction, and Palmer Corporation were terminated. In addition, all previously announced letters of intent with its acquisition candidates have expired, and those executive officers who joined the Company in connection with its previously-reported acquisition program have subsequently resigned. Although the Company is no longer pursuing an acquisition program, management believes that the Company will need to acquire or establish additional superstores in the future if the Company is to achieve the economies of scale necessary for it to become profitable. In that regard and because of its severely distressed financial condition, the Company is exploring a possible merger with one or more companies. However, there is no assurance the Company's efforts will be successful in that connection.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(3) Liquidity (Continued)

      In the event the Company is not successful in pursuing a potential merger, it is likely that it will continue to operate through the ten stores currently owned which have historically provided insufficient revenues to enable the Company to operate profitably. The Company may also explore the possibility of selling its video stores although no assurance can be given that it would be successful in that regard.

(4)  Store Closing, Lease Termination and Litigation Provisions

      During 1990, in connection with the Company's plans for expansion, the Company entered into eight leases for future superstore sites. As a result of its working capital shortages, the Company decided not to open seven of these stores and commenced negotiations with each of the landlords for these locations to reach agreement on extended payment terms or to arrive at settlements for lease cancellation agreements. Additionally, the Company closed a total of eight of its superstores, two during 1991, two during 1992, one in 1993, one in 1994 and two in 1995, and sold one store in 1993. The store that was closed in 1993 was relocated and re-opened in 1994. The inventory and fixtures from the two stores closed in 1995 were used to relocate and open one new store in December 1995. In connection with its lease negotiations and planned store closings, the Company has expensed approximately $2,600, $26,000 and $128,000 in expected costs during 1995, 1994 and 1993, respectively, which reflects management's estimate of expected losses, relating to lease settlements and payment costs for non-operating superstores.

      Settlements have been reached with all of the lessors for proposed superstores which the Company was not able to open due to its working capital shortages, and with certain other creditors. Such settlements generally involved the payment by the Company of a lump sum and the issuance of Common Stock, in exchange for a termination of the lease and a release of the Company from any liability thereunder. At December 31, 1995, the Company had accrued approximately $13,750 in connection with a judgment obtained by a creditor that has not yet been satisfied.

      Pursuant to its previous plans to expand, the Company had entered into an agreement in July, 1991 to purchase a privately-held chain of seventeen existing video stores operating in Florida, Alabama and Tennessee under the name "Cobb Prime Time Video, Inc. ("Cobb")." The purchase price was to be $5,000,000 in cash and a $2,250,000 convertible debenture. The Company made deposits of $450,000 against the purchase price. However, in November, 1991, the Company learned that the operating results of Cobb had severely declined relative to Cobb's projections during the third quarter of 1991 and compared to prior year results. The Company thereupon wrote Cobb seeking

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)


(4) Store Closing, Lease Termination and Litigation Provisions (Continued)

clarification of these operating results and also terminated the agreement to purchase Cobb (the "Purchase Agreement") on the existing terms on the basis that Cobb had breached covenants contained in the acquisition agreement, in particular, a warranty that there would not be a material adverse change in the business of Cobb between the date the Purchase Agreement was signed and the date the acquisition was consummated. Cobb refused to return the deposit of $450,000, and instituted suit against the Company in Federal District Court in Alabama for breach of contract. The Company counter-sued for the return of the $450,000 deposit and other costs previously incurred by the Company under the Purchase Agreement and a determination that no monies were owed by it to Cobb. The trial was completed on November 18, 1992. However, pending the issuance of a final judgment on March 30, 1993, Cobb and the Company entered into a final settlement of the judgement and related matters on terms favorable to the Company, resulting in a net gain of $393,593 during 1993.

(5) Equipment and Videocassette Rental Inventory

                                        December 31,
                                --------------------------      Estimated
                                   1995            1994         useful lives
                                ----------      ----------      ------------

Equipment                       $  366,313      $  340,764      5 years
Furniture and fixtures             380,986         444,180      5 years
Leasehold improvements           1,013,471       1,143,830      Life of Lease
Computers and peripherals          428,345         416,574      5 years
                                ----------      ----------
                                 2,189,115       2,345,348
Less:  accumulated deprecia-
  tion and amortization         (2,002,125)     (1,998,392)
                                ----------      ----------
                                $  186,990      $  346,956
                                ==========      ==========
Videocassette rental
  inventory                     $2,936,280      $2,999,792      2 years
Less:  accumulated
  depreciation                  (2,157,552)     (2,157,826)
                                ----------      ----------
                                $  778,728      $  841,966
                                ==========      ==========

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(6) Notes Payable, Capital Lease Obligations, and Other Liabilities

     The following table sets forth the Company's Notes Payable and Capital Lease Obligations:

                                                    December 31,
                                           ------------------------------
                                              1995                1994
                                           ----------          ----------
5% Unsecured Promissory Notes
due September 1997 (see Note 8)            $  680,000

Capital lease obligation payable
monthly through August 1, 1995
(interest rate 14.5%)                           4,691          $    6,891

10% Promissory Note Payable to
vendor due May 1999                                               293,471
(See Note 9)

10% Promissory Note Payable to
investor in 8 equal monthly
installments due April 1995,
extended to March 15, 1996                     20,000              50,000

10% Promissory Note Payable to
investor in 8 equal monthly
installments due August 1, 1995,
extended to March 15, 1996                    100,000             100,000

10% Promissory Note Payable to
investor in 8 equal monthly
installments due May 1995                      30,000              30,000

10% Promissory Note Payable to
investor due October 1, 1996                   30,000
                                           ----------          ----------
                                              864,691             480,362

Less portion of notes payable due
within one year                              (184,691)           (480,362)
                                           ----------          ----------

Notes payable due after one year           $  680,000          $      -0-
                                           ==========          ==========

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(7) Other Deferred Costs

     In December 1994, the Company entered into a letter of intent to purchase a chain of 12 video stores. In conjunction with signing the letter of intent and as a representation of its good faith and in consideration of a no shopping agreement, the Company paid the chain a $100,000 non-refundable deposit. In connection with the termination of the letter of intent, the Company recorded the non-refundable deposit as an expense in 1995.

     In December 1994, the Company entered into a consulting agreement with a firm that was to provide consulting services to the Company. In conjunction with the agreement, the Company issued 150,000 shares of its common stock to the firm in March 1995. The deferred costs of approximately $139,000, the estimated fair value of the restricted stock awarded to the consulting firm, was expensed during 1995 in connection with the termination of the Company's acquisition program.

     As of December 31, 1995 deferred costs consist of certain debt placement fees net of amortization of $11,979 (See Note 8).

(8) Preferred Stock and Private Placement Transaction

     The Company is authorized to issue 5,000 shares of preferred stock, par value $.01 per share. The Board of Directors of the Company has the authority, without further action by stockholders, to issue the preferred stock in one or more series, and to fix, for any series the dividend rate, redemption price, liquidation or dissolution preferences, conversion rights, voting rights and other preferences and privileges.

     The Company, in connection with a private offering of units of preferred stock, promissory notes and warrants to purchase preferred stock, which terminated in September 1995, issued a total of: (i) 34 shares of the Company's Series C Convertible Preferred Stock ("Preferred Stock"), convertible (subject to shareholder approval as provided below) into 1,360,000 shares of common stock, (ii) 5% unsecured promissory notes in the aggregate principal amount of $680,000 due in September 1997, with interest payable annually in cash or, at the election of the Company, in shares of Preferred Stock (valued at $.25 per share), and with principal and any accrued but unpaid interest convertible into Preferred Stock (valued at $.25 per share) as the sole option of the holder in the event the Company defaults in the payment of principal or is otherwise in default, and (iii) three-year warrants to purchase 10.2 shares of Preferred Stock at an exercise price of $10,000 per share, convertible (subject to shareholder approval as provided below) into a total of 408,000 shares of common stock.

                         CHOICES ENTERTAINMENT CORPORATION
                    Notes to Financial Statements - (Continued)

(8) Preferred Stock and Private Placement Transaction (Continued)

     Additionally, the Company paid a placement fee consisting of $122,400 and five-year warrants to purchase 5.1 shares of Preferred Stock at an exercise price of $10,000 per share and a finder's fee consisting of five-year warrants to purchase 8.5 shares of Preferred Stock at an exercise price of $37,500 per share, all of which Preferred Stock being convertible (subject to shareholder approval as provided below) into an aggregate of 544,000 shares of common stock. A portion of these issuance costs was capitalized as a debt placement fee and is being amortized over the term of the related debt.

     Each share of Preferred Stock will become convertible, at the option of the holder thereof, into 40,000 shares of the Company's common stock, subject to adjustment, only after receipt of approval by the Company's stockholders of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock (as provided by the terms of the Preferred Stock); however, as the conversion of the Preferred Stock is contingent upon stockholder approval of the increase in authorized common stock, no assurances can be given that the Preferred Stock will become convertible. Holders of the Preferred Stock will be entitled to vote on this and any other matter submitted to a vote of the Company's stockholders, with each share of Preferred Stock entitled to 40,000 votes. Holders of Preferred Stock have no liquidation or other preferences upon the liquidation, dissolution, or winding up of the Company, and are entitled to certain piggyback and demand registration rights for the shares of common stock into which the Preferred Stock may be converted.

(9) Common Stock

     During June and July 1988, the Company sold 828,000 units of its securities at a price of $5.00 per unit (each unit consisted of three shares of common stock and three Class A redeemable common stock purchase warrants) pursuant to a public offering and an over-allotment option exercised by the underwriter. The redeemable Class A Warrants were immediately exercisable and separately transferable from the common stock. The redeemable Class A Warrants entitled holders to purchase 1.2 shares of common stock and one redeemable Class B common stock purchase warrant for $2.25. Each redeemable Class B Warrant entitled holders to purchase 1.2 shares of common stock for $3.25. In addition, for every two Class B Warrants exercised during the period from February 12, 1990 through April 30, 1991, the holder thereof was entitled to receive one Class C Warrant without payment of additional consideration therefor. Each Class C Warrant entitled the holder thereof to purchase one share of common stock at an exercise price of $1.875 per share at any time through August 31, 1991. The Class B Warrants were exercisable for five years from June 8, 1988, the effective date of the registration statement covering the public

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(9) Common Stock (Continued)

offering and were redeemable for $.05 per warrant under certain conditions. Effective February 28, 1991, the Company reduced the exercise price of its Class B Warrants from $3.25 per Class B Warrant to $.75 per Class B Warrant. On December 4, 1992, the Company further reduced the exercise price of its Class B Warrants to $.625 per Class B Warrant or $.50 per share.

     Through December 31, 1992, 2,481,350 Class A Warrants (99% of the issued amount), 1,999,350 Class B Warrants (80.5% of the issued amount), and 787,825 Class C Warrants (78.8%) were exercised resulting in the issuance of 2,977,620, 2,399,220 and 787,825 shares of common stock, respectively. Of the remaining 2,650 Class A Warrants outstanding, 1,600 Class A Warrants were redeemed by the Company at $.05 per warrant. The remaining 1,050 Class A Warrants and 482,000 Class B Warrants expired in accordance with their terms on June 8, 1993. The remaining 211,850 outstanding Class C Warrants expired in accordance with their terms on August 31, 1991.

     On February 22, 1992, in conjunction with the terms of a convertible promissory note, the Company issued 100,000 shares of its Common Stock to the holder of the convertible promissory note. On February 27, 1992, the Company issued to a landlord 200,000 shares of its common stock as part of a lease cancellation agreement.

     Between March 1, 1992 and December 31, 1993, the Company issued, through a private placement, 1,208,369 shares of its Common Stock to various creditors in exchange for the forgiveness of approximately $733,000 of debt and lease obligations.

     On September 30, 1992, the Company issued 1,000,000 shares of its Common Stock to a consultant as part of an agreement entered into between the consultant and the Company dated August 25, 1992 (the "Advisory Agreement"), and further agreed to pay the consultants' reasonable out-of-pocket expenses incurred by it in the performance of its duties under the Advisory Agreement, which included the negotiation of the proposed acquisition of a privately-held transportation concern. The Advisory Agreement also required the Company to register the 1,000,000 shares of Company Common Stock delivered thereunder so as to permit their immediate resale by the consultant, which registration was completed on October 14, 1992.

     On June 2, 1993, the Company issued 1,400,000 shares of its Common Stock to a group of private investors in conjunction with the conversion of a $2,000,000 convertible bond.

     On July 30, 1993, the Company issued 920,000 shares of its Common Stock to a landlord in connection with the dismissal of an action which the landlord had filed in 1991 against the Company.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(9) Common Stock (Continued)

     In March 1994, the Company reversed approximately $144,000 of accrued costs relating to prior years B Warrant exercises upon determining that it no longer had an obligation to pay such costs. Such costs representing underwriting commissions, were initially recorded as a charge to additional paid in capital.

     In September 1994, the Company issued 5,000 shares of its common stock to an employee upon exercise of a stock option at $.23 per share.

     During December 1994, a related party accepted 166,000 shares of the Company's common stock in full settlement of approximately $65,000 of debt.

     In January 1995, the Company completed a private placement of stock for 900,000 shares of the Company's common stock to two private foreign investors. Additionally, during 1995, the Company issued 113,461 shares of common stock to a vendor in settlement of a debt, and 150,000 shares of common stock to a firm in connection with a consulting agreement. Additionally, former employees of the Company exercised stock options to purchase 1,990,000 shares, a warrant holder exercised its option to purchase 150,000 shares, and certain employees of the Company exercised stock options to purchase 46,000 shares of common stock.

(10) Non-Employee Stock Options and Warrants

Options

     The following table sets forth certain information regarding non-employee and non-management stock options granted by the Company, which were outstanding at December 31, 1995:

                                Shares of Common
                   Number of      Stock Subject    Exercise Price                        Registration
 Date of Grant      Holders         to Option        Per Share      Expiration Date        Rights
 -------------     ---------    ----------------   --------------   ---------------      ------------
December 13, 1988      2              12,500           $1.88        October 18,1999        None
November 14,1989       2              65,000           $1.38        November 14, 1999      None
December 14,1989       1              25,000           $2.00        December 14, 1999      None
January 11, 1990       2              16,875           $2.00        January 10, 1999       None
June 1, 1990           1             291,667           $1.25        June 1, 1999           None
January 31, 1991       2             510,000           $0.43        January 31, 2001       Registered
April 8, 1991          2              45,000           $0.59        April 8, 1996          None
May 23, 1991           1              30,000           $0.85        May 23, 1996           None
July 30, 1991          1              25,000           $0.69        July 30, 1996          Piggyback
August 22, 1991        1             100,000           $0.63        August 21, 1996        Piggyback
November 3, 1994       2             400,000           $0.69        November 3, 1999       Piggyback
December 1, 1994       1           1,000,000           $0.91        December 1, 1999       Piggyback
                                   ---------
    TOTAL:                         2,521,042
                                   =========

                         CHOICES ENTERTAINMENT CORPORATION
                    Notes to Financial Statements - (Continued)

(10) Non-Employee Stock Options and Warrants

Bridge Note Warrants

     The Company has outstanding Bridge Note Warrants to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $.75 per share due to expire on July 7, 1996, which were issued in connection with certain Bridge Financings which occurred between August 1989 and July 1991. No value was assigned to the warrants.

Placement Agent Warrants

     In connection with a 1989 private placement, the Company issued to the placement agent warrants to purchase an aggregate of 300,000 shares of Common Stock initially exercisable for a five-year period commencing August 1989, which expiration date has been extended through various dates, from August 1996 to October 1996, at an original exercise price of $0.75 per share. The Placement Agent's Warrants contain anti-dilution rights, and at December 31, 1995, these warrants, as adjusted, may purchase approximately 1,031,000 shares at an exercise price of $0.22 per share.

     In October 1989, the Company also granted to the Placement Agent for services rendered in connection with the restructuring of the Company's business, five-year warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share, which expiration date has been extended through August 1996.

(11) Employee and Management Stock Options

Stock Option and Appreciation Rights Plan

     The Company has reserved an aggregate of 1,694,000 shares of its Common Stock for purchase under its 1987 Stock Option and Appreciation Rights Plan (the "Plan"). Pursuant to the Plan, the Company may grant either incentive stock options, intended to comply with the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, as well as stock appreciation rights.

     All matters relating to the Plan are administered by a committee selected by the Company's Board of Directors, including selection of participants, allotment of shares, determination of price and other conditions of purchase. The exercise price of incentive stock options granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant and the term of the option may not exceed ten years from the date of grant. In the case of incentive options granted to individuals who own more than 10% of the outstanding Common Stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant and the term of the option may not exceed five years

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(11) Employee and Management Stock Options (Continued)

Stock Option and Appreciation Rights Plan (Continued)

from the date of grant. All options and stock appreciation rights granted under the Plan are non-transferable other than by will or by the laws of descent and distribution.

     The following table sets forth information with respect to incentive stock options under the Plan for the three years ended December 31, 1995:

                                               Number of
                                               Shares Under            Price
                                                 Option(1)           Per Share
                                               ------------        -------------
Outstanding at January 1, 1993                   527,000           $.59  - $.75
  (364,665 shares under exercisable
  options)
Cancelled                                       (182,000)           .59  -  .75
                                                --------
Outstanding at December 31, 1993                 345,000            .59  -  .75
  (279,000 shares under exercisable
  options)
Cancelled                                        (44,000)           .23
Exercised                                        (10,000)           .23
                                                --------
Outstanding at December 31, 1994                 291,000            .23
   (291,000 shares under exercisable options)

Granted                                          657,000            .19

Cancelled                                       (338,500)           .23

Exercised                                        (46,000)           .23
                                                --------

Outstanding at December 31, 1995                 563,500            .19  -  .23
                                                ========
  (119,000 shares under exercisable options)

----------
(1) Gives effect to the expiration of options due to termination of employment

     All incentive options issued are exercisable in installments of one-third of the total award on each of the first three anniversary dates and ending ten years from the initial date of grant. All grants of options are conditioned on the continued employment of the optionee. No stock appreciation rights have been granted.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(11) Employee and Management Stock Options (Continued)

Non-Qualified Management Incentive Stock Options

     In connection with the employment agreements entered into by the Company's executive officers in May 1989, the Company granted Long-Term Management Incentive Options to four executive officers to purchase up to 4,275,000 shares of Common Stock, all at an exercise price of $1.25 per share, which was the bid price for the Common Stock on the date of grant as reported by NASDAQ. The Long-Term Management Incentive Options expire on June 1, 1999. Options to purchase 708,333 shares were forfeited upon the resignation of one of the officers in June of 1990. In August of 1990, the Company awarded additional Long-Term Management Incentive Options to the three officers originally receiving the options and one other officer in an amount equal to 558,333 shares of the forfeited options, all at an exercise price of $2.97 per share. In December of 1991, all of the August 1990 Long-Term Management Incentive Options and 2,616,666 of the 1989 Long-Term Management Incentive Options held by Company officers were surrendered and cancelled. Accordingly, one officer holds currently vested and exercisable options covering 291,667 shares and one officer holds a vested and exercisable option covering a total of 366,667 shares.

     On January 31, 1991, the Board of Directors approved the grant of 4,750,000 1991 Management Options to four executive officers of the Company. One officer has subsequently retired and a second officer has left the Company. One officer exercised his options in full and the other officer exercised 540,000 options leaving 510,000 options outstanding. All of the 1991 Management Options were issued at an exercise price of $.4325 per share, which represented the bid price for the Company's Common Stock on the date of the grant of such options. The 1991 Management Options vested fully as of August 2, 1991, and expire on January 31, 2001.

     Non-qualified stock options have been issued to a director of the Company. These options allow the purchase of up to 60,000 shares of Common Stock at an average price of $0.5625 per share, exercisable in full until August 14, 1996.

     On February 9, 1994, the Board of Directors approved the grant of 915,000 1994 Management Options to three officers and one director of the Company at an exercise price of $.23 per share, which represented the bid price for the Company's Common Stock on the date of the grant of such options. The 1994 Management Options vested fully as of April 7, 1994, and expire on January 31, 2001.

     Holders of the Long-Term Management Incentive Options, 1991 Management Options and the 1994 Management Options are afforded certain anti-dilution and piggy-back registration rights under the 1933 Act with respect to the shares of Common Stock issuable upon exercise of said options.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(11) Non-Qualified Management Incentive Stock Options (Continued)

     Registration statements under the 1933 Act have been filed by the Company with respect to the 8,425,001 shares underlying the 1987 Stock Option and Appreciation Rights Plan (the "1987 SOP"), the outstanding Long-Term Management Incentive Options, the 1991 Management Options, and the 1994 Management Options, and an option held by a director. Of these options, 2,397,667 have either been cancelled, exercised or have expired, and 1,130,500 options remain unissued, and 444,500 have yet to vest under the 1987 SOP. Generally, such registration permits the immediate sale of the 4,452,334 vested shares upon exercise, subject to the volume limitations imposed by Rule 144.

     Holders of these options are afforded certain anti-dilution and piggy-back registration rights under the 1933 Act with respect to the shares of common stock issuable upon exercise of said options.

     In December 1994, the Board of Directors approved the grant of 1,500,000 options and two 1,000,000 options, to one director and two executive officers in connection with their appointments on November 29, 1994 and November 30, 1994, respectively. The options to the director were issued at an exercise price of $.75 per share and the options to the two executive officers were issued at an exercise price of $.84375 per share. The exercise price in each case represents the market price of the Company's stock as of the effective date of the grant. The foregoing two 1,000,000 options expired by their terms upon the resignation of both executive officers. Additionally, 2,000,000 options that were granted to two officers of the Company in 1995 expired by their terms upon the resignation of the two officers during September 1995. On September 27, 1995, the Company granted a five-year non-qualified stock option to purchase 100,000 shares of the Company's common stock to a director of the Company at an exercise price of $.19 per share, the average fair market value on that date.

(12) Net Loss Per Share of Common Stock

     Net loss per share of Common Stock for each period is based on the net loss divided by the weighted average number of common shares outstanding during the period. No effect was given to Common Stock equivalents or the conversion of preferred shares as the effect would be anti-dilutive.

      The approximate number of shares used in the computation of loss per share amounts are as follows:

                                         Number of shares used
      Year ended December 31,                in calculation
      -----------------------            ---------------------
          1995                                 21,652,000
          1994                                 18,491,000
          1993                                 17,360,000

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(13) Income Taxes

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 1995 consist primarily of net operating loss carry-forwards as well as differences related to fixed asset depreciation, videocassette amortization, and certain accruals for book and tax purposes. The Company is in a net deferred tax asset position at December 31, 1995 (before consideration of a valuation allowance) due to the significant net operating loss carry-forwards described below. However, due to the uncertainty of the Company realizing this carry-forward benefit through future taxable income, the net deferred tax asset is fully reserved and no benefit has been recognized in the statements of loss.

     Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carry-forwards is limited following a greater than fifty percent change in ownership. As a result of various capital transactions, the Company appears to have experienced such an ownership change. Accordingly, its utilization of loss carry-forwards incurred may be subject to an annual limitation generally determined by multiplying the market value of the Company on the date of the ownership change by the federal long-term tax-exempt rate.

     As of December 31, 1995, the Company had approximately $16,324,000 of net operating loss carry-forwards for tax purposes which may be available to offset future federal taxable income, if any, through 2009. The amount ultimately available, if any in future years, is dependent on the limitation discussed above. Should the Company operate profitably in 1996 or future years, it may be subject to current tax expense in certain states for which no net operating loss carry-forwards are available.

(14) Commitments

     The Company leases certain retail store facilities under non-cancelable long-term operating leases which expire periodically through 2000. The Company's commitments under these leases (excluding increases to base maintenance and repairs, insurance and real estate taxes, which also are payable by the Company) are as follows:

            Year Ending      Total Annual
            December 31,       Rentals
            -----------      ------------
             1996               898,658
             1997               880,617
             1998               899,189
             1999-2001        1,316,512
                             ----------
                             $3,994,976
                             ==========

     Rent expense for 1995, 1994 and 1993 was $980,510, $962,824 and $1,088,926,
respectively.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(14) Commitments (Continued)

     In April 1992, the Company entered into severance agreements with three officers, which provide, under certain circumstances, that the Company will pay these individuals upon their severance an amount equal to one full year's base salary in the event that their affiliation with the Company ceases within either one or two years (depending upon the circumstances) following a "change in control" of the Corporation, as that term is defined in the Company's Stock Option and Appreciation Rights Plan of 1987, as amended. In November 1993, the Board of Directors adopted amendments to the severance agreements for two of these officers, who are also directors of the Company, after considering a possible conflict of interest should they be required to vote on a business merger or combination that may result in their removal as officers and directors of the Company. The amendments principally increase the amount to be paid on severance from one full year's base salary to two full year's base salary.

     As previously reported, during September 1995, the merger agreement between the Company and JD Store Equipment, Inc. was terminated. However, in connection with the Letter of Intent entered into with regard to said proposed merger, the Company and JD also reached an agreement in the event the merger was not consummated, for the payment of finder's fees with respect to any completed merger or acquisition which the Company's then Chairman was responsible for having introduced to the Company from the date of the Letter of Intent (November 4, 1994) until such time as it was publicly announced that the JD Merger was not consummated (September 11, 1995). Such finder's fees are to consist of warrants for the purchase of shares of the Company's Common Stock in an amount based upon 10% of the consideration issued or paid by the Company in said merger or acquisition. The exercise price of the warrants is to be at a 20% discount to the bid price of the Company's Common Stock, generally calculated on the date of the letter of intent for said merger or acquisition. The warrants are to have a five-year term and are to include certain piggy-back rights. JD also agreed, in the event the merger was not consummated, to pay legal fees billed to Choices by its then principal outside law firm.

                        CHOICES ENTERTAINMENT CORPORATION
                   Notes to Financial Statements - (Continued)

(15) Subsequent Events (Unaudited)

     Litigation. As previously reported, on April 9, 1996, a lawsuit was filed against the Company in the Superior Court of California, by certain individuals who allegedly purchased or purchased and sold securities of the Company. Also named as defendants in the lawsuit were the members of the Board of Directors, a former director and certain others. On July 12, 1996, Demurrers to the Complaint filed on behalf of the Company and the other defendants were sustained. On July 29, 1996, a Second Amended Complaint was filed, in which plaintiffs seek monetary damages against the Company and the other defendants in the amount of $303,470, plus attorney's fees, costs of suit and such other relief as the court deems just. The plaintiffs are principally the same individuals who filed the prior Complaint, which contains substantially the same allegations as now set forth in the Second Amended Complaint. On August 28, 1996, the Company filed an answer to the Second Amended Complaint, denying plaintiffs' allegations with regard to all claims. On October 22, 1996, the Company also filed for summary judgment, which was denied on November 26, 1996. Discovery is proceeding. The Company intends to contest the lawsuit vigorously. However, if the Company is unsuccessful in defending the lawsuit, the Company would not be able to satisfy an award of damages in the amount claimed.

     Furthermore, even if the Company is successful in defending the lawsuit, the cost alone in professional fees associated with this lawsuit will be substantial.

     West Coast Transaction. On December 16, 1996, the Company entered into an Asset Purchase Agreement (the "Agreement") with West Coast Entertainment Corporation, a Delaware corporation ("West Coast"), providing for the sale of substantially all of the Company's assets to West Coast.

     Under the terms of the Agreement, the Company is to be paid a purchase price in cash of $2,430,000, subject to possible downward adjustment, based upon cash flow from operations for 1996, as defined in the Agreement. The Agreement also provides that 10% of the purchase price is to be escrowed with West Coast for two years. Consummation of the sale is contingent upon a number of conditions, the satisfaction of which cannot be assured. Such conditions include, among others, obtaining of all necessary consents, West Coast obtaining financing in an amount sufficient to enable it to consummate the asset acquisition from the Company and certain additional acquisitions, and approval of the sale by the Company's stockholders.

     Should the sale not be approved by the Company's stockholders, or if its board of directors withdraws its approval, the Company will be required to pay a breakup fee to West Coast, which shall also, under such circumstances, have the option to purchase a selected Company store. West Coast may also be entitled to liquidated damages under certain circumstances.

     At the time of the signing of the Agreement, and in anticipation of the sale of assets, West Coast loaned the Company $150,000, which loan is secured by a pledge of assets of the selected Company store.

     Liquidity. As a result of its severely distressed financial condition, the Company elected to issue 3.4 shares of its Series C Preferred Stock to the holders of its 5% unsecured promissory notes, in payment of $34,000 of accrued interest due such noteholders in August 1996, in accordance with the terms of such notes.

     Additionally, the Company is in default under the terms of a 10% promissory note in the principal amount of $30,000, which note is held by Harold E. Hamburg, a member of the Shareholders Committee. The Company has paid all interest due to date on said note.

     Amendment of Certificate of Incorporation. On December 20, 1996, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to permit conversion of the Company's Series C Preferred Stock without any increase in the number of authorized shares of the Company's common stock.

                        CHOICES ENTERTAINMENT CORPORATION
                                  BALANCE SHEET

                                                      September 30, 1996
                                                      ------------------
                                                          (Unaudited)
ASSETS

Current assets:
   Cash                                                   $     66,942
    Accounts receivable                                         33,021
    Merchandise inventories                                    168,907
    Prepaid expenses                                            60,323
                                                          ------------
        Total current assets                                   329,193

Videocassette rental inventory, net                            742,110
Equipment, net (Note 2)                                        110,260
Intangible assets, net                                         176,813
Other deferred costs                                            40,245
Other assets                                                    68,458
                                                          ------------
                                                          $  1,467,079
                                                          ============
LIABILITIES AND STOCKHOLDERS'
DEFICIT

Current liabilities:
    Notes payable                                         $    176,161
    Accounts payable                                           688,392
    Accrued merger and acquisition expenses                    481,576
    Accrued professional fees                                  211,711
     Deferred revenue                                           34,387
    Accrual for lease cancellation and litigation                2,500
        reserves
    Accrued salaries                                            71,259
    Other accrued expenses                                     258,350
                                                          ------------
        Total current liabilities                            1,924,336

Notes payable                                                  680,000
                                                          ------------
        Total Liabilities                                    2,604,336
                                                          ------------

Stockholders' deficit:
    Preferred stock, par value $.01 per share:
      Authorized 5,000 shares: 37.4 shares issued and outstanding

    Common stock, par value $.01 per share:
      Authorized 50,000,000 shares: issued and
      outstanding 22,004,395 shares                            220,044
    Additional paid-in-capital                              20,519,203
    Accumulated deficit                                    (21,876,504)
                                                          ------------
        Total stockholders' deficit                         (1,137,257)
                                                          ------------
                                                          $  1,467,079
                                                          ============

See accompanying notes to financial statements.

                         CHOICES ENTERTAINMENT CORPORATION
                              STATEMENTS OF LOSS
                                 (Unaudited)


                                                    For the Three Months           For the Nine Months
                                                     Ended September 30,           Ended September 30,
                                                    --------------------           --------------------
Revenues:                                            1996           1995           1996            1995
                                                  -----------    -----------    -----------     -----------
   Movie rentals                                  $ 1,065,576    $ 1,030,926    $ 3,142,777     $ 2,956,259
   Merchandise sales                                  239,058        171,842        734,472         613,672
                                                  -----------    -----------    -----------     -----------
                                                    1,304,634      1,202,768      3,877,249       3,569,931
                                                  -----------    -----------    -----------     -----------
Operating costs and expenses:

    Cost of goods sold                                206,973        185,063        660,536         615,113
    Cost of movie rentals                              59,701            605         59,701           8,315
    Store payroll                                     250,179        261,719        744,928         799,728
    Store rents                                       232,617        226,730        700,577         713,142
    Other store operating expenses                    121,047        122,320        356,266         343,765
    Selling and administrative expenses               187,843        209,185        488,776         659,405
    Professional and consulting expenses               78,150         55,175        230,257         169,465
    Loss on disposal of videocassette
        rental inventory                               73,441         28,466        193,145         108,178
    Merger and acquisition expenses                                  270,180                      1,648,995
    Depreciation and amortization                     280,656        134,047        883,156         742,158
                                                  -----------    -----------    -----------     -----------
                                                    1,490,607      1,493,490      4,317,342       5,808,264
                                                  -----------    -----------    -----------     -----------
Other income (expenses):
    Gain on settlement of debt                                                                      395,640
    Interest expense, net                              (9,591)        (6,407)       (37,297)        (12,510)
                                                  -----------    -----------    -----------     -----------
                                                       (9,591)        (6,407)       (37,297)        383,130
                                                  -----------    -----------    -----------     -----------

Net loss                                          $  (195,564)   $  (297,129)   $  (477,390)    $(1,855,203)
                                                  ===========    ===========    ===========     ===========

Net loss per share of common stock
    (Note 3)                                      $     (0.01)   $     (0.01)   $     (0.02)    $     (0.09)
                                                  ===========    ===========    ===========     ===========

See accompanying notes to financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                 For the Nine Months Ended
                                                                        September 30,
                                                                    -------------------
                                                                    1996           1995
                                                                    ----           ----
Cash flows from operating activities:
Net loss                                                        $  (477,390)    $(1,855,203)
                                                                -----------     -----------
Adjustments to reconcile net loss
  to net cash provided by (used in) operating activities:
    Depreciation and amortization                                   883,156         742,158
    Gain on settlement of debt                                     (395,640)
    Cost of rental films sold                                       326,222         237,068
    Loss on disposal of rental films                                193,145         108,178
    Videocassette and inventory reserves                             17,320          39,733
     Amortization and write-off of other deferred costs, net                         38,750
Change in assets and liabilities:
  (Increase) decrease in accounts receivable                        (21,923)            842
  (Increase) decrease in merchandise inventories                    (30,758)        223,914
  Increase in prepaid expenses                                      (32,087)        (25,922)
  Increase in other assets                                             (204)         (3,507)
  Increase (decrease) in accounts payable                           265,810        (272,931)
  Increase in deferred revenue                                       34,387
  Increase (decrease) in accrued merger and acquisition
    expenses                                                        (82,325)        570,560
  Increase (decrease) in accrued professional fees                   25,468        (374,497)
  Increase in accrued salaries                                       18,656          12,940
  Decrease in accrual for lease cancellation and
    litigation reserves                                             (11,250)        (10,000)
  Increase (decrease) in other accrued expenses                     145,344         (18,659)
                                                                -----------     -----------
Total adjustments                                                 1,730,961         872,987
                                                                -----------     -----------
Net cash provided by (used in) operating activities               1,253,571        (982,216)
                                                                -----------     -----------

Cash flows from investing activities:
    Purchase of equipment, net                                      (13,433)        (76,662)
    Purchase of videocassette rental films                       (1,251,057)       (984,108)
                                                                -----------     -----------
  Net cash used in investing activities                          (1,264,490)     (1,060,770)
                                                                -----------     -----------

Cash flows from financing activities:
    Proceeds from issuance of common stock                                        1,292,607
    Proceeds from private offering of preferred stock, net                          897,600
    Repayment of notes payable                                       (8,530)       (152,801)
                                                                -----------     -----------
Net cash provided by (used in) financing activities                  (8,530)      2,037,406
                                                                -----------     -----------

Net decrease in cash                                                (19,449)         (5,580)
Cash at beginning of period                                          86,391         129,389
                                                                -----------     -----------
Cash at end of period                                           $    66,942     $   123,809
                                                                ===========     ===========

Supplementary disclosure of cash flow information:
   Cash paid during the year for interest                       $    10,055     $       -0-
                                                                ===========     ===========

See accompanying notes to financial statements.

                        CHOICES ENTERTAINMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1 - Basis of Presentation And Significant Accounting Policies

     The financial information included herein for the nine-month periods ended September 30, 1996 and 1995 and as of September 30,1996 are unaudited. In addition, the financial information does not include all disclosures required under generally accepted accounting principles because certain note information has been omitted; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results of the interim periods and such adjustments are of a normal recurring nature. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Equipment

     Equipment at September 30, 1996 is primarily comprised of furnishings, leaseholds, and computers related to the Company's retail stores.

Note 3 - Loss Per Common Share

     Loss per common share for the nine-month period ended September 30, 1996 and 1995 was computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

                                                       Nine Months Ended
                                                          September 30,
                                                        -----------------
                                                      1996              1995
                                                   ----------        ----------

      Number of shares used in calculations        22,004,000        21,542,000

Note 4 - Liquidity

     The financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses, aggregating $21,876,504 from inception through September 30, 1996, including a net loss of $477,390 for the nine months ended September 30, 1996.

     The Company is currently operating in a severely distressed financial condition. As of September 30, 1996, the Company had a net working capital deficiency of approximately $1,595,000. The Company is currently funding its business on a day-to-day basis from revenues generated from its nine store operations. Because of the timing of the payment of certain obligations and an increase in the amount of credit extended by its primary supplier of videocassettes, the Company has reported positive cash flow from operations for the nine-month period ended September 30, 1996. However, as the revenues from the Company's existing nine stores are insufficient to insure timely payment of its obligations, the Company is in immediate need of financing to fund its short-term working capital needs.

     As a result of its severely distressed financial condition, the Company elected to issue 3.4 shares of its Series C Preferred Stock to the holders of its 5% unsecured promissory notes, in payment of $34,000 of accrued interest due such noteholders in August 1996, in accordance with the terms of such notes.

                      CHOICES ENTERTAINMENT CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
                                 (Unaudited)
Note 4 - Liquidity (Continued)

     The Company is in default under the terms of three 10% promissory notes in the aggregate principal amount of $150,000 plus accrued interest. These notes are held by Carl Shaifer and Max Scheuerer, two members of the Shareholder Committee. The aggregate principal amount owing by the Company on said promissory notes was reduced to $150,000 from $180,000 as a result of a $30,000 payment made by the Company, to Mr. Scheuerer, the holder of two such notes in the then total principal amount of $150,000. This payment was made following the filing of a lawsuit against the Company by Mr. Scheuerer in which a judgment was sought in the principal amount of $150,000 plus accrued interest of $15,548. The lawsuit was withdrawn following said $30,000 payment without prejudice to its being reinstated if the balance owing on said notes was not paid in full prior to March 15, 1996. Mr. Scheuerer filed a new lawsuit on September 18, 1996, seeking a judgment in the amount of $146,298, representing principal and interest owing to Mr. Scheuerer by the Company on said notes (plus future interest, costs and any other appropriate damages). Since that time, the Company has made payments to Mr. Scheuerer totaling $6,988.74. The Company has asserted that it has reached a settlement with Mr. Scheuerer, extending payment over time of the amount owed; however, if it is determined that no settlement has been reached, the Company is presently unable to satisfy the balance owing and there is no assurance that the Company will be able to satisfy a judgment in such amount against the Company. The entry and enforcement of such a judgment against the Company's assets would materially and adversely affect the Company's business.

     Additionally, the Company is in default under the terms of a 10% promissory note in the principal amount of $30,000, which note is held by Harold E. Hamburg, a member of the Shareholder Committee. The Company has paid all interest due to date on said note.

     The Company is also delinquent and presently unable to satisfy various other liabilities, including amounts owing to vendors and landlords, as well as substantial professional fees owing in connection with its now discontinued acquisition program and with respect to ongoing litigation.

     As previously reported, a lawsuit was filed against the Company on April 9, 1996 in the Superior Court of California, entitled Gary N. Gibbs et al. v. Choices Entertainment Corporation et al., by certain individuals who allegedly purchased or purchased and sold securities of the Company. Also named as defendants in the lawsuit were the members of the Board of Directors, a former director and certain others. On July 12, 1996, Demurrers to the Complaint filed on behalf of the Company and the other defendants were sustained. On July 29, 1996, a Second Amended Complaint was filed, in which plaintiffs seek monetary damages against the Company and the other defendants in the amount of $303,470, plus attorney's fees, costs of suit and such other relief as the court deems just. The plaintiffs are principally the same individuals who filed the prior Complaint, which contains substantially the same allegations as now set forth in the Second Amended Complaint. On August 28, 1996, the Company filed an answer to the Second Amended Complaint, denying plaintiffs' allegations with regard to all claims. On October 22, 1996, the Company also filed for summary judgment. Discovery is proceeding. The Company does not believe that there is any merit to the lawsuit filed against it and intends to contest it vigorously. However, if the Company is unsuccessful in defending the lawsuit, the Company would not presently be able to satisfy an award of damages in the amount claimed, which judgment would, if enforced, materially and adversely affect the Company's business.

     Furthermore, even if the Company is successful in defending the aforementioned lawsuits, the cost alone in professional fees associated with these lawsuits, as well as other litigation, could materially and adversely affect the Company's business.

     The Company's viability for the foreseeable future is and will continue to be dependent upon its ability to secure needed capital, to extend the due dates of liabilities, or to otherwise conclude or settle existing liabilities and claims on a satisfactory basis, and to successfully conclude the existing litigation. No assurance can be given that the Company will be successful in that regard. In the event the Company is not successful,

                      CHOICES ENTERTAINMENT CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
                                 (Unaudited)

Note 4 - Liquidity (Continued)

the Company may be forced to seek protection under Chapter XI of the Federal Bankruptcy Laws. In such an event, the Company's ability to conduct its business could be severely hampered. Moreover, the value of the Company's equity would likely be greatly diminished, if not eliminated.

     Management believes that the Company will need to acquire or establish additional superstores in the future if the Company is to achieve the economies of scale necessary for it to become profitable. However, because of its severely distressed financial condition, the Company does not have the financial resources which would enable it to expand.

     The Company is also exploring the possibility of selling its video stores although no assurance can be given that it would be successful in that regard. In the event the Company is not successful in pursuing a possible merger or selling its video stores, it is likely that it will continue to operate through the nine stores currently owned which have historically provided insufficient revenues to enable the Company to operate profitably.

Note 5 - Subsequent Events

     During October 1996, the Company expanded one of its superstores. Also during October, 1996 the Company closed two non-performing stores and opened one new superstore in November 1996.

     West Coast Transaction. On December 16, 1996, the Company entered into an Asset Purchase Agreement (the "Agreement") with West Coast Entertainment Corporation, a Delaware corporation ("West Coast"), providing for the sale of substantially all of the Company's assets to West Coast.

     Under the terms of the Agreement, the Company is to be paid a purchase price in cash of $2,430,000, subject to possible downward adjustment, based upon cash flow from operations for 1996, as defined in the Agreement. The Agreement also provides that 10% of the purchase price is to be escrowed with West Coast for two years. Consummation of the sale is contingent upon a number of conditions, the satisfaction of which cannot be assured. Such conditions include, among others, obtaining of all necessary consents, West Coast obtaining financing in an amount sufficient to enable it to consummate the asset acquisition from the Company and certain additional acquisitions, and approval of the sale by the Company's stockholders.

     Should the sale not be approved by the Company's stockholders, or if its board of directors withdraws its approval, the Company will be required to pay a breakup fee to West Coast, which shall also, under such circumstances, have the option to purchase a selected Company store. West Coast may also be entitled to liquidated damages under certain circumstances.

     At the time of the signing of the Agreement, and in anticipation of the sale of assets, West Coast loaned the Company $150,000, which loan is secured by a pledge of assets of the selected Company store.

                                                                     EXHIBIT A



                           ASSET PURCHASE AGREEMENT

                                 By and Among

                     West Coast Entertainment Corporation

                                      and

                       Choices Entertainment Corporation

                               TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

1.    Sale and Delivery of the Assets.................................   A-6

      1.1     Delivery of the Assets..................................   A-6
      1.2     Further Assurances .....................................   A-8
      1.3     Base Purchase Price.....................................   A-8
      1.4     Assumption of Liabilities; Etc..........................   A-8
      1.5     Allocation of Base Purchase Price and
              Assumed Liabilities.....................................   A-9
      1.6     The Closing.............................................   A-9
      1.7     Apportionment...........................................   A-9
      1.8     Purchase Price Adjustments..............................   A-9
      1.9     Option to Purchase Newtown Store........................   A-11
      1.10    Buyer Loan..............................................   A-12

2.    Representations of the Seller...................................   A-12

      2.1     Organization............................................   A-12
      2.2     Capitalization of the Seller and the
              Subsidiaries............................................   A-13
      2.3     Authorization...........................................   A-13
      2.4     Ownership of the Assets.................................   A-13
      2.5     Financial Statements....................................   A-14
      2.6     Absence of Undisclosed Liabilities......................   A-15
      2.7     Litigation..............................................   A-15
      2.8     Insurance...............................................   A-16
      2.9     Inventory...............................................   A-16
      2.10    Fixed Assets............................................   A-16
      2.11    Leases..................................................   A-17
      2.12    Change in Financial Condition and Assets................   A-17
      2.13    Tax Matters.............................................   A-17
      2.14    Accounts Receivable.....................................   A-18
      2.15    Books and Records.......................................   A-18
      2.16    Contracts and Commitments...............................   A-19
      2.17    Compliance with Agreements and Laws.....................   A-20
      2.18    Employee Relations......................................   A-21
      2.19    Absence of Certain Changes or Events....................   A-22
      2.20    Suppliers...............................................   A-22
      2.21    Prepayments and Deposits................................   A-22
      2.22    Trade Names and Other Intangible Property...............   A-23
      2.23    Employee Benefit Plans..................................   A-23
      2.24    Regulatory Approvals....................................   A-24
      2.25    Indebtedness to and from Officers,
              Directors and Shareholders..............................   A-24
      2.26    Powers of Attorney and Suretyships......................   A-24
      2.27    Disclosure..............................................   A-24

3.    Representations of the Buyer....................................   A-24

      3.1     Organization and Authority..............................   A-24
      3.2     Capitalization of the Buyer.............................   A-25
      3.3     Authorization...........................................   A-25
      3.4     Regulatory Approvals....................................   A-25
      3.5     Disclosure..............................................   A-25

4.    Access to Information; Public Announcements.....................   A-26

      4.1     Access to Management, Properties and Records............   A-26
      4.2     Confidentiality.........................................   A-27
      4.3     Public Announcements....................................   A-27

5.    Pre-Closing Covenants of the Seller.............................   A-27

      5.1     Conduct of Business.....................................   A-27
      5.2     Absence of Material Changes.............................   A-28
      5.3     Taxes...................................................   A-29
      5.4     Delivery of Financial Statements
               and Payroll Information ...............................   A-29
      5.5     Compliance with Laws....................................   A-30
      5.6     Continued Truth of Representations
              and Warranties of the Seller............................   A-30
      5.7     Continuing Obligation to Inform.........................   A-30
      5.8     Exclusive Dealing.......................................   A-30
      5.9     No Publicity............................................   A-31
      5.10    Approval of Shareholders................................   A-31
      5.11    Breakup Fee.............................................   A-31

6.    Satisfaction of Conditions; Liquidated Damages..................   A-31

      6.1     Satisfaction of Conditions..............................   A-32
      6.2     Liquidated Damages......................................   A-32

7.    Conditions to Obligations of the Buyer..........................   A-32

      7.1     Continued Truth of Representations
              and Warranties of the Seller; Compliance with
              Covenants and Obligations ..............................   A-32
      7.2     Corporate Proceedings...................................   A-33
      7.3     Governmental Approvals..................................   A-33
      7.4     Consents of Lenders, Lessors and Other
              Third Parties...........................................   A-33
      7.5     Adverse Proceedings.....................................   A-33
      7.6     Opinion of Counsel......................................   A-33
      7.7     Board of Directors and Shareholder Approval.............   A-33
      7.8     The Assets..............................................   A-33
      7.9     Update..................................................   A-33
      7.10    Cash on Hand at Stores..................................   A-34
      7.11    Payables................................................   A-34
      7.12    Tax Lien Waivers........................................   A-34
      7.13    Closing of Offering.....................................   A-34
      7.14    Closing Deliveries......................................   A-34

8.    Conditions to Obligations of the Seller.........................   A-35

      8.1     Continued Truth of Representations and
              Warranties of the Buyer; Compliance
              with Covenants and Obligations..........................   A-35
      8.2     Corporate Proceedings...................................   A-35
      8.3     Governmental Approvals..................................   A-36
      8.4     Consents of Lenders, Lessors and Other
              Third Parties...........................................   A-36
      8.5     Adverse Proceedings.....................................   A-36

      8.6     Opinion of Counsel......................................   A-36
      8.7     Closing Deliveries......................................   A-36

9.    Indemnification.................................................   A-37

      9.1     By the Buyer and the Seller.............................   A-37
      9.2     By the Seller...........................................   A-37
      9.3     Claims for Indemnification..............................   A-38
      9.4     Defense by Indemnifying Party...........................   A-38
      9.5     Payment of Indemnification Obligation...................   A-39
      9.6     Survival of Representations; Claims for
              Indemnification.........................................   A-39

10.   Post-Closing Agreements.........................................   A-39

      10.1    Proprietary Information.................................   A-39
      10.2    No Solicitation or Hiring of Former Employees...........   A-39
      10.3    Non-Competition Agreement...............................   A-40
      10.4    Sharing of Data.........................................   A-40
      10.5    Use of Name.............................................   A-41
      10.6    Cooperation in Litigation...............................   A-41

11.   Termination of Agreement........................................   A-41

      11.1    Termination by Lapse of Time............................   A-41
      11.2    Termination by Agreement of the Parties.................   A-42
      11.3    Termination by Reason of Breach.........................   A-42
      11.4    Survival of Certain Obligations.........................   A-42

12.   Transfer and Sales Tax..........................................   A-42

13.   Brokers ........................................................   A-42

      13.1    For the Seller..........................................   A-42
      13.2    For the Buyer...........................................   A-42

14.   Notices ........................................................   A-43

15.   Arbitration.....................................................   A-43

16.   Successors and Assigns..........................................   A-44

17.   Entire Agreement; Amendments; Attachments.......................   A-44

18.   Expenses........................................................   A-44

19.   Legal Fees......................................................   A-45

20.   Governing Law...................................................   A-45

21.   Section Headings................................................   A-45

22.   Severability....................................................   A-45

23.   Counterparts....................................................   A-45

Exhibits

A - Form of Escrow Agreement
B - Instrument of Assumption of Liabilities
C - Substance of Opinion of Seller's Counsel
D - Bill of Sale
E - Substance of Opinion of Hale and Dorr

                           ASSET PURCHASE AGREEMENT

     Agreement made as of December 16, 1996 between West Coast Entertainment Corporation, a Delaware corporation with its principal office at 9990 Global Road, Philadelphia, Pennsylvania 19115 (the "Buyer"), and Choices Entertainment Corporation, a Delaware corporation with its principal office at 836 West Trenton Avenue, Morrisville, Pennsylvania 19067 (the "Seller").

                             Preliminary Statement

     The Buyer desires to purchase, and the Seller desires to sell, substantially all of the assets and business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Sale and Delivery of the Assets

          1.1 Delivery of the Assets.

               (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests, all of which relate to the nine retail video stores owned and operated by Seller as listed on Schedule A attached hereto (collectively, the "Stores" and individually, a "Store"):

                    (i) all inventories, videotapes, finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Seller (collectively, the "Inventory") which exist on the Closing Date (as defined below);

                    (ii) all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Seller, including any security held by the Seller for the payment thereof (the "Accounts Receivable");

                    (iii) all prepaid expenses, security and other deposits, bank accounts and other similar assets of the Seller existing on the Closing Date, including the cash represented by such assets;

                    (iv) all rights of the Seller under the contracts, agreements, leases, licenses and other instruments set forth on Schedule 2.16 attached hereto other than such rights under contracts, agreements, leases, licenses and other instruments included on Schedule 1.1(ii) (collectively, the "Contract Rights");

                    (v) all books, records and accounts, correspondence, manuals, customer lists, employment records, studies, reports or summaries incident to the Seller's retail store operations;

                    (vi) all rights of the Seller under express or implied warranties from the suppliers of the Seller;

                    (vii) the motor vehicles and other rolling stock owned by the Seller on the Closing Date;

                    (viii) all of the machinery, equipment, furniture, leasehold improvements and construction in progress owned by the Seller on the Closing Date whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed Assets");

                    (ix) all of the Seller's right, title and interest in and to all intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, trade names, or any derivation thereof, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, owned or, where not owned, used by the Seller in its business and all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property"); provided, however, that the Intangible Property shall not include the name "Choices Entertainment" (and provided, further, that the Seller shall grant to Buyer a perpetual, nonexclusive license to use the name "Choices Entertainment" as provided in
Section 10.5 below); and

                    (x) except as specifically provided in Subsection 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

               (b) Notwithstanding the provisions of paragraph (a) above, the assets to be transferred to the Buyer under this Agreement shall not include (i) Seller's cash in bank accounts or at the Stores (except for the $600 per Store required to be left at the Stores on the Closing Date, as required by Section
7.10 below); (ii) the outstanding shares of capital stock of the subsidiaries of the Seller set forth on Schedule 1.1(i) attached hereto (collectively, the "Subsidiaries"); and (iii) those assets listed on Schedule 1.1(ii) attached hereto (the "Excluded Assets").

               (c) The Inventory, Accounts Receivable, Contract Rights, Fixed Assets, Intangible Property and other properties, assets and business of the Seller described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."

          1.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          1.3 Base Purchase Price.

               (a) In addition to the Buyer's assumption of liabilities as provided in Section 1.4 below, the purchase price for the assets shall be $2,430,000 (the "Base Purchase Price") subject to the adjustments provided in Subsection 1.8 hereof.

               (b) At the Closing, the Buyer shall deliver to the Seller 90% of the Base Purchase Price in cash, by cashiers or certified check or by wire transfer of immediately available funds to an account designated by the Seller. The outstanding amount of principal and interest due under the Buyer Loan (as defined in Section 1.10 below) shall be credited towards the portion of the Base Purchase Price payable at the Closing.

               (c) At the Closing, an amount of cash equal to 10% of the Base Purchase Price shall be held by the Buyer as escrow agent (the "Escrow Agent") in an escrow account in accordance with the Escrow Agreement attached hereto as Exhibit A.

          1.4 Assumption of Liabilities; Etc.

               (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to perform, pay and discharge the following liabilities, obligations and commitments of the Seller (the "Assumed Liabilities"):

                    (i) The obligations of the Seller relating to periods after the Closing under the Leases specified on Schedule 1.4 which become due and payable after the Closing Date;

                    (ii) The other liabilities and obligations of the Seller specifically set forth in Schedule 1.4 attached hereto.

               (b) The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities.

               (c) If the Buyer, in its sole and absolute discretion, agrees (after provision of reasonable notice to and consultation with the Seller), to perform, pay or discharge any obligations, liabilities or commitments (fixed or contingent) of the Seller, the dollar amount of all such obligations, liabilities and commitments shall reduce, on a dollar for dollar basis, the Purchase Price.

          1.5 Allocation of Base Purchase Price and Assumed Liabilities. The aggregate amount of the Base Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth on Schedule 1.5 attached hereto. Such allocation shall be subject to adjustment to the extent that the Base Purchase Price is adjusted pursuant to Subsections 1.8 hereof in the manner specified in such Subsection.

          1.6 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, on a date specified by the Buyer to the Seller on not less than two business days notice (which may be given orally), which date shall be on or after February 28, 1997, but before the Termination Date (as hereinafter defined) or on such later date as may be mutually agreeable to the Buyer and the Seller (the "Closing Date"). The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 9:00 a.m., Boston time, on the date of the Closing (the "Closing Date"). As used herein, "Termination Date" shall mean the earlier to occur of (x) the date which is 30 days after the date of closing of a public offering or private placement of Buyer's debt or equity securities to third parties, resulting in gross proceeds to the Buyer in an amount sufficient to enable the Buyer to consummate the transactions contemplated hereby and certain additional acquisitions (the "Offering"), and (y) April 30, 1997. The Buyer hereby covenants and agrees to use commercially reasonable efforts to consummate the Offering on or before March 31, 1997.

          1.7 Apportionment. The Purchase Price shall not be adjusted for prepaid expenses of any type or kind, including without limitation, prepaid premiums on insurance, water and sewer use charges, transfer taxes and recording fees, if any, incurred in connection with the transfer of the Assets contemplated hereby, or real property taxes for the then current tax period.

          1.8 Purchase Price Adjustments. The Base Purchase Price set forth in Subsection 1.3 hereof shall be subject to adjustment on or after the Closing Date as follows:

               (a) After the Closing Date, the Seller shall cause its independent public accountants (the "Accountants"), to conduct an audit of the books and records of the Seller as of December 31, 1996 (the "Audit Date"), and the Accountants shall, on or before March 31, 1997 deliver an audited balance sheet of the Seller as of the Audit Date (the "1996 Audited Balance Sheet") and the related statement of income for the twelve-month period then ended (the "Audit Period") to each of the Buyer and the Seller. The 1996 Audited Balance Sheet and the related statement of income (collectively, the "1996 Audited Statements") shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with the Seller's past practice, and shall be certified without qualification by the Accountants (except for a "going concern" qualification substantially similar to that contained in Seller's audited financial statements for Seller's 1995 fiscal year, copies of which have been provided to the Buyer (the "Going Concern Qualification")).

               (b) The 1996 Audited Statements delivered pursuant to paragraph
(a) above shall be accompanied by a statement prepared by the Seller, setting forth the Cash Flow Adjustment (as defined in Section 1.8(g) below), if any, together with the calculation showing the basis for the determination thereof.

               (c) In the event that the Buyer or the Seller dispute the 1996 Audited Statements or the calculation of the Cash Flow Adjustment, the disputing party shall notify the other parties hereto in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within 10 calendar days after delivery of the Adjustment Statements. In the event of such a dispute, the parties hereto shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 10 calendar days after delivery of the Adjustment Statements, the dispute shall be submitted to the Accountants and Price Waterhouse LLP, independent accountants for the Buyer (the "Buyer's Accountants"), for resolution. The Accountants and Buyer's Accountants shall use their best efforts to resolve the dispute within 10 days after submission. If they are unable to agree upon a resolution of the dispute within such 10-day period, the dispute shall be submitted for arbitration in accordance with Section 15.

               (d) The fees and expenses of the Accountants in connection with the preparation of 1996 Audited Balance Sheet and the resolution of disputes pursuant to paragraph (c) above shall be borne by the Seller and the fees and expenses of the Buyer's Accountants in connection with the resolution of disputes pursuant to paragraph (c) above shall be borne by the Buyer.

               (e) Immediately upon the expiration of the 10-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to paragraph (c) above, the Base Purchase Price shall be adjusted by the Cash Flow Adjustment (as so adjusted, the "Adjusted Base Purchase Price").

               (f) For purposes of this Subsection 1.8, "net operating cash flow" shall be equal to Store net income, plus film amortization, plus used tape cost of goods (to the extent included in the game or rental tape purchase amount described below), plus depreciation, less game and rental tape purchases. For purposes of calculating Seller's net operating cash flow pursuant to Section 1.8(g) below, there shall be excluded all of Seller's expenses directly related to Store #13 (as indicated on Schedule A), and all revenues from Store #13.

               (g) A Cash Flow Adjustment shall occur only if the net operating cash flow for the Audit Period, as determined by the Accountants (the "Audited Cash Flow") is less than $700,000. A Cash Flow Adjustment shall be a reduction in the Base Purchase Price by an amount determined as follows:

         Base Purchase Price - Base Purchase Price x Audited Cash Flow
                               ---------------------------------------
                                              $700,000

Any such reduction shall reduce the cash portion of the Purchase Price.

          1.9 Option to Purchase Newtown Store.

               (a) If the event specified in Section 5.11(a) or (b) shall occur, the Buyer shall have the option (the "Option") to purchase all of the Seller's assets relating to Seller's retail video store located at Village at Newtown, South Eagle Road, Newtown, Pennsylvania (the "Newtown Store") for a price of $250,000 payable in cash at closing. The purchase price may, at Buyer's option, be paid by (i) cancellation of the outstanding amount of the Buyer Loan (described in Section 1.10 below), and (ii) cancellation of the Seller's obligation to pay to Buyer the fee described in Section 5.11 below.

               (b) The assets shall be of the same type and kind as the Assets, but shall include only those Assets relating to or used in the conduct of the business of the Newtown Store, and shall exclude all of Seller's cash in bank accounts, but $600 in cash shall be left at the Newton Store on the closing date (the "Newtown Store Assets").

               (c) In connection with the purchase of assets upon exercise of the Option, (i) the Buyer shall assume the Seller's lease for the space occupied by the Newtown Store, but shall assume no other liabilities of the Seller, (ii) the Seller shall deliver the assets free and clear of all liens, security interests or encumbrances and shall obtain all required governmental and third party consents, and (iii) the Buyer and the Seller shall enter into an Asset Purchase Agreement, in form and on terms substantially similar to this Agreement, with such conforming changes as may be necessary or appropriate to reflect that Seller will continue to conduct its retail video store business.

               (d) The Option may be exercised by Buyer at any time within the 60-day period following the date on which the Option first becomes exercisable, by delivery of written notice of exercise by the Buyer to the Seller. If the Buyer fails to timely exercise the Option, the Buyer shall be deemed to have elected not to exercise the Option, and the Option shall thereafter expire and be of no force and effect.

               (e) The closing of the acquisition by the Buyer of the assets relating to the Newtown store (the "Option Closing") shall take place within two days following the date of delivery of the notice from the Buyer, or as soon as practicable thereafter, at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, or at such other time and date as may be mutually agreed upon in writing by the parties hereto.

          1.10 Buyer Loan. On or about the date hereof, the Buyer shall loan to the Seller the sum of $150,000 in cash (the "Buyer Loan"). Such loan shall be evidenced by a promissory note and secured loan agreement, in form and substance acceptable to the parties, which shall provide for (i) payment of the loan at the Closing (or, if applicable, at the Option Closing), (ii) payment on demand at any time from and after April 30, 1997, and (iii) interest (due at maturity, but not before) at the rate of 12% per annum (simple interest). The Buyer Loan shall be secured by a security interest in all of the Newtown Store Assets (including inventory or accounts receivable), which shall have priority over any other liens on such assets, except for the liens specifically identified on
Schedule 1.10.

     2. Representations of the Seller

     The Seller represents and warrants to the Buyer as follows:

          2.1 Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. Schedule 1.1(i) attached hereto constitutes a true, correct and complete list of all corporate, partnership, joint venture and other entities in which the Seller holds, directly or indirectly, a 50% or greater interest. Each of the Subsidiaries is a corporation or other entity duly organized and validly existing, and at the Closing will be in good standing, under the laws of the state of its incorporation or organization and has all requisite power and authority to own its properties and to carry on its business as now being conducted. The Seller and the Subsidiaries are each duly qualified to do business, and at the Closing will be in good standing, in all jurisdictions in which their ownership of property or the character of their business requires such qualification. Certified copies of the charter, bylaws and other governing instruments of each of the Seller and the Subsidiaries, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Except as set forth on Schedule 2.1, the Seller does not own any capital stock of or other equity interest in any corporation, partnership or other entity, other than the Subsidiaries. Schedule A sets forth a list of each retail video rental store (including the location of each such store (and the name and address of all owners (if not Seller) of each such store)) owned, operated or licensed directly or indirectly by the Seller. The Stores constitute all of the retail video rental stores operated by the Seller, or in which Seller has a direct or indirect interest.

          2.2 Capitalization of the Seller and the Subsidiaries. The Seller's authorized capital stock consists of 50,000,000 shares of Common Stock, $.01 par value, of which 22,004,395 shares are issued and outstanding, and 5,000 shares of Series C Preferred Stock, $.01 par value, 37.4 of which are issued and outstanding, and such outstanding shares of Common Stock and Preferred Stock are held of record and beneficially by the stockholders listed on Schedule 2.2 attached hereto. All of such shares have been duly and validly issued and are fully paid and nonassessable. The authorized capital stock of the Subsidiaries is as set forth on Schedule 2.2 attached hereto. All of such shares have been duly and validly issued, are fully paid and nonassessable and held of record by the Seller.

          2.3 Authorization. The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate action, except that the Seller's shareholders have not yet approved such transactions. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both,
(a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the charter or bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) except with respect to the Leases (as to which the consent of the respective landlords is required), conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller is a party or by which the Seller or any of its properties is or may be bound.
Schedule 2.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

          2.4 Ownership of the Assets. Schedule 2.4(i) attached hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind, except as set forth on Schedule 2.4(ii) attached hereto (the "Permitted Encumbrances"). The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances. The Encumbrances which are listed on Schedule 1.10 secure obligations of the Seller which have been discharged in full.

          2.5 Financial Statements.

               (a) The Seller has previously delivered to the Buyer its combined audited balance sheets as of December 31, 1993, 1994 and 1995 (the "Audited Balance Sheets") and the related statements of income, shareholders' equity, retained earnings and statements of cash flow of the Seller for the fiscal years ended December 31, 1993, 1994 and 1995 (collectively, including the Audited Balance Sheet, the "Audited Financial Statements").

     The Seller has also delivered its combined unaudited balance sheets as of Seller's fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Unaudited Balance Sheets") and the related statements of income, shareholders' equity, retained earnings and statements of cash flow of the Seller for the fiscal quarters then ended (collectively, including the Unaudited Balance Sheets, the "Unaudited Financial Statements").

     The Seller shall deliver to the Buyer, on or before March 31, 1997, with (or as part of) the 1996 Audited Statements, its combined audited balance sheets as of December 31, 1996 and December 31, 1995, and the combined comparative statements of operations and retained earnings and statements of cash flows for the years ended December 31, 1996 and December 31, 1995 (the "Comparative Financial Statements").

     The Seller has delivered to the Buyer its internal statements for each whole monthly period commencing after September 30, 1996 and ending prior to the date hereof and shall deliver to the Buyer as promptly as possible following the last day of each month prior to the Closing, commencing with November 1996, and in any event within 45 days after the end of each such month, its balance sheet and related statements of income, shareholders' equity, retained earnings and changes in financial condition for the one-month period then ended, all certified by the Accountants or Seller's chief financial officer (collectively, the "Internal Financial Statements").

     The Audited Financial Statements and the Comparative Financial Statements have been (or will be) prepared in accordance with GAAP applied consistently with past practice, and are (or will be) certified without qualification (except for the Going Concern Qualification) by the Seller's independent certified public accountants. The Unaudited Financial Statements and the Internal Financial Statements have been or will be certified by the Seller's chief financial officer to have been prepared in accordance with GAAP, consistent with past practice.

     The Audited Financial Statements and the Unaudited Financial Statements are hereinafter referred to collectively as the "Financial Statements." The Seller's Balance Sheet dated September 30, 1996 is sometimes hereinafter referred to as its "Current Balance Sheet."

               (b) The Financial Statements, the Internal Financial Statements and the Comparative Financial Statements fairly present (or will fairly present), as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated; with respect to the contracts and commitments for the sale of goods or the provision of services by the Seller, the Financial Statements, the Internal Financial Statements and the Comparative Financial Statements contain and reflect (or will contain and reflect) adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses; and the amounts shown as accrued for current and deferred income and other taxes in the Financial Statements, the Internal Financial Statements and the Comparative Financial Statements are (or will be) sufficient for the payment of all unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Seller, whether disputed or not, for the applicable period then ended and periods prior thereto.

     The results of Seller's operations for the 12-month period ended December 31, 1996, as reflected in the 1996 Audited Financial Statements will not be materially different from the results of Seller's operations for such period as reflected in the Unaudited Financial Statements, the Internal Financial Statements and the Comparative Financial Statements.

          2.6 Absence of Undisclosed Liabilities. Except as and to the extent
(a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Schedule 2.6 attached hereto or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, the Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Subsection 2.6, "material" means any amount in excess of $10,000.

          2.7 Litigation. Except as set forth on Schedule 2.7 attached hereto, the Seller is not a party to, or to the Seller's knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

          2.8 Insurance. Schedule 2.8 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Seller and of all life insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1991. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Seller's business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies.

          2.9 Inventory. Schedule 2.9 attached hereto sets forth a true, correct and complete list of the Inventory as of September 30, 1996, including a description and the book value thereof. Schedule 2.9, as updated pursuant to Subsection 7.9 hereof, shall set forth a true, correct and complete list of the Inventory as of the Closing Date, including a description and valuation thereof. Such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value, and the values at which such Inventory is carried reflect the normal inventory valuation policy of the Seller of stating the Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

          2.10 Fixed Assets. Schedule 2.10 attached hereto sets forth a true, correct and complete list of all Fixed Assets as of September 30, 1996, including a description and the book value thereof. Schedule 2.10, as updated pursuant to Subsection 7.9 hereof, shall set forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description and valuation thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the ordinary course of business and in the production of products of the Seller and normal maintenance has been consistently performed with respect to such Fixed Assets.

          2.11 Leases. Schedule 2.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Seller is a party (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 2.11, have not been modified or amended since the date of delivery to the Buyer. Except as set forth on Schedule 2.11, no party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. Except as set forth on Schedule 2.11 attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 2.11 attached hereto, will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Seller. The Financial Statements contain adequate reserves to provide for the restoration of the properties subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases.

          2.12 Change in Financial Condition and Assets. Except as set forth on
Schedule 2.12 attached hereto, since September 30, 1996, there has been no change which materially and adversely affects the business, properties, assets, condition (financial or otherwise) or prospects of the Seller. Except as set forth on Schedule 2.12, the Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Seller or its business, properties, assets, condition (financial or otherwise) or prospects.

          2.13 Tax Matters.

               (a) Except as set forth on Schedule 2.13 to this Agreement:

                    (i) Within the times and in the manner prescribed by law, the Seller has filed all Returns which are required to be filed;

                    (ii) With respect to all amounts in respect of Taxes imposed upon the Seller for which it could be liable, whether to Taxing Authorities (as, for example, under law) or to other persons or entities (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of taxable periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Seller to Taxing Authorities or others on or before the date hereof have been paid.

                    (iii) All Returns filed by the Seller constitute complete and accurate representations of the respective Tax liabilities of, or attributable to, the Seller for such years;

                    (iv) No examination of the Returns of the Seller is currently in progress nor, to the knowledge of the Seller, threatened and no unresolved deficiencies have been asserted or assessed against the Seller as a result of any audit by any Taxing Authority and no such deficiency has been proposed or threatened;

                    (v) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Seller;

                    (vi) The Seller is not a person other than a United States person within the meaning of the Code;

               (b) For purposes of this Section 2.13: "Return" means any return, declaration, report, statement or other document required to be filed in respect of any Tax. "Tax" or "Taxes" means any federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duty or other tax, fee, assessment or charge of any kind whatever, together with interest and any penalty, addition to tax or additional amount with respect thereto. "Taxing Authority" means any governmental authority responsible for the imposition of Taxes.

            2.14 Accounts Receivable. Schedule 2.14 attached hereto sets forth a true, correct and complete list of all Accounts Receivable, including an aging thereof as of September 30, 1996. Schedule 2.14, as updated pursuant to Subsection 7.9 hereof, shall set forth a true, correct and complete list of the Accounts Receivable as of the Closing Date, including an aging thereof. All Accounts Receivable arose out of the sales or rentals of inventory or services in the ordinary course of business and are collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

          2.15 Books and Records. The general ledgers and books of account of the Seller, all federal, state and local income, franchise, property and other tax returns filed by the Seller, with respect to the Assets, and all other books and records of the Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          2.16 Contracts and Commitments.

               (a) Schedule 2.16 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                    (i) all loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

                    (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

                    (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $2,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or
(B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Seller;

                    (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

                    (v) all agency, distributor, sales representative and similar agreements to which the Seller is a party;

                    (vi) all contracts, agreements or other understandings or arrangements between the Seller any stockholder or affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended (an "Affiliate")) of the Seller;

                    (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee; and

                    (viii) any other material agreement or contract entered into by the Seller.

               (b) Except as set forth on Schedule 2.16 attached hereto:

                    (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                    (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                    (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                    (iv) to the knowledge of the Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                    (v) the Seller is not restricted by any Contract from carrying on its business anywhere in the world; and

                    (vi) the Seller has no written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

               (c) Except as set forth on Schedule 2.3 or Schedule 2.16, the continuation, validity and effectiveness of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

               (d) True, correct and complete copies of all Contracts have previously been delivered by the Seller to the Buyer.

          2.17 Compliance with Agreements and Laws. The Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule
2.17 attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Seller to the Buyer. The Seller is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Seller or its properties. The business of the Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices, the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller. Except as set forth on Schedule 2.17 attached hereto, the Seller has not since January 1, 1993 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

          2.18 Employee Relations.

               (a) The Seller is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

               (b) Except as set forth on Schedule 2.18 attached hereto:

                    (i) none of the employees of the Seller is represented by any labor union;

                    (ii) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any state or local agency;

                    (iii) there is no pending labor strike or other material labor trouble affecting the Seller (including, without limitation, any organizational drive);

                    (iv) there is no material labor grievance pending against the Seller;

                    (v) there is no pending representation question respecting the employees of the Seller; and

                    (vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Seller is a party, or to the knowledge of the Seller, any basis for which a claim may be made under any collective bargaining agreement to which the Seller is a party.

               (c) For purposes of this Subsection 2.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Seller's business.

          2.19 Absence of Certain Changes or Events. Except as set forth on
Schedule 2.19 attached hereto, since September 30, 1996, the Seller has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

               (a) Incurred any material obligation or liability for borrowed money;

               (b) Discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

               (c) Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

               (d) Sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

               (e) Made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

               (f) Suffered any losses, whether insured or uninsured, and whether or not in the control of the Seller, in excess of $5,000 in the aggregate, or waived any rights of any value;

               (g) Made any changes in compensation of its officers, directors or employees;

               (h) Received notice of any litigation, warranty claim or products liability claims; or

               (i) Made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 2.23 hereof.

          2.20 Suppliers. Schedule 2.20 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Seller which accounted for the largest dollar volume of purchases by the Company for the fiscal year ending December 31, 1995. None of such suppliers has notified the Seller that it intends to discontinue its relationship with the Seller.

          2.21 Prepayments and Deposits. Schedule 2.21 attached hereto sets forth all prepayments or deposits from customers for products to be shipped, or services to be performed, after the

Closing Date which have been received by the Seller as of the date hereof.

          2.22 Trade Names and Other Intangible Property.

               (a) Schedule 2.22 attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer.

               (b) Except as otherwise disclosed in Schedule 2.22 attached hereto, the Seller is the sole and exclusive owner of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Seller is sufficient to conduct the Seller's business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Seller as presently conducted by the Seller. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. The Seller has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller. The Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property.

          2.23 Employee Benefit Plans.

               (a) The Seller does not now have or otherwise contribute to or participate in, and has not in the past had or otherwise contributed to, any employee benefit plan subject to the reporting requirements of the Employee Retirement Income Security Act of 1974.

               (b) The Buyer assumes no liabilities with respect to any employee benefit plan which liability relates to any period prior to the Closing Date, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, employee benefit claims or liability to the Pension Benefit Guaranty Corporation.

               (c) Schedule 2.23 attached hereto contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the Seller's employees, or maintained at any time since January 1, 1991 by the Seller or by any other member of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Employee Plans") and, except as set forth on Schedule 2.23 attached hereto, the Seller has no obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

          2.24 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller and which are necessary for the execution and delivery by the Seller of this Agreement and the documents to be executed and delivered by the Seller in connection herewith are set forth on Schedule
2.24 attached hereto and have been, or will be prior to the Closing Date, obtained and satisfied.

          2.25 Indebtedness to and from Officers, Directors and Shareholders. Except as set forth on Schedule 2.25 attached hereto, the Seller is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Seller or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Balance Sheet, and no such officer, director, shareholder or affiliate is indebted to the Seller, except for advances made to employees of the Seller in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

          2.26 Powers of Attorney and Suretyships. Except as set forth on
Schedule 2.26 attached hereto, the Seller has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          2.27 Disclosure. No representation or warranty by the Seller in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Seller has disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement.

     3. Representations of the Buyer. The Buyer represents and warrants to the Seller as follows:

          3.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the Instrument of Assumption of Liabilities and to consummate the transactions contemplated hereby and thereby. Copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. The Buyer is qualified to transact business, and in good standing, in the State of New Jersey and the Commonwealth of Pennsylvania.

          3.2 Capitalization of the Buyer. On the date hereof, the Buyer's authorized capital stock consists of 35,000,000 shares of Common Stock, $.01 par value ("Common Stock"), and 2,000,000 shares of Preferred Stock, $.01 par value per share, none of which shares of Preferred Stock are issued or outstanding. All of the outstanding shares of capital stock of the Buyer have been and on the Closing Date will be duly and validly issued and are, or will be, fully paid and nonassessable.

          3.3 Authorization. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound.

          3.4 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

          3.5 Disclosure. No representation or warranty by the Buyer in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     4. Access to Information; Public Announcements

          4.1 Access to Management, Properties and Records.

               (a) Except to the extent prohibited by law, from the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records, including without limitation, correspondence, manuals, customer lists, employment records, studies, reports or summaries relating to or arising out of the business of the Seller. Except to the extent prohibited by law, the Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the business of the Seller as the Buyer shall reasonably request.

     Notwithstanding the foregoing, the Seller is engaged in certain litigation matters, all of which are described in Seller's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (copies of which reports have been provided to the Buyer, and are hereinafter referred to as the "Applicable Public Reports"). The Seller believes, in good faith, that much of its information (and associated documentation relating thereto) relating to such litigation is attorney-client privileged. Buyer agrees that it need not be provided with access to such privileged information, which agreement is based on Seller's (i) representation and warranty to Buyer that such litigation matters are reasonably completely and accurately described in the Applicable Public Reports, (ii) representation to Buyer that access to such information by Buyer would jeopardize Seller's attorney-client privilege with respect to such information, and (iii) agreement to indemnify and hold harmless Buyer in respect of any damages, costs, claims or liability arising from such litigation.

               (b) If the Buyer, at its option and expense, prior to the Closing Date, elects to have a report or reports prepared by an engineer or other professional selected by the Buyer, certifying that the real property associated with the Assets (i) complies with all applicable federal, state and local environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the real estate in violation of said laws, rules and regulations, (ii) complies with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, the Seller shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including, without limitation, providing such engineer or professional access to such real property and necessary records, and arranging interviews with employees of the Seller.

               (c) If reasonably requested by the Buyer, the Seller shall authorize the release to the Buyer of all files pertaining to the Seller, the Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

          4.2 Confidentiality. All information not previously disclosed to the public or generally known to persons engaged in the respective businesses of the Seller or the Buyer which shall have been furnished by the Buyer or the Seller to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto. Notwithstanding the above, (a) the Buyer may include in any Registration Statement or periodic report filed by it with the Securities and Exchange Commission or any state securities commission or any stock market and (b) otherwise disclose, to the extent reasonably advised to do so by counsel, any information regarding the Seller, the business of the Seller, the financial condition of the Seller and/or the terms of this Agreement.

          4.3 Public Announcements. The Seller agrees that prior to the Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of the Buyer, which approval Buyer agrees shall not be unreasonably withheld.

     5. Pre-Closing Covenants of the Seller

          From and after the date hereof and until the Closing Date:

          5.1 Conduct of Business. The Seller shall carry on its business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of purchase, sale, shipment or delivery, lease, management, accounting or operation, except as agreed to in writing by the Buyer. All of the property of the Seller shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

          5.2 Absence of Material Changes. Without the prior written consent of the Buyer (which consent shall not be unreasonably withheld), the Seller shall not:

               (a) Except to the extent described in Seller's Proxy Statement dated November 20, 1996 (with respect to Seller's annual meeting of shareholders (the "November Proxy Statement")), take any action to amend its charter or Bylaws;

               (b) Issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities, except (1) upon exercise of currently outstanding options or warrants or other rights to acquire stock in the Seller; (2) upon conversion of currently outstanding convertible securities; or (3) for issuance of options to purchase 400,000 shares of Seller's Common Stock to persons who are elected to Seller's Board of Directors, as described in the November Proxy Statement;

               (c) Incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

               (d) Declare or make any payment or distribution to its shareholders with respect to their stock or purchase or redeem any shares of its capital stock;

               (e) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

               (f) Sell, assign, or transfer any of the Assets, except for inventory sold in the ordinary course of business, at a normal profit margin, and for not less than replacement cost;

               (g) Except as described in Schedule 5.2(g), cancel any debts or claims, except in the ordinary course of business;

               (h) Merge or consolidate with or into any corporation or other entity;

               (i) Make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

               (j) Make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

               (k) Modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

               (l) Take or permit any act or omission constituting a material breach or default under any contract, indenture or agreement by which it or its properties are bound;

               (m) Fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until after the Closing Date;

               (n) Fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, furniture and equipment;

               (o) Enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $5,000 for each such lease, contract, agreement or understanding;

               (p) Engage any employee for a salary in excess of $10,000 per annum (except to replace an existing employee at a salary not in excess of such existing employee's then current salary);

               (q) Materially alter the terms, status or funding condition of any Employee Plan;

               (r) Make any loans to any person or entity; or

               (s) Commit or agree to do any of the foregoing in the future prior to the Closing Date (provided any such commitment with respect to periods after the Closing Date may not prohibit or contradict performance by the Seller of its obligations under this Agreement, or otherwise impair or impede the Seller's ability to perform any of its obligations hereunder).

          5.3 Taxes. The Seller will, on a timely basis, file all tax returns for and pay any and all taxes which shall become due or shall have accrued (a) on account of the operation of the business of the Seller or the ownership of the Assets on or prior to the Closing Date or (b) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise taxes payable with respect to the Assets by the Seller).

          5.4 Delivery of Financial Statements and Payroll Information. The Seller will deliver the Internal Financial Statements and the Comparative Financial Statements, at the times and in accordance with the provisions of
Section 2.5. On or
before December 31, 1996, Seller shall provide to the Buyer, the Seller's W-2 payroll information for all of Seller's employees, for the 12-month period ending on December 31, 1995, and such information shall be true, complete and correct in all material respects. On or before January 31, 1997, Seller shall provide to the Buyer, on computer diskette, the Seller's W-2 payroll information for all of Seller's employees, for the 12-month period ending on December 31, 1996, and the information contained thereon shall be true, complete and correct in all material respects.

          5.5 Compliance with Laws. The Seller will comply with all laws and regulations which are applicable to it, its ownership of the Assets or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

          5.6 Continued Truth of Representations and Warranties of the Seller. The Seller will not take any actions which would result in any of the representations or warranties set forth in Section 2 hereof being untrue.

          5.7 Continuing Obligation to Inform. From time to time prior to the Closing, the Seller will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

          5.8 Exclusive Dealing. The Seller will not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Assets, or any equity interest in, the Seller or any equity investment, merger, consolidation or business combination with the Seller, or (b) subject to the exercise by the Seller's Directors' of their fiduciary duties (as advised in writing by counsel) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

     Nothing herein shall prohibit or prevent the Seller from soliciting, initiating or encouraging proposals with respect to transactions to be consummated after the Closing of the transactions contemplated by this Agreement, provided that (1) none of such proposals or transactions may relate to the Assets, the Seller's retail video business or the transactions contemplated by this Agreement and (2) none or such proposals or transactions with respect to periods after the Closing may prohibit or contradict performance by the Seller of its obligations under this Agreement, or otherwise impair or impede the Seller's ability to perform any of its obligations hereunder.

          5.9 No Publicity. Except as required by applicable laws, the Seller shall make no public announcement with respect to this Agreement or the transactions contemplated hereby without the express prior written consent of the Buyer. The Seller shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, the terms of this Agreement and the transactions contemplated hereby. If the Seller believes that disclosure is required by applicable laws, it shall promptly so notify the Buyer, which notice shall include a draft of the proposed disclosure, and the Seller shall work in good faith with Buyer to agree upon the disclosure to be made by Seller.

          5.10 Approval of Shareholders. Seller shall promptly prepare (and submit to its shareholders) a Proxy Statement and such other documentation as may be necessary to submit, on or before the Closing Date, the approval of the transactions contemplated hereby to Seller's shareholders, which Proxy Statement shall be in form and substance reasonably acceptable to the Buyer. Without limiting the foregoing, Seller shall recommend that its shareholders approve the transaction contemplated hereby (subject to the last paragraph of Section 5.11 below) and otherwise use its best efforts to obtain the approval of the Seller's shareholders of the transactions contemplated hereby.

          5.11 Breakup Fee. The Seller shall pay to the Buyer the sum of $100,000, which the parties agree to be equal to the reasonable fees and expenses incurred by the Buyer in connection with the consummation of the transactions contemplated hereby:

          (a) If Seller's shareholders for any reason fail to approve the consummation of the transactions contemplated hereby on or before the Closing Date; or

          (b) the Seller's Directors, whether or not in the exercise of their fiduciary or other legal duties, on or before the Closing Date, shall have failed to approve or recommend, or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation of, this Agreement or the terms hereof.

     Nothing contained in this Section 5.11 shall relieve the Seller of its obligation (subject to the exercise by the Seller's Directors' of their fiduciary duties, as advised in writing by counsel) to recommend that the Seller's stockholders accept and approve the transactions contemplated by this Agreement. The provisions contained in this Section 5.11 shall survive any termination of this Agreement.

     6. Satisfaction of Conditions; Liquidated Damages.

          6.1 Satisfaction of Conditions. The Seller and the Buyer covenant and agree to use their commercially reasonable efforts to obtain the satisfaction of the conditions specified in this Agreement.

          6.2 Liquidated Damages.

               (a) The parties hereto agree that the harm suffered by the Buyer as a result of a breach of this Agreement by the Seller and the failure by the Seller to consummate the transactions contemplated hereby is difficult to accurately estimate. The parties agree, based on all present circumstances, that $100,000 represents a reasonable estimate of the damages, excluding lost opportunity costs, which would be suffered by the Buyer upon a failure to close due to a breach of the Seller.

               (b) If Seller (i) willfully or intentionally breaches any representation, warranty or covenant under this Agreement, willfully or intentionally fails to perform any condition or obligation required to be performed hereunder, or willfully or intentionally fails to disclose a material fact pertaining to the Assets or the transactions contemplated by this Agreement to the Buyer; or (ii) either elects not to sell the Assets to the Buyer pursuant to the terms of this Agreement, sells or otherwise transfers the Assets or enters into an agreement (in principle or otherwise) with any other person or entity to sell any shares of the capital stock of Seller, to merge with or into, or consolidate Seller with any person or entity other than the Buyer, to sell more than 10% of the Assets to any other person or entity or to effect any other transaction with any other person or entity that would preclude or otherwise frustrate the transfer of the Assets to the Buyer (a "Willful Breach"), the Seller will pay to the Buyer the sum of $100,000, as liquidated damages, and Seller will pay the Buyer the additional sum of $100,000, which the parties agree would be a reasonable estimate of Buyer's lost opportunity cost. The remedy set forth in this paragraph (b) shall be available to the Buyer only in the event that the transactions contemplated hereby are not consummated on or before the Closing Date.

     The provisions of this Section 6.2 shall not be applicable (and the Seller shall not be obligated to pay any amount under this Section 6.2 to Buyer) in the event that the Seller pays to the Buyer the break-up fee described in Section 5.11.

     7. Conditions to Obligations of the Buyer

          The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

          7.1 Continued Truth of Representations and Warranties of the Seller; Compliance with Covenants and Obligations. The representations and warranties of the Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          7.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken. Without limiting the foregoing, the Seller's shareholders shall have approved the transactions contemplated by this Agreement.

          7.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

          7.4 Consents of Lenders, Lessors and Other Third Parties. The Seller shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 2.3 attached hereto.

          7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing.

          7.6 Opinion of Counsel. The Buyer shall have received an opinion of Earp, Cohn & Pendery, counsel to the Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C. Such opinion may rely on legal opinions of other counsel, including Semmes, Bowen & Semmes.

          7.7 Board of Directors and Shareholder Approval. The Board of Directors and shareholders of the Seller shall have duly authorized the transactions contemplated by this Agreement.

          7.8 The Assets. Except for the Permitted Encumbrances, at the Closing the Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

            7.9 Update. The Seller shall have provided the Buyer with a true, correct and complete list and amount, as of the Closing Date, of:

               (a)  the Inventory;

               (b)  the Fixed Assets;

               (c)  the Accounts Receivable, including an aging thereof; and

               (d) the trade accounts payable and accrued liabilities assumed pursuant to Subsection 1.4(a)(i) and (ii) hereof.

          7.10 Cash on Hand at Stores. On the Closing Date, the Seller will have cash on hand, at each Store, of $600, which cash will be transferred to the Buyer pursuant to the terms of this Agreement.

          7.11 Payables. On the Closing Date, the Seller will have used its best efforts to satisfy all obligations to suppliers and vendors of goods and services and other trade creditors which are past due in accordance with their terms and to cause the Seller to have no such obligations to suppliers, vendors and trade creditors outstanding for more than 60 days as of the Closing. In the event that the Seller is unable to satisfy all such obligations to suppliers, vendors and trade creditors as contemplated by the preceding sentence, the Buyer shall be permitted, without Seller's approval, to apply all or any of the Base Purchase Price to any and all of the liabilities of Seller to the extent necessary to enable Seller to satisfy all such obligations to suppliers, vendors and trade creditors.

          7.12 Tax Lien Waivers. On or prior to the Closing Date, the Seller shall have obtained and delivered to the Buyer tax lien waivers from all jurisdictions in which Assets are located and which provide such tax lien waivers.

          7.13 Closing of Offering. The Buyer shall have consummated the Offering.

          7.14 Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

               (a) a bill of sale substantially in the form attached hereto as Exhibit D;

               (b) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets;

               (c) such contracts, files and other data and documents pertaining to the Assets or the Seller's business as the Buyer may reasonably request;

               (d) copies of the general ledgers and books of account of the Seller, and all federal, state and local income, franchise, property and other tax returns filed by the Seller with respect to the Assets since January 1, 1990;

               (e) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

               (f) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Seller in Delaware and a certificate of the Secretary of State of each other state or jurisdiction in which the Assets are located, as to Seller's qualification to do business in such jurisdiction;

               (g) certificates of the Chairman of the Board of Directors of the Seller attesting to the incumbency of the Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 2.1;

               (h) estoppel certificates from each lessor from whom the Seller leases real or personal property consenting to the assumption of such lease by the Buyer and representing that there are no outstanding claims against the Seller under any such lease;

               (i) the schedules listed in Subsection 7.9;

               (j) the Escrow Agreement; and

               (k) such other documents, instruments or certificates as the Buyer may reasonably request.

     8. Conditions to Obligations of the Seller

     The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

          8.1 Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          8.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

          8.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

          8.4 Consents of Lenders, Lessors and Other Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement.

          8.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

          8.6 Opinion of Counsel. The Seller shall have received an opinion of Hale and Dorr, counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E, and as to such other matters as may be reasonably requested by the Seller or its counsel.

          8.7 Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

               (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

               (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

               (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.1;

               (d) Instrument of Assumption of Liabilities executed by the Buyer and accepted by the Seller;

               (e) payment of the Base Purchase Price;

               (f) the Escrow Agreement; and

               (g) such other documents, instruments or certificates as the Seller may reasonably request.

     9. Indemnification

          9.1 By the Buyer and the Seller. The Buyer on the one hand and the Seller, on the other hand, each hereby indemnifies and holds harmless the other against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer or the Seller in connection with each and all of the following:

               (a) Any breach by the indemnifying party of any representation or warranty in this Agreement;

               (b) Any breach of any covenant, agreement or obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

               (c) Any misrepresentation contained in any statement, certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

provided that, the Buyer shall not be entitled to any indemnification in connection with any of the foregoing, except with respect to claims by third parties, if the Buyer receives the breakup fee pursuant to Section 5.11 or if Buyer receives liquidated damages pursuant to Section 6, and in either of such cases, the Closing does not occur.

          9.2 By the Seller. The Seller further agrees to indemnify and hold harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer, in connection with each and all of the following:

               (a) Any claims against, or liabilities or obligations of, the Seller or against the Assets (x) relating to periods prior to the Closing Date
(y) or, if relating to periods after the Closing Date, not specifically assumed by the Buyer pursuant this Agreement;

               (b) The failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement;

               (c) Any violation by the Seller of, or any failure by the Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller, the Assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) in order to bring the Assets into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets;

               (d) Any warranty claim or product liability claim relating to the Seller's business or operations prior to the Closing Date;

               (e) Any tax liabilities or obligations of the Seller;

               (f) Any claims against, or liabilities or obligations of, the Seller with respect to obligations under Seller's Employee Plans; and

               (g) The litigation matters referenced in Section 4.1(a) of this Agreement.

          9.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 9.4 of this Agreement.

          9.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The

Indemnifying Party may not thereafter question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement.

          9.5 Payment of Indemnification Obligation. All indemnification by the Buyer or the Seller hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

          9.6 Survival of Representations; Claims for Indemnification. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the second anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such second anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 9 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such two-year period. Notwithstanding the above, claims resulting from the failure by the Seller to pay any tax when due shall expire one year after any applicable statute of limitations.

     10. Post-Closing Agreements

     The Seller agrees that from and after the Closing Date:

          10.1 Proprietary Information.

               (a) Except as required by law, the Seller shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Seller and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller. The covenant contained in this Section 10.1(a) shall not apply to any business of the Seller unrelated to the Assets, as such unrelated business may be conducted after the consummation of the transactions contemplated by this Agreement.

               (b) The Seller agrees that the remedy at law for any breach of this Subsection 10.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 10.1.

          10.2 No Solicitation or Hiring of Former Employees. Except as provided by law, for a period of five years after the Closing Date, neither the Seller nor any of Ronald W. Martignoni, John A. Boylan or Fred E. Portner (individually, a "Principal" and collectively, the "Principals") shall solicit any person who was an employee of the Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of the Seller or hire any person who was such an employee on the date hereof or on the Closing Date.

          10.3 Non-Competition Agreement.

               (a) For a period of five years after the Closing Date, neither the Seller nor any Principal shall, in any location which is within a three-mile radius of any retail video store owned, operated or franchised by the Buyer during such five-year period (including the Stores): (i) market, rent or sell any product which has the same or substantially the same form, function and primary application as any existing or proposed product marketed, rented or sold by the Seller on or prior to the Closing Date or (ii) engage in any business competitive with the business of the Seller as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Buyer conducted its business during the two years prior to the Closing Date.

               (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 10.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          10.4 Sharing of Data.

               (a) The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the Closing Date and in connection with any litigation matters unrelated to the transactions contemplated by this Agreement to which the Seller is a party (including without limitation, the litigation matters referenced in Section 4.1(a)), and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

               (b) The Seller and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

          10.5 Use of Name. Without Buyer's prior written consent, the Seller and each of the Principals agrees not to use the name "Choices Entertainment", "Choices" or any derivation thereof after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date hereof. The Seller hereby grants to the Buyer, effective upon the Closing Date, a fully-paid, nonexclusive, perpetual license to use the names "Choices" and "Choices Entertainment" and any derivation thereof (and to use any associated trademarks (including Seller's registered trademark "Choices"), logos, images or names used by Seller in the conduct of its retail video business on or before the Closing Date).

            10.6 Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of the Seller prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

     11. Termination of Agreement

          11.1 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston time, on the Termination Date, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

          11.2 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. Except as provided in Section 1.10, Section 5.11 or Section 6.2, if applicable, in the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

          11.3 Termination by Reason of Breach. This Agreement may be terminated by the Seller, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder.

          11.4 Survival of Certain Obligations. The provisions of Section 4.2 of this Agreement shall survive any termination of this Agreement pursuant to this
Section 11.

     12. Transfer and Sales Tax

          Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

     13. Brokers

          13.1 For the Seller. The Seller represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

          13.2 For the Buyer. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

     14. Notices

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by receipt confirmed telecopy, federal express or other reputable overnight courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

      To the Seller:    Ronald W. Martignoni
                        Choices Entertainment Corporation
                        836 West Trenton Avenue
                        Morrisville, Pennsylvania  19067

      With a copy to:   Earp, Cohn & Pendery
                        1515 Market Street
                        Suite 1600
                        Philadelphia, Pennsylvania  19102
                        Attention:  Steven R. Kanes, Esq.

      To the Buyer:     West Coast Entertainment Corporation
                        9990 Global Road
                        Philadelphia, Pennsylvania  19115
                        Attention:  Chief Financial Officer

      With a copy to:   Hale and Dorr
                        60 State Street
                        Boston, MA  02109
                        Attention:  John H. Chory, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) one business day after delivery to an overnight courier or after the date of confirmation of a telecopy; or (c) three business days after being sent, if sent by registered or certified mail; or (d) on the date of actual receipt, if sent by any other method.

     15. Arbitration

          (a) Any dispute, controversy or claim between the parties arising out of or relating to this Agreement, a breach hereof or the transactions contemplated hereby, shall be settled by arbitration in accordance with the provisions of this Section 15. Any arbitration pursuant to this Section 15 shall be conducted by a single arbitrator appointed by the Philadelphia, Pennsylvania office of the American Arbitration Association upon the request of either party. The arbitrator shall have a minimum of five years of experience in the area of business relevant to the particular dispute. Each party shall be permitted to submit only one proposal to the arbitrator, and the arbitrator shall be required to choose one of such two proposals as the resolution of the dispute. The arbitrator may proceed to a resolution notwithstanding the failure of a party to participate in the proceedings. Each of the parties shall pay its own costs and expenses in connection with any such arbitration, and the parties shall share equally in the fees and expenses of the arbitrator.

          (b) The parties agree that any such arbitration will occur in Philadelphia, Pennsylvania, any such arbitration award shall be final and binding upon the parties, may be entered in any court having jurisdiction and shall not be appealable by either party in any court.

     16. Successors and Assigns

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

     17. Entire Agreement; Amendments; Attachments

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Seller (and to the limited extent they are joining in this Agreement below, the Principals) may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller (and, to the extent related to the provisions to which they are parties, the Principals).

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     18. Expenses

          Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay the costs and expenses of any audit conducted by, or at the request of, the Buyer, and Seller shall pay the costs and expenses of any accounting services provided to the Seller in connection with the transactions contemplated hereby. Notwithstanding the above, the Buyer shall reimburse Seller for reasonable travel and related expenses (approved by the Buyer in advance) which are incurred in connection with attendance by Seller at meetings requested by the Buyer.

     19. Legal Fees

          In the event that legal proceedings are commenced by the Buyer against the Seller, or by the Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     20. Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     21. Section Headings

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     22. Severability

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     23. Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                    CHOICES ENTERTAINMENT CORPORATION

ATTEST:

/s/ Mark D. Wiltshire         By:/s/ Ronald W. Martignoni
---------------------         ---------------------------
                                    Ronald W. Martignoni
                                    Title:  President


                                    PRINCIPALS:

                                    The Principals are hereby executing and
                                    delivering this Agreement for the limited purpose of reflecting their agreement to the matters contained in Sections 10.2, 10.3 and
                                    10.5 (and Section 17). They are not parties hereto for any other purposes.

                                    /s/ Ronald W. Martignoni
                                    ------------------------
                                    Ronald W. Martignoni

                                    /s/ John A. Boylan
                                    ------------------------
                                    John A. Boylan

                                    /s/ Fred E. Portner
                                    ------------------------
                                    Fred E. Portner


                                    WEST COAST ENTERTAINMENT
                                    CORPORATION


ATTEST:
                                    By:/s/ Richard Kelly
                                    --------------------
/s/ Sarah Rothermel                 Title:  CFO
-------------------

                                   Schedule A

                                     Stores

Store #1

Morrisville Shopping Center
West Trenton & Pennsylvania Avenues
Morrisville, PA  19067

Store #2

Winslow Shopping Plaza
542 Berlin Cross Keys Road
Sicklersville, NJ 08081

Store #5

Lower Makefield Shopping Center
78-80 Stony Hill Road
Yardley, PA  19067

Store #6

Village at Newtown
South Eagle Road
Newtown, PA  18940

Store #7

Town Center
406 Town Center
New Britain, PA  18901

Store #9

Shoppes at Foxmoor
1027 Washington Boulevard & Route 133
Robbinsville, NJ  08691

Store #10

Jamesway Plaza
Delsea Drive
Glassboro, NJ  08028

Store #12

Fox Run Shopping Center
200 Foxhunt Drive
Bear, DE  19701

Store #13

Choices Movies & Games
8799 Frankford Avenue
Philadelphia, PA  19136

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


     First Amendment dated January 24, 1997 to Agreement made as of December 16, 1996 (the "Agreement") between West Coast Entertainment Corporation, a Delaware corporation with its principal office at One Summit Square, Suite 200, Route 413 & Doublewoods Road, Newtown, PA 19047-2313 (the "Buyer"), and Choices Entertainment Corporation, a Delaware corporation with its principal office at 836 West Trenton Avenue, Morrisville, Pennsylvania 19067 (the "Seller").

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree to amend the Agreement as follows:

          1. The first sentence of Section 1.6 of the Agreement is hereby amended to read in its entirety as follows:

      "The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, on a date specified by the Buyer to the Seller on not less than two business days notice (which may be given orally), which date shall be on or after March 12, 1997, but before the Termination Date (as hereinafter defined) or on such later date as may be mutually agreeable to the Buyer and the Seller (the "Closing Date")."

         2. All reference in the Agreement to the Buyer's address (including without limitation the references in the Recital to the Agreement and in Section 14 of the Agreement, are hereby changed from 9990 Global Road, Philadelphia, PA 19115, to: One Summit Square, Suite 200, Route 413 & Doublewoods Road, Newtown, PA 19047-2313.

          3. In all other respects, the Agreement is hereby ratified and confirmed.

      IN WITNESS WHEREOF, this Amendment is hereby executed as of the date set forth above.

                        CHOICES ENTERTAINMENT CORPORATION


                        By: /s/ Ronald W. Martignoni
                            ------------------------
                        Title: President


                        WEST COAST ENTERTAINMENT CORPORATION


                        By: /s/ Richard Kelly
                            -----------------
                        Title: CFO

                                                                     EXHIBIT B


                            FORM OF ESCROW AGREEMENT


     This Escrow Agreement is entered into as of __________, 1997, between West Coast Entertainment Corporation, a Delaware corporation (the "Buyer"), and Choices Entertainment Corporation, a Delaware corporation (the "Seller").

     WHEREAS, the Buyer has acquired, as of the date hereof, certain assets of the Seller pursuant to an Asset Purchase Agreement dated __________, 1996 (the "Purchase Agreement") by and among the Buyer and the Seller.

     WHEREAS, the Purchase Agreement provides that an escrow account will be established to secure the Seller's indemnification obligations to the Buyer under the Purchase Agreement on the terms and conditions set forth herein, and that the Buyer will act as Escrow Agent.

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

          2. Escrow and Indemnification.

            (a) Escrow Fund. The Buyer shall hold as Escrow Agent $243,000 in cash (such amount, together with any interest earned thereon, as provided herein, the "Escrow Fund"). The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Buyer agrees to accept delivery of the Escrow Fund as Escrow Agent and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Buyer shall not be entitled to any fee or compensation in respect of its serving as the Escrow Agent.

            (b) Indemnification. The Seller has agreed in Section 9 of the Purchase Agreement to indemnify and hold harmless the Buyer from and against certain claims, damages, losses, liabilities, costs and expenses ("Damages"). The Escrow Fund shall be security for such indemnity obligations of the Seller, subject to the limitations, and in the manner provided, in this Agreement.

            (c) Investment of Escrow Fund. The Escrow Fund shall be invested in a separate bank, money market or other similar interest-bearing account which in any event shall be mutually acceptable to the Buyer and the Seller. All amounts earned on the Escrow Fund shall be retained in (and become part of) the Escrow Fund and available to satisfy indemnity claims of the Buyer in accordance with the Purchase Agreement.

            (d) Transferability. The interest of the Seller in the Escrow Fund shall not be assignable or transferable, other than by operation of law or pursuant to the terms of this Agreement. Notice of any such assignment or transfer by operation of law shall be given to the Buyer, on its own behalf and as Escrow Agent, and no such assignment or transfer shall be valid until such notice is given.

          3. Administration of Escrow Account. The Buyer, as Escrow Agent, shall administer the Escrow Account as follows:

            (a) If the Buyer has incurred or suffered Damages for which it is entitled to indemnification under Section 9 of the Purchase Agreement, the Buyer shall, prior to the date which is two years following of the Closing Date under the Purchase Agreement (the "Termination Date"), give written notice of such claim (a "Claim Notice") to the Seller. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim.

            (b) Within 20 days after delivery of a Claim Notice the Seller shall provide to the Buyer, on its own behalf and as Escrow Agent, a written response (the "Response Notice") in which the Seller shall: (i) agree that a portion of the Escrow Fund equal to the full Claimed Amount may be released from the Escrow Account to the Buyer, (ii) agree that a portion, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Buyer or (iii) contest that any of the Escrow Fund may be released from the Escrow Account to the Buyer. The Seller may contest the release of all or a portion of the Escrow Fund only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Buyer is entitled to indemnification under Section 9 of the Purchase Agreement. If no Response Notice is delivered by the Seller within such 20-day period, the Seller shall be deemed to have agreed that a portion of the Escrow Fund equal to all of the Claimed Amount may be released to the Buyer from the Escrow Account.

            (c) If the Seller in the Response Notice agrees (or is deemed to have agreed) that a portion of the Escrow Fund equal to all of the Claimed Amount may be released from the Escrow Account to the Buyer, the Buyer may transfer and deliver to itself such portion of the Escrow Fund (or if the Escrow Fund is less than the amount to be so released, all of the Escrow Fund).

            (d) If the Seller in the Response Notice agrees that part, but not all, of the Claimed Amount may be released from the Escrow Fund to the Buyer, the Buyer may transfer and deliver to itself for its own account a portion of the Escrow Fund equal to such part of the Claimed Amount (or if the Escrow Fund is less than the amount to be so released, all of the Escrow Fund).

            (e) If the Seller in the Response Notice contests the release of all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in accordance with the provisions of Section 15 of the Purchase Agreement. The final decision of the arbitrator shall be furnished to the Seller and the Buyer, on its own behalf and as Escrow Agent, in writing and shall constitute a conclusive determination of the issue in question, binding upon the Seller and the Buyer, on its own behalf and as Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. After delivery of a Response Notice that the Claimed Amount is contested by the Seller, the Buyer, as Escrow Agent, shall continue to hold in the Escrow Account a portion of the Escrow Fund sufficient to cover the Contested Amount, notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by the Buyer and the Seller setting forth instructions to the Buyer, as Escrow Agent, as to the release of the portion of the Escrow Fund, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator setting forth instructions to the Buyer, as Escrow Agent, as to the release of the portion of the Escrow Fund, if any, that shall be made with respect to the Contested Amount. The Buyer, as Escrow Agent, shall thereupon release a portion of the Escrow Fund from the Escrow Account in accordance with such agreement or instructions.

          4. Release of Escrow Fund.

            (a) Promptly after the Termination Date, the Buyer, as Escrow Agent, shall distribute to the Seller all of the Escrow Fund then held in escrow. Notwithstanding the foregoing, if the Buyer has previously given a Claim Notice which has not then been resolved in accordance with Section 3, the Buyer, as Escrow Agent, shall retain in the Escrow Account after the Termination Date a portion of the Escrow Fund equal to the Claimed Amount which has not then been resolved.

            (b) Any distribution of all or a portion of the Escrow Fund to the Seller shall be made by delivery of a bank or certified check, or wire transfer of immediately available funds, at the address set forth in Section 7 (or such other address as may be provided in writing to the Buyer, as Escrow Agent by the Seller).

          5. Limitation of Escrow Agent's Liability.

            (a) The Buyer, in its capacity as Escrow Agent, shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. In all questions arising under the Escrow Agreement, the Buyer, as Escrow Agent, may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Buyer, as Escrow Agent, based on such advice the Buyer, as Escrow Agent, shall not be liable to anyone. The Buyer, as Escrow Agent, shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

            (b) Neither the Buyer, as Escrow Agent, nor any of its directors, officers, employees or agents shall be liable to anyone for any action taken or omitted to be taken by it in good faith by it or any of its directors, officers, employees or agents hereunder, except in the case of gross negligence or willful misconduct. In no event shall the Buyer, as Escrow Agent, be liable for indirect, punitive, special or consequential damages.

          6. Termination. This Agreement shall terminate upon the later of the Termination Date or the release by the Buyer, as Escrow Agent, of all of the Escrow Fund in accordance with this Agreement; provided that the provisions of
Section 5 shall survive such termination or the resignation or removal of the Buyer as Escrow Agent.

          7. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

      If to the Buyer, on its own behalf and as Escrow Agent:

      West Coast Entertainment Corporation
      9990 Global Road
      Philadelphia, PA 19115
      Attn:  Chief Operating Officer

      If to the Seller:

      Choices Entertainment Corporation
      836 West Trenton Avenue
      Morrisville, Pennsylvania  19067
      Attention:  Chief Executive Officer

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 7.

          8. Successor Escrow Agent. In the event the Buyer becomes unavailable or unwilling to continue in its capacity as Escrow Agent, the Buyer may resign as Escrow Agent and be discharged from its duties or obligations hereunder by delivering a resignation to the Seller not less than 30 days' prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Seller so long as such successor is a bank with assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of the Seller, which shall not be unreasonably withheld. The Buyer shall be solely responsible for payment of any fee or compensation due to any successor Escrow Agent.

          9. General.

            (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

            (b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (c) Entire Agreement. Except as set forth in the Purchase Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

            (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

            (e) Amendment. This Agreement may be amended only with the written consent of the Buyer, on its own behalf and as Escrow Agent, and the Seller.

            (f) Force Majeure. None of the parties hereto shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses (provided that the parties hereto will maintain reasonable measures to protect against any such viruses), power failures, earthquakes or other such disasters.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                              The Buyer, on its own behalf and as
                              Escrow Agent:

                              WEST COAST ENTERTAINMENT CORPORATION


                              By:_________________________________

                                 _________________________________
                                 (print name and title)


                              The Seller:

                              CHOICES ENTERTAINMENT CORPORATION


                              By________________________________

                                ________________________________
                                (print name and title)

                                                                     EXHIBIT C


                             SECURED PROMISSORY NOTE


$150,000.00                               December 16, 1996
                                          Philadelphia, Pennsylvania


     FOR VALUE RECEIVED, Choices Entertainment Corporation ("Choices") hereby promises to pay to West Coast Entertainment Corporation ("West Coast"), the sum of One Hundred Fifty Thousand Dollars ($150,000.00), with interest on the unpaid balance thereof accruing at the rate of twelve percent (12%) per annum, such principal and interest to be payable as follows:

     The principal amount of this Note shall be payable in full, together with all interest accrued thereon on the earliest to occur of the following:

      (i) Upon demand made by West Coast, at any time on or after April 30, 1997;

      (ii) the date of the closing of the transactions contemplated by that certain Asset Purchase Agreement dated on or about the date hereof between Choices and West Coast (the "Asset Purchase Agreement"); and

      (iii) the date of the closing of the purchase by West Coast of the assets related to and/or located at Choices' store located at Village at Newtown, South Eagle Road, Newtown, PA 18940 (the "Newtown Store"), in connection with the exercise by West Coast of its option to purchase such assets, as more fully described in Section 1.9 of the Asset Purchase Agreement.

     This Note is secured by and entitled to the benefits of a Security Agreement, of even date herewith, between Choices and West Coast (the "Security Agreement").

     At the option of the holder, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) default in the payment or performance of this or any other liability or obligation of the maker to the holder; (2) the occurrence of an event of default under the Security Agreement; (3) the liquidation, termination, dissolution of or the appointment of a receiver for the maker or its property; or (4) the institution by or against the maker of any proceedings under the United States Bankruptcy Code or any other federal or state law in which the maker is alleged to be insolvent or unable to pay its debts as they mature or the making by the maker of an assignment or trust mortgage for the benefit of creditors. Upon the occurrence of an Event of Default hereunder, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of

Pennsylvania or afforded by other applicable law. From and after the occurrence of an Event of Default hereunder, the unpaid balance of this Note shall bear interest at the rate of sixteen percent (16%) per annum.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The maker of this Note waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     The maker agrees to pay on demand all cost and expense (including legal costs and reasonable attorneys' fees) incurred or paid by the holder in enforcing this Note.

     None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the holder expressly referring hereto and setting forth the provision so excluded, modified or amended.

     This Note may be prepaid, in whole or in part, at any time and from time to time, without the consent of the holder hereof, and without payment of any premium or penalty.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, and this Note shall be deemed to be under seal.

(CORPORATE SEAL)

                                    CHOICES ENTERTAINMENT CORPORATION

WITNESS:

/s/ Mark D. Wiltshire                By: /s/ Ronald W. Martignoni
---------------------                    ------------------------
                                         Ronald W. Martignoni
                                     Its President

                                                                     EXHIBIT D


                               SECURITY AGREEMENT


     This is a Security Agreement made this 16th day of December, 1996 (the "Agreement") between Choices Entertainment Corporation, a corporation having its principal place of business at 836 West Trenton Avenue, Morrisville, Pennsylvania ("Debtor"), and West Coast Entertainment Corporation, a corporation having its principal place of business at 9990 Global Road, Philadelphia, Pennsylvania ("Secured Party").


     1.0 SECURITY INTEREST Debtor, for valuable consideration, receipt of which is acknowledged, hereby grants to Secured Party a security interest in the following types of Debtor's property: (a) inventory, to the extent now located or hereafter located at Debtor's store which is located at Village at Newtown, South Eagle Road, Newtown, Pennsylvania 18940 (the "Newtown Store"); (b) accounts (excluding bank accounts), contract rights, chattel paper, documents and instruments relating to or used in the conduct of the business of the Newton Store; (c) goodwill, records, computer programs and rights in premises relating to or used in the conduct of the business of the Newton Store; (d) equipment, machinery, tools, furniture and fixtures, to the extent now located or hereafter located at the Newtown Store; (e) other personal property of every kind relating to or used in the conduct of the business of the Newtown Store, including interests in and claims under policies of insurance (but excluding cash in excess of $600 located at the Newtown Store); and all products and proceeds of the above (collectively, the "Collateral").

     2.0 OBLIGATIONS SECURED The security interest granted hereby secures payment and performance of all debts, loans, liabilities and agreements of Debtor to Secured Party of every kind and description, whether now existing or hereafter arising, including, without limitation, the obligations of the Debtor under a certain Secured Promissory Note (the "Note"), of even date herewith, payable to the Secured Party in the original principal amount of $150,000 (collectively, the "Obligations").

     3.0 DEBTOR'S REPRESENTATIONS AND WARRANTIES Debtor represents and warrants that:

     3.1 It has no place of business other than that shown on Schedule A attached hereto and that Debtor keeps its inventory and records concerning accounts, contract rights and other property at 836 West Trenton Avenue, Morrisville, Pennsylvania which is its chief executive office. Debtor will promptly notify Secured Party in writing of any change in the location of its chief executive office or the establishment of any new place of business where its inventory or records are kept.

     3.2 Except as set forth on Schedule B hereto, Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. The execution, delivery and performance of the Note and this Agreement, the borrowing under the Note and the use of proceeds thereof will not violate the terms of any agreement, instrument, note, indenture, debenture or other document by which the Debtor or its property is bound or result in or require the creation of any lien, security interest or mortgage on the property of Debtor, except in favor of Secured Party.

     3.3 Debtor will at all times keep in a manner satisfactory to the Secured Party accurate and complete records of Debtor's inventory and accounts, will maintain the Collateral in good repair and working order and will keep the Collateral insured, naming the Secured Party as a loss payee. Debtor will operate its business in accordance with its usual and customary practice, and shall not remove any of the Collateral from the Newtown Store except in the ordinary course of its business and in accordance with its usual and customary practices.

     4.0 FINANCING STATEMENTS Debtor hereby agrees to execute, deliver and pay the cost of filing any financing statement, or other notices appropriate under applicable law, in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of Secured Party, may at any time be desirable. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, Debtor shall, at its cost and expense, cause the same to be rerecorded and/or refiled at the time and in the manner requested by Secured Party. Debtor hereby irrevocably designates Secured Party, its agents, representatives and designees as agents and attorneys-in-fact for Debtor to sign such financing statements on behalf of Debtor.

     5.0 DEBTOR'S RIGHTS UNTIL DEFAULT In the absence of any default hereunder, Debtor shall have the right to possess the Collateral, manage its property and sell and lease its inventory in the ordinary course of business.

     6.0 DEFAULT Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions, without demand or notice from Secured Party:

     6.1 Failure to observe or perform any of its agreements or covenants in this Agreement or any other agreement with the Secured Party;

     6.2 Failure to pay the Note when and as due;

     6.3 Failure to pay when due any other obligation to the Secured Party, whether by maturity, acceleration or otherwise;

     6.4 Any representation or warranty made by the Debtor in this Agreement or any other agreement between the Debtor and the Secured Party shall prove to have been materially incorrect or misleading on or as of the date made or deemed made;

     6.5 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver or custodian of any part of Debtor's property, assignment or trust mortgage for the benefit of creditors by Debtor, the recording or existence of any lien for unpaid taxes, the commencement of any proceeding under any bankruptcy or insolvency laws of any state or of the United States by or against Debtor, or service upon Secured Party of any writ, summons, or process designed to affect any of Debtor's accounts or other property.

     7.0 SECURED PARTY'S RIGHTS UPON DEFAULT Upon default and at any time thereafter, Secured Party, without presentment, demand, notice, protest or advertisement of any kind, may:

     7.1 Notify account debtors that the Collateral has been assigned to Secured Party and that payments shall be made directly to Secured Party and upon request of Secured Party, Debtor will so notify such account debtors that their accounts must be paid to Secured Party. After notification, Debtor shall immediately upon receipt of all checks, drafts, cash and other remittances deliver the same in kind to the Secured Party. Secured Party shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Debtor and Debtor hereby irrevocably appoints the Secured Party its attorney-in-fact for this purpose.

     7.2 Make all Obligations immediately due and payable, without presentment, demand, protest, hearing or notice of any kind and exercise the remedies of a Secured Party afforded by the Pennsylvania Uniform Commercial Code and other applicable law or by the terms of any agreement between Debtor and Secured Party.

     7.3 Notify Debtor to assemble the Collateral at a place designated by Secured Party.

     7.4 Take possession of the Collateral and the premises at which any Collateral is located and sell all or part of the Collateral at a public or private sale.

     7.5 In the case of any sale of disposition of the Collateral, or the realization of funds therefrom, the proceeds thereof shall first be applied to the payment of the expenses of such sale, commissions, reasonable attorneys fees and all charges paid or incurred by Secured Party pertaining to said sale or this Agreement, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof; secondly, to pay, satisfy and discharge the Obligations secured hereby; and, thirdly, to pay the surplus, if any, to Debtor, provided that the time of any application of the proceeds shall be at the sole and absolute discretion of Secured Party. To the extent such proceeds do not satisfy the foregoing items,

Debtor hereby promises and agrees to pay any deficiency. Except for Collateral that is perishable or is a type customarily sold in a recognized market, Secured Party will give Debtor at least ten (10) days' written notice of the time and place of any sale of the Collateral.

     8.0 MISCELLANEOUS (a) Neither this Agreement nor any part thereof can be changed, waived, or amended except by an instrument in writing signed by Secured Party; and waiver on one occasion shall not operate as a waiver on any occasion.
(b) Any notice required or permitted hereunder shall be in writing and shall be duly given to any party if hand delivered or if mailed first class postage prepaid to the address set forth above or to such other address as may be specified by notice in writing. (c) The Uniform Commercial Code and other laws of Pennsylvania shall govern the construction of this Agreement.

     EXECUTED as an instrument under seal by the duly authorized officers of the parties as of the date first above written.


DEBTOR:                                   SECURED PARTY:

CHOICES ENTERTAINMENT CORPORATION         WEST COAST ENTERTAINMENT
CORPORATION



By: /s/ Ronald W. Martignoni               By: /s/ Richard Kelly
    ------------------------                   -------------------------
Title President Ronald W. Martignoni       Title CFO


Attest: /s/ Mark D. Wiltshire
        ---------------------

                                  Schedule A

                              Places of Business

Morrisville Shopping Center
West Trenton & Pennsylvania Avenues
Morrisville, PA  19067

Winslow Shopping Plaza
542 Berlin Cross Keys Road
Sicklersville, NJ 08081

Lower Makefield Shopping Center
78-80 Stony Hill Road
Yardley, PA  19067

Village at Newtown
South Eagle Road
Newtown, PA  18940

Town Center
406 Town Center
New Britain, PA  18901

Shoppes at Foxmoor
1027 Washington Boulevard & Route 133
Robbinsville, NJ  08691

Jamesway Plaza
Delsea Drive
Glassboro, NJ  08028

Fox Run Shopping Center
200 Foxhunt Drive
Bear, DE  19701

Choices Movies & Games
8799 Frankford Avenue
Philadelphia, PA  19136

                                  Schedule B

                         Exceptions to Representations

(Front Side of Proxy Card)

                        CHOICES ENTERTAINMENT CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                Special Meeting of Stockholders - March 12, 1997

     The undersigned stockholder of CHOICES ENTERTAINMENT CORPORATION (the "Company"), revoking all previous proxies, hereby appoints Lorraine E. Cannon and Bonnie J. Neil, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held at the Company's offices, at 836 W. Trenton Avenue, Morrisville, Pennsylvania on March 12, 1997, at 8:30 a.m., and at any adjournment thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

                  (Continued and to be signed on reverse side)

(Back Side of Proxy Card)

    [X] Please mark your
      vote as in this
      example

1. THE PROPOSAL TO APPROVE THE SALE, TRANSFER AND ASSIGNMENT OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND BUSINESS TO WEST COAST ENTERTAINMENT CORPORATION.

      FOR         AGAINST     ABSTAIN
      [ ]           [ ]         [ ]

2.  OTHER MATTERS.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE SALE, TRANSFER AND ASSIGNMENT OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND BUSINESS TO WEST COAST ENTERTAINMENT CORPORATION. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXY HOLDERS NAMED WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

----------------------------------------------------------- --------------------
SIGNATURE OF STOCKHOLDER                                    DATE

----------------------------------------------------------- --------------------
SIGNATURE OF STOCKHOLDER                                    DATE
NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.